As filed with the U.S. Securities and Exchange Commission on February 21, 2024

Registration No. 333-276576

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECD Automotive Design, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3711	86-2559175
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4390 Industrial Lane

Kissimmee, Florida 34758

Tel: (407) 483-4825

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Raymond Cole
Chief Financial Officer
4390 Industrial Lane

Kissimmee, Florida 34758

Tel: (407) 483-4825

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mitchell S. Nussbaum
David J. Levine
James A. Prestiano
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 21, 2024

ECD Automotive Design, Inc.

Secondary Offering of

54,678,451 Shares of Common Stock,

257,500 Private Warrants, and

257,500 Shares of Common Stock Underlying the Private Warrants

Primary Offering of

11,500,000 Shares of Common Stock Underlying the Public Warrants

This prospectus relates to the offer and resale from time to time, upon the expiration of lock-up agreements, if applicable, by: (a) the Selling Securityholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Securityholders”) (A) up to an aggregate of 54,678,451 shares of common stock, $0.0001 par value per share (the “Company Common Stock” or “Common Stock”), consisting of (i) 50,738,764 shares of ECD Automotive Design, Inc. (the “Company” or “ECD”) Common Stock issuable upon conversion of the Senior Secured Convertible Note in the principal amount of $15,819,219 (the “Convertible Note”); (ii) 2,875,000 shares of Company Common Stock (the “Founder Shares”) that were sold to certain of the Selling Securityholders at a price of approximately $0.09 per share prior to the September 8, 2022 initial public offering of the Company (the “IPO”) prior to the Business Combination (as defined below); (iii) up to 257,500 shares of Company Common Stock that were sold to certain of the Selling Securityholders as part of the private units sold at a price of $10.00 per unit in the private placement offering that occurred simultaneously with the IPO; (iv) up to 32,187 shares of Common Stock issued in connection with the Business Combination as a result of the conversion of the 257,500 rights that were sold to certain of the Selling Securityholders as part of the private units sold at a price of $10.00 per unit in the private placement offering that occurred simultaneously with the IPO; (v) 750,000 shares of Common Stock (the “Fee Shares”) issued to EF Hutton LLC in lieu of the cash deferred fee owed to them of approximately $4,025,000 from the IPO and (vi) 25,000 shares of Common Stock sold in a private placement at a price of $10.00 per share. In addition, this prospectus relates to the offer and sale of up to 257,500 redeemable warrants sold to certain of the Selling Securityholders as part of the private units sold at a price of $10.00 per unit in the private placement offering that occurred simultaneously with the IPO (the “Private Warrants”), and up to 257,500 shares of Common Stock underlying the 257,500 Private Warrants.

This prospectus also relates to the primary offering of up to 11,500,000 shares of Common Stock underlying the 11,500,00 redeemable warrants contained in the units sold at a price of $10.00 per unit in the IPO (the “Public Warrants” and, together with the Private Warrants, the “Warrants”).

On December 12, 2023, ECD Automotive Design, Inc., formerly known as EF Hutton Acquisition Corporation I (“EFHT”), completed the business combination (the “Business Combination”) contemplated by the merger agreement, dated as of March 3, 2023 (the “Merger Agreement”) by and among EFHT, Humble Imports Inc, d/b/a ECD Auto Design, a Florida corporation (“Humble”), ECD Auto Design UK, Ltd., an England and Wales corporation (the “ECD UK”), EFHT Merger Sub, Inc., a Florida corporation (“Merger Sub”) and wholly-owned subsidiary of EFHT, and Scott Wallace, as the Securityholder Representative. The Merger Agreement was previously reported on the Current Report on Form 8-K filed by EFHT with the SEC on March 6, 2023.

Certain of the Selling Securityholders may have acquired the securities registered hereunder at prices substantially below current market prices and may therefore have incentive to sell their securities in this offering. For example the Initial Shareholders purchased an aggregate 2,875,000 shares of Common Stock at a price of approximately $0.09 per share prior to the IPO. Public securityholders who purchased their ECD securities at higher prices than the Selling Securityholders may experience lower rates of return (if any) than the Selling Securityholders, due to differences in purchase prices and the potential trading price at which they may be able to sell (see “Risk Factors — Risks Relating to our Securities — The market price of our equity securities may be volatile, and your investment could suffer or decline in value”).

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the Common Stock or Warrants, except with respect to amounts received by us upon exercise of Warrants to the extent such Warrants are exercised for cash, as further described herein. On February 16, 2024, the last reported sales price of our Common Stock was $0.95 and the exercise price per share of the Warrants is $11.50. The exercise price of the Warrants is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that Warrant holders will exercise their Warrants in the foreseeable future. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock, there is no certainty that Warrant holders will exercise their Warrants and, accordingly and relative lack of liquidity in our stock, we may not receive any cash proceeds in relation to our outstanding Warrants.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Common Stock or Warrants, except as described herein with respect to sales by the Sellers pursuant to the Forward Purchase Agreement. See “Plan of Distribution.”

Amendment to Merger Agreement

On October 14, 2023, EFHT, Humble, ECD UK, Merger Sub, and Scott Wallace entered into the first amendment to the Merger Agreement (the “Amendment”), which provided, among other things, that in exchange for 100% of the outstanding equity of Humble, the Company will issue 25,100,000 shares of Company Common Stock, 39,000 shares of Company Series A Convertible Preferred Stock (the “Company Preferred Stock”), a warrant to purchase 1,091,535 shares of Company Common Stock, a warrant to purchase 15,819 shares of Company Preferred Stock and a cash payment of $2,000,000 pro rata to the former security holders of Humble. The Amendment also removed the minimum cash closing condition contained in the Merger Agreement and replaced it with a condition to closing the Business Combination that the Company close the senior secured convertible note in the principal amount of $15,819,209. The Amendment was previously reported on the Current Report on Form 8-K filed by EFHT with the SEC on October 17, 2023. A copy of the Merger Agreement, dated as of March 3, 2023 and the Amendment to the Merger Agreement, dated as of October 14, 2023 is filed as Exhibit 2.1 and 2.2 hereto and is incorporated herein by reference.

Closing of Senior Secured Convertible Note

Immediately prior to the closing of the Business Combination, on December 12, 2023, EFHT closed the debt financing transaction contemplated by the Securities Purchase Agreement, dated October 6, 2023 (the “SPA”), by and between EFHT and an institutional investor (the “Lender”). The SPA was previously reported on the Current Report on Form 8-K filed by EFHT with the SEC on October 11, 2023. Pursuant to the SPA, EFHT executed and delivered to the Lender a senior secured convertible note (the “Note”), a copy of which is attached hereto as Exhibit 10.7, in exchange for a loan in the principal amount of $15,819,209. The Note shall accrue interest at an annual rate equal to the Prime Interest rate plus 5% per annum which is payable monthly in cash or, upon the Company’s option, in securities of the Company provided certain conditions are met at the increased interest rate of the Prime Interest rate plus 8% per annum. The Company is required to pay a late charge of 12% per annum (“Late Charges”) on any amount of principal or other amounts that are not paid when due. The Note is convertible into shares of Company Common Stock at the option of the Lender at a conversion price of $10.00 per share, subject to a one-time downward adjustment on the effective date of the registration statement providing for the resale of the Company Common Stock issuable upon conversion of the Note to a conversion price equal to the prior 5-day volume weighted average price, subject to a floor of $6.00. The conversion price is subject to a downward adjustment if the Company issues equity in the future at a price less than $10.00, except for equity issued in connection with certain strategic acquisitions. The conversion price is also subject to a downward adjustment if the Company fails to satisfy certain performance conditions set forth in the Note. Upon the Lender’s conversion of the Note, the conversion amount shall be equal to 115% of the principal amount to be converted under the Note plus any accrued and unpaid interest, and accrued and unpaid Late Charges on such principal and interest, if any (the “Conversion Rate”). Lender’s ability to convert the Note into shares of Company Common Stock is subject to a 4.99% blocker, such that Lender cannot convert the Note into shares of Company Common Stock to the extent it will make the Lender a beneficial owner of more than 4.99% of the Company Common Stock. The Company has the option to prepay the Note, upon thirty (30) business day written notice, by paying the product of the 20% redemption premium multiplied by the greater of (i) the conversion amount to be redeemed and (ii) the product of (x) the Conversion Rate with respect to the conversion amount to be redeemed multiplied by (y) the greatest closing sale price of our Company Common Stock on any trading day immediately preceding such notice of redemption and the date the Company makes the entire payment required. Based on the terms of the Note, the Company received proceeds under the Note in an amount of $13,700,000, before payment of expenses.

In connection with the execution of the Note, the Company, Humble and ECD UK executed and delivered to the Lender a security agreement, providing the Lender a security interest in all of the Company’s current assets and to be acquired assets (the “Security Agreement”), a copy of which is attached hereto as Exhibit 10.8. Humble and ECD UK also executed an Intellectual Property Security Agreement, a copy of which is attached hereto as Exhibit 10.9, providing the Lender a security interest in all of the intellectual property owned by Humble and ECD UK. The Company also executed and delivered to the Lender a registration rights agreement to provide the Lender with certain registration rights in connection with the shares of Company Common Stock into which the Note is convertible (the “Registration Rights Agreement”), a copy of which is attached hereto as Exhibit 10.10. Humble and ECD UK each executed a guaranty (the “Guaranty”), a copy of which is attached hereto as Exhibit 10.11, in favor of the Lender, to guarantee the obligations under the Note and the Security Agreement. Finally, all insider stockholders of the Company Common Stock of the Company executed lock-up agreements (the “Lock-Up Agreements”), a copy of which is attached hereto as Exhibit 10.12, restricting their ability to sell the Company Common Stock until six (6) months after the registration statement registering the shares of Company Common Stock underlying the Note is declared effective.

Completion of the Merger

As previously reported on the Current Report on Form 8-K filed by EFHT with the SEC on December 8, 2023, EFHT held a special meeting of its stockholders on December 7, 2023 (the “Special Meeting”), at which holders of 5,089,203 shares of EFHT Common Stock ( the “EFHT Common Stock”), representing approximately 76.82% of the issued and outstanding shares of EFHT Common Stock, were present in person or by proxy, constituting a quorum for the transaction of business. Only stockholders of record as of the close of business on November 13, 2023, the record date (the “Record Date”) for the Special Meeting, were entitled to vote at the Special Meeting. As of the Record Date, 6,625,147 shares of EFHT Common Stock were outstanding and entitled to vote at the Special Meeting.

At the Special Meeting, EFHT’s stockholders approved the proposals outlined in the proxy statement/prospectus filed by EFHT with the SEC on November 13, 2023 (the “Proxy Statement/Prospectus”), including, among other things, the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into Humble, with Humble continuing as the surviving corporation and as a wholly-owned subsidiary of the Company, and the issuance of the Company’s securities as consideration thereunder, as described in the section titled “The Business Combination Proposal (Proposal 1)” beginning on page 56 of the Proxy Statement/Prospectus (the “Merger”).

In connection with and in advance of the Merger, on December 12, 2023, EFHT filed the following documents with Secretary of State of the State of Delaware:

1.	An Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Charter”), a copy of which is attached hereto as Exhibit 3.2.

2.	A Second Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.3; and

3.	A Certificate of Designations, designating the rights and preferences of the Company’s Series A Convertible Preferred Stock, a copy of which is attached hereto as Exhibit 3.4.

In advance of the Closing, the Lender provided Humble a Conversion Notice to convert 14,000 shares of its Humble Series A Convertible Preferred Stock into 1,400,000 shares of common stock of Humble (“Humble Common Stock”). Following the Lender’s conversion of 14,000 shares of Humble Series A Convertible Preferred Stock, the Lender held 25,000 shares of Humble Series A Convertible Preferred Stock and an aggregate of 2,500,000 shares of Humble Common Stock.

On December 12, 2023 (the “Closing Date”), following the issuance of the Note, the Business Combination, among other transactions contemplated by the Merger Agreement, was completed (the “Closing”).

The Merger Consideration and Treatment of Securities

At the Closing, pursuant to the terms of the Merger Agreement and after giving effect to the redemptions of shares of EFHT Common Stock:

1.	the total consideration paid at the Closing by EFHT to Humble security holders was 26,500,000 shares of Company Common Stock, 25,000 shares of Company Preferred Stock, a warrant to purchase 1,091,525 shares of Company Common Stock, a copy of which is attached hereto as Exhibit 4.1, and a warrant to purchase 15,819 shares of Company Preferred Stock, a copy of which is attached hereto as Exhibit 4.2 (the “Securities Consideration”), and a cash payment of $2,000,000 pro rata to the former security holders of Humble (the “Cash Consideration” and, collectively with the Securities Consideration, the “Merger Consideration”);

2.	each share of Merger Sub common stock, par value $0.0001 per share (“Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time was converted into one newly issued share of Company Common Stock of the surviving corporation.

Following the filing of a Certificate of Merger with the Florida Department of State, Merger Sub merged with and into Humble with Humble as the surviving corporation, effective December 12, 2023. Thus, Humble became a wholly-owned subsidiary of the Company. In connection with the Merger, the Company changed its name to “ECD Automotive Design, Inc.” The Merger Certificate is attached hereto as Exhibit 2.3.

As described herein, the Selling Securityholders named in this prospectus or their permitted transferees, may resell from time to time up to 54,678,451 Shares of Common Stock, 257,500 Warrants, and 11,757,500 Shares of Common Stock Underlying the Warrants. We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices.

We will not receive any of the proceeds from such sales of the shares of our Common Stock or Warrants, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or Warrants. See section entitled “Plan of Distribution” beginning on page 96 of this prospectus.

Our Common Stock and our Warrants are listed on the Nasdaq Global Market, under the symbols “ECDA” and “ECDAW,” respectively. On February 16, 2024, the closing price of our Common Stock was $0.95 and the closing price of our Warrants was $0.0288.

The Common Stock being registered for resale in this prospectus will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Common Stock held by non-affiliates). In addition, a portion of the Common Stock being registered for resale hereunder were purchased by the Selling Securityholders at prices below the current market price of our Common Stock. Given the substantial amount of redemptions in connection with the Business Combination (see “Summary of the Prospectus”), and the relative lack of liquidity in our stock, sales of our Common Stock under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our Common Stock and Warrants is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of Common Stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 54,678,451 shares of Common Stock and up to 257,500 Warrants from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale of Common Stock by the Selling Securityholders. This prospectus also relates to the issuance by up to 11,757,500 shares of Common Stock upon the exercise of Warrants and the conversion of Convertible Note. We will receive the proceeds from any exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of the Common Stock, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell the Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, is accurate only as of the date on the respective cover. Our business, prospects, financial condition or results of operations may have changed since those dates. This prospectus contains, and any prospectus supplement or post-effective amendment may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable. Accordingly, investors should not place undue reliance on this information.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, the terms “we,” “us,” “our” or the “Company” refer to ECD Automotive Design, Inc., a Delaware corporation. In addition, in this prospectus:

●	“Business Combination” refers to the transactions contemplated by the Merger Agreement, which closed on December 12, 2023.

●	“Closing Date” refers to December 12, 2023, the date on which the Business Combination is consummated.

●	“Closing” refers to the closing of the transactions contemplated under the Merger Agreement.

●	“Common Stock” refers to our common stock, par value $0.0001.

●	“Charter” refers to the Second Amended and Restated Certificate of Incorporation, which took effect upon the Closing.

●	“Convertible Note” means the offering of senior secured convertible notes of ECD with an aggregate principal funding equal to $15,819,209, in a private placement immediately prior to consummation of the Business Combination pursuant to the definitive agreements, dated October 6, 2023, by and among EFHT and the Lender.

●	“ECD” or the “Company”) refers to ECD Automotive Design, Inc., a Delaware corporation, formerly known as EF Hutton Acquisition Corporation I prior to the closing of the Business Combination.

●	“EF Hutton” refers to EF Hutton LLC.

●	“EFHT” refers to EF Hutton Acquisition Corporation I., a Delaware corporation, now known as ECD Automotive Design, Inc. after the closing of the Business Combination.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

●	“Humble” refers to Humble Imports, Inc d/b/a ECD Auto Design, a Florida corporation.

●	“Initial Shareholders” refers to the shareholders of EFHT immediately prior to the IPO.

●	“IPO” refers to the initial public offering of 11,500,000 units of EFHT consummated on September 13, 2022, including the 1,500,000 units after the full exercise of the over-allotment option on September 8, 2022.

●	“Merger Agreement” refers to that certain Agreement and Plan of Merger, dated March 3, 2023, by and among EF Hutton Acquisition Corporation I, Humble Imports Inc, d/b/a ECD Auto Design, a Florida corporation, ECD Auto Design UK, Ltd., an England and Wales corporation, EFHT Merger Sub, Inc., a Florida corporation, and Scott Wallace, as the Securityholder Representative, amended on October 14, 2023.

●	“Securities Act” refers to the Securities Act of 1933, as amended.

●	“Sponsor” refers to EF Hutton Partners LLC.

●	“underwriters” refers to EF Hutton and Craig-Hallum Capital Group, the underwriters in the IPO.

●	“US Dollars,” “$” and “USD$” refer to the legal currency of the United States.

●	“U.S. GAAP” refers to accounting principles generally accepted in the United States.

●	“Warrants” refers to the issued and outstanding warrants of ECD which entitle the holder to purchase one share of Common Stock at an exercise price of $11.50 per share.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of ECD. Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ECD” and “Information about ECD.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of ECD as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by ECD and the following:

●	ECD’s ability to meet expectations related to its products, technologies and services and its ability to attract and retain revenue-generating customers and execute on its growth plans;

●	expectations regarding ECD’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, backlog conversion, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and ability to invest in growth initiatives and pursue acquisition opportunities;

●	risks related to the general economic and financial market conditions; political, legal and regulatory environment; and the industry in which ECD operates;

●	the risk of actual or alleged failure to comply with data privacy laws and regulations;

●	the outcome of any legal proceedings that may be instituted against ECD;

●	the attraction and retention of qualified directors, officers, employees and key personnel of ECD;

●	the impact from future regulatory, judicial, and legislative changes in ECD’s industry;

●	the uncertain effects of the COVID-19 pandemic; and

●	those factors set forth in documents filed, or to be filed, with the SEC by ECD.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of ECD prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this prospectus and attributable to ECD or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, ECD undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in Common Stock, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements of EFHT and Humble and related notes thereto included elsewhere in this prospectus.

The Company

ECD is an award winning, custom-car builder in the Restomod sector with a focus on British classic motor vehicles of various models of both two-door and four-door styles. Among those awards, we have been named one of the “Best Customs Vehicle” at the 2017 Goodwood Festival of Speed, and the “Top 5 Restorations” award by The Robb Report in 2022. Our mission is to bring new life to iconic brands by building fully-customized, 1-of-1 designs of these luxury vehicles – setting the customer in the center of the experience. We have sought to become the world’s best Land Rover customization and production facility since our start in 2013, aiming at producing the most customized Land Rovers. Since we were founded, we have been essentially self-funded.

Our headquarters, known as the “Rover Dome,” is a 100,000-square-foot manufacturing facility located in Kissimmee, Florida, where ninety one (91) employees are currently located, including 65 talented technicians, who combined hold sixty-one (61) certifications from the ASE, and five (5) master level ASE certifications, one of the highest levels of certification a mechanic can receive. See “ECD’s Business–Our Strengths–ECD Team.”

We restore classic Land Rover vehicles manufactured from the 1960’s through to the late 1990’s, including the Range Rover Classic, Land Rover Series (IIA and III), Land Rover Defenders, and, since July 2022, Jaguar E-Types. Occasionally we have restored other models from the same car manufacturers. The duration of a typical process, from the point of initial contract signing through to delivery of the vehicle, is approximately 12 to 14 months. Our in-house team of ASE-Certified highly trained technicians can upgrade any engine, including Chevrolet V8’s, Land Rover V8’s, Cummins diesel engines and new electric drivetrains, performing all the necessary body work, drivetrain selection and installation, every stitch in the interior, paint work, up to placement of the last nut and bolt. Each style uses, wherever possible, genuine Land Rover Defender and Range Rover Classic parts, and each vehicle is built using the highest quality parts and labor force. Our team provides clients with all the necessary tools to understand all the available customization possibilities, and our master-certified technicians hand-build a completely restored vehicle in approximately 2,200 man-hours, replacing and customizing substantially all of its components: including the engine, color, seating, stitching, electronics and cosmetic finishes.

Currently, all the stages of the building process are completed in-house. We refer to each rebuilt vehicle as a project, whose name is chosen by the customer. Since the start of our operations, we have built 500 projects, and we currently have 100 contracted projects in our pipeline. We currently operate two production lines, the North Line, where we build Range Rover Classic, Land Rover Series (IIA and III) and Land Rover Defenders, and the South Line, which commenced operation in July 2022 and which we expect to be operating at its full capacity in the second quarter of 2024, where we build Jaguar E-Types.

We target high net worth individuals, who have large amounts of discretionary income and who tend to be less sensitive to underlying economic cyclicality, providing them with a one-of-a kind luxury automotive design experience for each of our unique custom builds. We generate our revenue primarily from the direct sale of the customized vehicle, as well as by providing repair or upgrade services to customers. We also generate revenue from the sale of extended warranties and, occasionally, we also earn commissions on the resale of used vehicles that were originally built by us. We had total revenue of $15.0 million and $11.5 million for the years ended December 31, 2022 and 2021, respectively, and of $9.4 million and $7.4 million for the six months ended June 30, 2023 and 2022, respectively. Additionally, we had net income of $160,734 and $882,913 for the years ended December 31, 2022 and 2021, respectively, a net income of $458,324 and $8,442 for the six months ended June 30, 2023 and 2022, respectively. In 2022, we delivered a 25.2% gross margin, substantially higher than the mass market automobile industry average of 17.3% (see Bloomberg and S&P CapIQ Pro as of March 3, 2022), and on par with other luxury car manufacturers such as Aston Martin, BMW, Mercedes and Porsche, who had gross margins of 32.6%, 18.4%, 21.8% and 28.0%, respectively. For the six months ended June 30, 2023, we delivered a 34.4% gross margin. When our anticipated third production line is operating at full capacity (see “Information About ECD–Our Business–Our Strengths”), we expect to have total annual revenues of between $55.0 million and $60.0 million, and a gross margin between 35.0% and 40.0%.

In July 2021, two of our founders, Emily Humble and Thomas Humble, opened ECD UK, a wholly-owned subsidiary of ECD, which acts as our UK logistic center and sources vehicles that meet our standards and specific budget. ECD UK purchases such vehicles and ships them to ECD’s facility in Florida. ECD UK also assists in sourcing rare, obsolete and special parts required in ECD’s build process. We fund, on a monthly basis, the costs of those vehicles and parts, as well as ECD UK’s operating expenses, including rent and payroll. ECD UK currently has four (4) employees and one (1) sub-contractor in the UK. Our affiliation with ECD UK enables us to control our process from the sourcing of the base vehicles to the delivery of the customized product to the customer. On June 7, 2023, we consummated the UK Contribution through a Stock Purchase Agreement, dated June 7, 2023 (the “UK SPA”), by and between Emily Jayne Humble, ECD Auto Design UK, Ltd. and Humble Imports Inc d/b/a ECD Auto Design. Pursuant to the UK SPA, ECD acquired 100% of the ordinary shares issued by ECD UK, and now ECD UK is a wholly owned subsidiary of ECD.

On December 12, 2023, ECD Automotive Design, Inc., formerly known as EF Hutton Acquisition Corporation I (the “EFHT”), completed the Business Combination contemplated by the Merger Agreement. In connection with the Business Combination EFHT changed its name to ECD Automotive Design, Inc.

Our Common Stock and our Warrants are listed on the Nasdaq Global Market, under the symbols “ECDA” and “ECDAW,” respectively. On February 16, 2024, the closing price of our Common Stock was $0.95 and the closing price for our Warrants was $0.0288. See the section entitled “Description of Capital Stock”.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

●	exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until December 31, 2025 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) December 31, 2025; (2) the first fiscal year after our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may choose to benefit from some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

Summary Risk Factors

You should consider all the information contained in this prospectus before making a decision to invest in the Common Stock. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 6. Such risks include, but are not limited to, the following risks with respect to the Company subsequent to the Business Combination:

Risks Related to ECD

●	ECD has a limited operating history with a history of losses and expects to incur significant expenses for the near term.

●	If we fail to manage our growth effectively, our business could be harmed.

●	ECD’s business strategy may not be successfully implemented, which could negatively impact its financial results and stock price.

●	ECD’s vehicles are highly customized and may not perform in a manner consistent with every customer’s expectations.

●	ECD’s business is highly dependent on the price, availability and quality of base vehicles.

●	ECD’s ability to predict future demand for its vehicles and inventory is limited, which limits the accuracy of ECD’s financial forecasts.

●	ECD does not have a diversified range of operations or portfolio of investments, and ECD’s business is highly specific to the customization and restoration of Land Rover Series, Land Rover Defenders, Range Rover Classics and Jaguar car models.

●	ECD’s business is highly specialized and dependent on a continuing demand for high-end, luxury customer passenger vehicles.

●	ECD may fail to adequately obtain, maintain, enforce and protect ECD’s intellectual property and may not be able to prevent third parties from unauthorized use of ECD’s intellectual property and proprietary technology.

●	ECD’s business depends on the success of its marketing strategies.

●	ECD’s success is dependent on the continued leadership and experience of ECD Securityholders, and the loss of their services may have a material and adverse effect on ECD’s operations and financial condition.

●	We may lose or fail to attract and retain key management personnel and salaried employees.

●	The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

●	ECD may incur material losses and costs as a result of warranty claims and product liability and intellectual property infringement actions that may be brought against ECD.

●	ECD’s business could be adversely affected by computer malware, viruses, ransomware, hacking, phishing attacks and security threats, including cybersecurity threats and related disruptions, which could result in security and privacy breaches and interruption in service.

Risks Related to ECD’s Business and Industry

●	The luxury automotive industry has significant barriers to entry that ECD must continue to overcome to manufacture and sell custom luxury vehicles at scale.

●	The custom, luxury automotive market is highly competitive and ECD may not be successful in competing in this industry.

●	ECD operates in a regulatory environment that is evolving and uncertain. ECD may not be able to respond quickly enough to changes in regulations, technology and technological risks, and to develop ECD’s intellectual property into commercially viable products.

Corporate Information

ECD’s principal executive offices are located at 4930 Industrial Lane, Unit 107, Kissimmee, Florida 34758, and ECD’s telephone number is (407) 483-4825.

In this prospectus, unless otherwise indicated, the number of shares of Common Stock outstanding as of February 16, 2024 and the other information based thereon does not reflect 400,000 shares of Common Stock reserved for issuance under our 2023 Equity Incentive Plan.

THE OFFERING

Shares of Common Stock offered by the Selling Securityholders

54,678,451 shares of Common Stock, which consists of (i) (a) 25,369,382 shares of Common Stock issuable upon conversion of the Convertible Notes and (b) 25,369,382 additional shares of Common Stock that we are required to register pursuant to a registration rights agreement between us and certain Selling Securityholders obligating us to register 200% of the maximum number of shares of Common Stock issuable upon conversion of our Convertible Notes; (ii) 2,875,000 shares of Common Stock that were sold to certain of the Selling Securityholders prior to the IPO prior to the Business Combination; (iii) up to 257,500 shares of Common Stock that were sold to certain of the Selling Securityholders as part of the private units sold in the private placement offering that occurred simultaneously with the IPO; (iv) up to 32,187 shares of Common Stock issued in connection with the Business Combination as a result of the conversion of the 257,500 rights that were sold to certain of the Selling Securityholders as part of the private units sold in the private placement offering that occurred simultaneously with the IPO; and (v) 750,000 shares of Common Stock issued to EF Hutton LLC in lieu of the cash deferred fee owed to them from the IPO.

Warrants being offered by the Selling Securityholders	257,500 Private Warrants and 257,500 shares of Common Stock underlying the Private Warrants.

Primary offering	11,500,000 shares of Common Stock underlying the Public Warrants.

Exercise price per Warrant	$11.50

Common Stock outstanding prior to this Offering	31,899,633

Common Stock outstanding immediately after this Offering	94,395,987

Use of proceeds

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. We will receive any proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise. On February 16, 2024, the last reported sales price of our Common Stock was $0.95 and the exercise price per share of the Warrants is $11.50. The exercise price of the Warrants is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that Warrant holders will exercise their Warrants in the foreseeable future. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, there is no certainty that Warrant holders will exercise their Warrants and, accordingly, we may not receive any cash proceeds in relation to our outstanding Warrants. We expect to use the proceeds received from the exercise of the Warrants, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors

You should carefully read the “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol for our Common Stock	“ECDA”

Nasdaq symbol for our Warrants	“ECDAW”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The following discussion should be read in conjunction with ECD’s financial statements and notes thereto included herein. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to ECD

ECD has a limited operating history with a history of losses, and expects to incur significant expenses for the near term.

ECD has a limited operating history. ECD’s business is difficult to evaluate due to its relatively brief operating history, and its prospects will be dependent on its ability to meet a number of challenges. Because ECD has a limited operating history, you may not be able to evaluate its prospects accurately. ECD’s ability to create, design, develop, manufacture, and deliver automobiles of high quality on schedule and on a large scale is unproven, which may make it more difficult for ECD to forecast and plan for its capital requirements.

If we fail to manage our growth effectively, our business could be harmed.

ECD’s operations are subject to all the risks inherent with growing business enterprises. The Business Combination will significantly increase ECD’s visibility in the luxury automotive market, which may result in an increased demand for ECD’s products. To manage ECD’s growth effectively, ECD must continue to be able to launch new products and increase its production capacity to meet changing consumer preferences and ECD’s customers’ demand in a timely and cost-effective manner. These efforts may require substantial financial expenditures, commitments of resources, developments of our processes, and other investments and innovations. As we grow, we may not be able to execute those efforts as quickly as other more efficient organizations may. If ECD does not successfully manage our growth, we may not be able to timely fulfil orders, which could have a material adverse effect on ECD’s business, prospects, results of operations and financial condition.

ECD’s business strategy may not be successfully implemented, which could negatively impact its financial results and stock price.

The success of ECD’s strategy depends on several factors, including its ability to introduce new products and services that meet customer needs and preferences, expand into new markets and geographies, attract and retain qualified personnel, manage ECD’s expenses and costs, implement new vehicle production lines and increase the capacity of existing ones, and respond to changes in market conditions, industry trends, and customer demand. However, there can be no assurance that ECD will be able to effectively execute its strategy, which could adversely affect its business, financial condition, and results of operations. Any delays, cost overruns, or other issues associated with implementing the strategy could negatively impact ECD’s financial results and its ability to attract and retain investors.

Moreover, ECD may face competition from other businesses that are better positioned to implement similar strategies, which could make it more difficult for ECD to achieve its objectives. As a result, there is a risk that ECD’s strategy may not be successfully implemented, which could materially and adversely affect its business, financial condition, and results of operations.

ECD’s vehicles are highly customized and may not perform in a manner consistent with customers’ expectations.

ECD customizes its vehicles based on significant input from each of its customers. Customizations include several aspects of the vehicle’s performance and aesthetics, and involve the work of highly skilled mechanics and automotive designers. As a result, every vehicle that ECD develops is unique, and is usually not available for customers to “test drive” prior to taking delivery, as would be customary in ready-made luxury vehicles dealerships. Customers’ eventual dissatisfaction may be based on performance, aesthetics, or other features of the vehicle. While most customers usually only communicate such dissatisfaction to ECD directly, if a customer discloses, and/or publicizes their experience and subjective opinions on social media and other public platforms, it could negatively affect ECD’s reputation and have a material adverse effect on ECD’s business and prospects.

ECD’s business is highly dependent on the price, availability and quality of base vehicles.

ECD’s business depends on its ability to successfully purchase used automobiles. All vehicles used by ECD were originally built and sold by an unaffiliated third-party manufacturer. Additionally, all vehicles that ECD purchases have been previously used by unaffiliated third-party consumers. ECD has a process to assess the quality of the base vehicles it purchases, including accident background checks; however, our safety protocol and quality inspection processes may be insufficient to identify all defects of the vehicles and compromise the quality standards of our products, which could have a negative impact in our customers’ satisfaction and, consequently, in our results of operations. Furthermore, ECD does not control the price fluctuation, product availability, or original quality of those vehicles. As a result, the price, availability, and quality of such automobiles can fluctuate significantly. Such fluctuations may lengthen ECD’s delivery timelines and may increase ECD’s cost of locating, purchasing, importing, deconstructing, and retrofitting the vehicles, any of which could have a material and adverse effect on ECD’s business, prospects, results of operations and financial condition.

ECD’s ability to predict future demand for its vehicles and inventory is limited, which limits the accuracy of ECD’s financial forecasts.

ECD operates a just-in-time manufacturing model, which requires it to maintain certain inventory to serve as input to its processes. ECD currently keeps in inventory more than two thirds of the manufacturing parts to be used in each of its processes. ECD’s ability to predict demand for its vehicles, including demand for particular body styles, models or trim levels, is limited. The demand for ECD’s vehicles can vary significantly as a result of factors outside of ECD’s control (such as, for example, general economic conditions, the popularity of Land Rover or Jaguar base models and unforeseen cancellation of customers’ orders). Further, delays beyond expected wait times could also impact customers’ decisions on whether to ultimately complete a purchase of an ECD vehicle. ECD routinely provides estimated delivery times to ECD’s prospective customers, but such delivery times may vary considerably, depending on the availability of materials and labor needed to complete the project. Due to ECD’s limited ability to predict demand for ECD’s vehicles, ECD may be unable to accurately forecast its future revenues, expenses and inventory requirements.

Currently, ECD has no historical basis for making projections about the demand for certain of its vehicles or the ability of its supply chain contractors to develop, manufacture, and deliver the material ECD needs to operate. If ECD fails to manage its inventory effectively and accurately predict its manufacturing requirements, it could incur additional costs associated with excess inventory or inadequate inventory, which could affect the production process and delivery of its vehicles and adversely affect ECD’s business, prospects, results of operations and financial condition.

ECD does not have a diversified range of operations or portfolio of investments, and ECD’s business is highly specific to the customization and restoration of Land Rover Series, Land Rover Defenders, Range Rover Classics and Jaguar car models.

ECD has no plans to own any assets or have any activities not associated with custom vehicle restoration. Thus, ECD is not, and will not be in the foreseeable future, diversified as to the type of assets it owns and manages. The effects on cash available for distribution to shareholders resulting from a downturn in the automobile industry will be more pronounced than if ECD had diversified its business and investments.

ECD currently depends on revenues from a limited number of vehicle models and manufacturers and expects this to continue for the foreseeable future. ECD currently only customizes Land Rover Series, Range Rover Classics, Land Rover Defenders and Jaguar E-Types and some occasional other models from the same car manufacturer. ECD does not have expertise in any other car manufacturers or models. ECD’s business is entirely dependent upon the availability of vehicles with respect to which ECD has design and manufacturing know-how and expertise. Should any of these models become unavailable, cost-prohibitive, or subject to a manufacturer or government recall requirement, this will significantly limit the services that ECD can provide, which will in turn materially and adversely affect ECD’s business, prospects, results of operations and financial condition.

ECD’s ability to create, design, develop, manufacture, and deliver automobiles of high quality on schedule and on a large scale is unproven.

ECD has only recently started to operate in the Energized Electric Vehicle (EV) industry. Its ability to create, design, develop, manufacture, and deliver automobiles of high quality on schedule and on a large scale is unproven, which may make it more difficult for ECD to forecast and plan for its capital requirements.

ECD estimates that approximately a sixth of its vehicles are EV and that this proportion will gradually increase. Any increase in the cost, or reduced availability, of EV propulsion systems used by ECD may lead to higher production costs for ECD’s EVs and could jeopardize its ability to successfully deliver on its EV strategy, which may adversely affect its business and results of operations.

ECD’s business is highly specialized and dependent on a continuing demand for high-end, luxury customer passenger vehicles.

ECD’s vehicles are highly customized and are referred to in the industry as “exotic” cars, with a relatively high base model price. For many of its consumers, vehicles purchased from ECD are not the consumers’ primary source of transportation. ECD’s future growth is dependent on the continuing consumer demand for high-end custom passenger vehicles, the prospects of which are subject to many uncertainties, including the global economy, unforeseeable health crises, and/or other force majeure events. Any change in the economic climate could result in consumers curbing their spending, and it is likely that luxury items, such as ECD’s vehicles, would be among the items first affected by any such reduced spending, which would in turn adversely affect ECD’s business, prospects, results of operations and financial condition.

ECD may fail to adequately obtain, maintain, enforce and protect ECD’s intellectual property and may not be able to prevent third parties from unauthorized use of ECD’s intellectual property and proprietary technology.

ECD’s methods and processes in building its vehicles are highly proprietary and specific to its business. However, regulatory protection (such as, for example, patent or trademark registration with the United States Patent and Trademark Office and copyright registration with the United States Copyright Office) for such processes is largely unavailable. ECD establishes and protects its intellectual property and proprietary technology through a combination of licensing agreements, third-party nondisclosure and confidentiality agreements and other contractual provisions. Despite ECD’s efforts to obtain and protect intellectual property rights, there can be no assurance that these protections will be available or adequate in all cases to prevent ECD’s competitors, or other third parties, from copying, reverse engineering or otherwise obtaining and using ECD’s technology or products. Failure to adequately obtain, maintain, enforce and protect ECD’s intellectual property could result in its competitors offering identical or similar products, potentially resulting in the loss of ECD’s competitive advantage and adversely affect ECD’s business.

ECD’s business depends on the success of its marketing strategies.

ECD plans to enhance its brand recognition, improve its brand reputation, and grow its client base by substantial investments in marketing and business development activities. However, ECD cannot guarantee that its marketing strategies or spending will have their anticipated effect or generate revenue. ECD faces a number of challenges in the sale and marketing of its vehicles, including, without limitation:

●	ECD competes with other luxury automotive manufacturers for consumer spending;

●	demand in the luxury automobile industry is highly volatile;

●	ECD may not be able to keep up with consumer demand, thereby resulting in unreasonably lengthy delivery timeframes of its customer vehicles;

●	the final delivered aesthetic, performance, and quality of ECD’s vehicles may vary from estimates and may not meet customer’s expectations;

●	ECD’s brand image could be harmed due to negative publicity affecting its suppliers, vendors, and the vehicle makes or models that ECD customizes; and

●	it is expensive to establish a strong brand, and ECD may not succeed in establishing, maintaining, and strengthening the ECD brand in a cost-efficient manner, or at all.

ECD may not succeed in continuing to maintain and strengthen its reputation and brand, and ECD’s reputation and brand could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, business partners, or the automotive industry in general. If ECD is unable to efficiently enhance its brand and market its vehicles, this may have a material and adverse effect on ECD’s business, prospects, financial condition, and operating results.

ECD’s success is dependent on the continued leadership and experience of ECD Initial Securityholders, and the loss of their services may have a material and adverse effect on ECD’s operations and financial condition.

ECD’s success is dependent to a large degree principally on the personal efforts, experience, and abilities of the ECD Initial Securityholders. The ECD Initial Securityholders are responsible for all operational, strategic, financial, and legal decisions of ECD. See item “Directors and Executive Officers” for additional information about each of the ECD Initial Securityholders’ roles and contributions to ECD. The loss of any of the ECD Initial Securityholders’ services may have a material adverse effect on ECD’s business, prospects, results of operations and financial condition, and there can be no assurance that ECD would be able to attract qualified replacement personnel. ECD does not anticipate purchasing any “key man” insurance on any of the ECD Initial Securityholders. In the event that any ECD Initial Securityholder dies or becomes incapacitated, ECD will not only have to compensate for the loss of their talent and experience, but will also have to incur the cost of having to find a replacement for their services (such as by means of recruiting agencies) and will have to negotiate a new compensation structure for the replacement personnel, whose compensation could be significantly higher than that previously paid to such ECD Initial Securityholder. In addition to the potentially substantial cost of having to find replacement personnel, the loss of any ECD Initial Securityholder as a service provider to ECD could divert management’s attention from operations, which could have a material adverse effect on ECD’s business, financial condition and operating results.

ECD may lose or fail to attract and retain key management personnel and salaried employees.

An important aspect of ECD’s competitiveness is its ability to attract and retain key salaried employees and management personnel, such as ECD’s mechanics. ECD’s ability to do so is influenced by a variety of factors, including the compensation we pay and the competitiveness of our overall compensation package. ECD may not be as successful as competitors at recruiting, assimilating and retaining highly skilled personnel. The loss of the services of any member of senior management or a key salaried employee could have an adverse effect on ECD’s business.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

As a public company, we are subject to the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act. The Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and the Company may not be able to timely file its Exchange Act reports in the future. These requirements may place a strain on our systems and resources. The process of becoming, and operating as, a public company may also distract our management from focusing on our business and strategic priorities. Further, we may not be able to issue debt or equity on terms acceptable to us and we may not be able to attract and retain employees as desired.

We may also not fully realize the anticipated benefits of the Business Combination and of being a public company, or the realization of such benefits may be delayed, if any of the risks identified in this “Risk Factors” section, or other events, were to occur.

Furthermore, as an “emerging growth company” as defined in the JOBS Act, we are permitted to, and intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort towards ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

ECD may incur losses and costs because of warranty claims and product liability and intellectual property infringement actions that may be brought against ECD.

ECD faces an inherent business risk of exposure to warranty claims and product liability in the event that ECD’s customized vehicles fail to perform as expected and, in the case of product liability, such failure of ECD’s vehicles results in bodily injury and/or property damage. The customization of vehicles is a complex and precise process. ECD’s customers specify quality, performance and reliability standards. If any flaws in ECD’s customized vehicles were to occur, ECD could experience a rate of failure in our products that could result in significant delays in shipment and re-work or repair and replacement costs. Although ECD engages in extensive product quality programs and processes, these may not be sufficient to avoid failures, which could cause ECD to:

●	lose net revenue;

●	incur increased costs such as warranty expense and costs associated with customer support;

●	experience delays, cancellations or rescheduling of orders for ECD’s vehicles;

●	experience increased returns or discounts; or

●	damage ECD’s reputation,

all of which could negatively affect our financial condition and results of operations.

Warranty reserves will include the ECD management team’s best estimate of the projected costs to repair or to replace items under warranty. Such estimates are inherently uncertain, particularly in light of ECD’s limited operating history and the limited field data available to it. Despite having historically accurately estimated our reserves for expenses related to our warranty programs, changes to such estimates based on real-world observations may cause material changes to ECD’s warranty reserves in the future. If ECD’s reserves become inadequate to cover future maintenance requirements on its vehicles, its business, prospects, financial condition and results of operations could be materially and adversely affected. ECD may become subject to significant and unexpected expenses as well as claims from ECD’s customers. There can be no assurances that then-existing reserves will be sufficient to cover all claims.

ECD’s business could be adversely affected by computer malware, viruses, ransomware, hacking, phishing attacks and security threats, including cybersecurity threats and related disruptions, which could result in security and privacy breaches and interruption in service.

ECD depends on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which ECD may deal. Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in ECD’s services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking and phishing attacks against online networks have become more prevalent and may occur on ECD’s systems in the future. Sophisticated and deliberate cyberattacks to, or security breaches in, ECD’s systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of ECD’s assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, ECD may not be sufficiently protected against such occurrences. ECD may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and ECD may not be able to cause the implementation or enforcement of such preventions with respect to its third-party vendors. ECD’s chief executive officer, under the direction of the Board, is primarily responsible for monitoring and addressing risks and threats related to information technology and cyber security. ECD uses third-party service providers, such as GoDaddy Mediatemple, Inc., d/b/a Sucuri, and Omni Springs, LLC, to provide ECD with services related to monitoring its website, e-mail, spam protections, among others, also take steps to protect the security and integrity of ECD’s information technology systems and ECD’s and its customers’ information. However, there can be no assurance that such systems and measures will not be compromised due to intentional misconduct, as well as by software bugs, human error, or technical malfunctions. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm ECD’s reputation, brand and ability to attract customers.

Risks Related to ECD’s Business and Industry

The luxury automotive industry has significant barriers to entry that ECD must continue to overcome to manufacture and sell custom luxury vehicles at scale.

The luxury automotive industry has significant barriers to entry, including large capital requirements, investment costs of designing, manufacturing, and distributing vehicles, the need for specialized design and development expertise, regulatory requirements, establishing a brand name and image, a lack of consistency relating to customer preferences with respect to their custom vehicles; long lead times to bring refurbished vehicles to market from the concept and design stage; the need for specialized design and development expertise; and the need to establish sales and service locations.

If ECD is not able to efficiently overcome these barriers, there may be an adverse effect on the business, prospects, results of operations and financial condition of ECD, and ECD may be unable to grow or scale its business.

The custom, luxury automotive market is highly competitive and ECD may not be successful in competing in this industry.

The custom, luxury automotive industry is extremely competitive in multiple aspects, including with respect to price, quality and customer recognition. Our current and potential competitors may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale, servicing, and support of their products. In addition, some of our competitors have longer operating histories, larger and more established sales forces, broader customer and industry relationships and other resources than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively than we do.

ECD may not be able to successfully implement new technologies or adapt its products and services in a timely manner, inability which could adversely affect ECD’s competitive advantage and its ability to build and maintain brand recognition and attract and retain customers.

ECD operates in a regulatory environment that is evolving and uncertain. ECD may not be able to respond quickly enough to changes in regulations, technology and technological risks, and to develop ECD’s intellectual property into commercially viable products.

To date there is limited regulation on mass retrofitting of vehicles. As such, new laws and regulations could be adopted in the United States and abroad. Further, existing laws and regulations may be interpreted in new ways that could impact ECD’s operations and attribute additional restrictions and regulatory requirements to its business and operations. The additional cost and time needed to provide information to authorities and to comply with such regulations could negatively impact ECD’s business.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of ECD’s products obsolete or less attractive. ECD’s ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis are significant factors affecting ECD’s ability to remain competitive and to maintain or increase ECD’s revenues. ECD cannot assure that certain of our products will not become obsolete or that ECD will be able to achieve the technological advances that may be necessary for ECD to remain competitive and maintain or increase ECD’s revenues in the future. ECD is also subject to the risks generally associated with the introduction and application of new products, including lack of market acceptance, delays in product development or production and failure of products to operate properly. The pace of ECD’s development and introduction of new and improved products depends on ECD’s ability to implement successfully improved technological innovations in design, engineering, manufacturing and internal management (such as a computerized cash collection and data processing system, certain computer hardware, and operating and accounting software), all of which require extensive capital investment. Any limits to capital expenditure could reduce ECD’s ability to develop and implement improved technological innovations, which may materially reduce demand for ECD’s products and adversely affect ECD’s business.

Risks Related to Financing Our Business

ECD may require additional financing after the Business Combination.

ECD’s business and industry is highly capital-intensive. ECD projects that it will continue to incur significant operating costs, including for production ramp up, raw material procurement, general and administrative expenses to scale operations, and sales, marketing, and distribution expenses as it builds its brand and markets its vehicles. ECD will also incur additional costs associated with operating as a public company following the Business Combination.

The net proceeds from the Note Financing and from the Business Combination may not be sufficient to meet all of the capital needs of ECD in the long-term. As a result, ECD may need to raise additional funds by means of equity financing or debt financing to implement its business strategy (“Additional Financing”) and, if such Additional Financing is obtained, the interests of ECD’s shareholders may be subordinated and/or diluted, as applicable. Any future debt financing may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Those restrictions could adversely impact ECD’s ability to conduct its operations and execute its business plan. To the extent that ECD raises additional capital through the sale of equity or convertible debt securities, investors’ ownership interests in ECD will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect investors’ rights as a common shareholder. At this time, ECD does not have any firm commitment for an Additional Financing and there can be no assurance that any Additional Financing will be available or on terms and conditions acceptable to ECD. The inability to obtain Additional Financing may have a material adverse effect on ECD’s business, prospects, results of operations and financial condition.

General Risk Factors Applicable to ECD

General economic conditions may materially and adversely affect ECD’s business.

The ECD’s success is dependent on the disposable income of its customers. A worldwide or national economic downturn could have a significant impact on ECD’s business. ECD’s revenues derive primarily from restoring and customizing luxury vehicles, which are discretionary purchases. From this perspective, a deterioration in general economic conditions or decreases in consumer confidence in the economy could result in a decline in sales if, as a result, customers reduce their discretionary spending.

Inflationary pressures and persistently high prices and uncertain availability of inputs used by ECD and ECD’s suppliers, or instability in logistics and related costs, could negatively impact ECD’s profitability.

Increases in prices, including because of inflation and rising interest rates, for inputs that ECD and ECD’s suppliers use in manufacturing products, systems, components and parts, or increases in logistics and related costs, have led in the past and may lead in the future to higher production costs for parts, components and vehicles.

Geopolitical risks, fluctuations in supply and demand, fluctuations in interest rates, any weakening of the U.S. dollar in comparison with other currencies, and other economic and political factors have created and may continue to create pricing pressure for ECD’s inputs. These inflationary pressures could, in turn, negatively impact ECD’s profitability because we may not be able to pass all of those costs on to our customers or require our suppliers to absorb such costs.

Rising interest rates and the recent shutdowns and acquisitions of several banking institutions could cause additional instability in capital markets, making it more difficult for ECD to secure access to capital it needs to continue to grow its operations.

The U.S. economy recently experienced a steady rise in interest rates that the U.S. Federal Reserve has been imposing in an effort to curb rising inflation. In addition to these rising interest rates having contributed to a slow-down in mortgage and housing markets and a general decrease in the availability of capital, most recently, the U.S. has witnessed the collapse of several national banks. This has resulted in extreme volatility in the U.S. financial markets. Continued volatility and the effects of the collapse of these banks could limit ECD’s access to capital when ECD needs it. Because of ECD’s desire to scale and grow rapidly following the Business Combination, any disruptions or delays to ECD’s access to capital, or a material increase in its cost, may have a material adverse effect in ECD’s plans to scale its production and increase brand awareness. ECD cannot accurately predict the future impact that the recent economic events may have on ECD’s business, prospects, financial condition, and results of operations.

ECD’s business is highly dependent on international and single-source component suppliers, and any changes in governmental regulations and international trade relations conditions may materially and adversely affect ECD’s business.

ECD’s business relies heavily on a limited number of suppliers for the materials and services necessary for its operations. This concentration of suppliers creates a significant risk for ECD, as any disruption in its supply chain could lead to delays, increased costs, or a failure to meet customer demand.

If ECD were to lose one or more of these suppliers, it may not be able to find a suitable replacement in a timely manner, which could lead to a disruption in ECD’s operations and a decline in its financial performance. Furthermore, ECD’s reliance on a limited number of suppliers may limit its ability to negotiate favorable terms, including pricing and delivery schedules. If ECD’s suppliers were to increase their prices, ECD may not be able to pass on these increased costs to its customers, which could negatively impact ECD’s profitability. As a result, any significant disruption or loss of a key supplier could have a material adverse effect on ECD’s business, financial condition, and results of operations. ECD may need to seek alternative sources of supply or develop in-house capabilities to mitigate this risk, which could be costly and time-consuming.

ECD’s reliance on successfully importing automobiles could subject ECD to risks, including risk relating to international relations, import and export laws and regulations, inventory availability, and others. Typical components that ECD purchases include base vehicles and vehicle parts. ECD uses all of these components in every project that it completes, depending on its customer’s specifications. ECD imports its base vehicles and certain components from the United Kingdom to its Kissimmee, Florida, U.S. headquarters. Changes in U.S. and U.K. trade policy; changes to customs requirements or procedures (e.g., inspections) or new or higher tariffs on certain foreign goods, such as steel and certain vehicle parts; new or evolving non-tariff barriers or domestic preference procurement requirements; enforcement of, changes to, withdrawals from or impediments to implementing free trade agreements; changes in foreign currency exchange rates and interest rates; impact of changes to and compliance with U.S. and foreign countries’ export controls, economic sanctions and other similar measures; liabilities resulting from U.S. and foreign laws and regulations, including, but not limited to, those related to the Foreign Corrupt Practices Act and certain other anti-corruption laws, all may result in increased costs for goods imported into the U.S. and have a material adverse effect on ECD’s financial condition or results of operations.

Pandemics, epidemics, disease outbreaks and other public health crises, such as the COVID-19 pandemic, have disrupted our business and operations, and future public health crises could materially adversely impact our business, financial condition, liquidity and results of operations.

Pandemics, epidemics or disease outbreaks in the U.S. or globally, including the COVID-19 pandemic, have disrupted, and may in the future disrupt, our business, which could materially affect our results of operations, financial condition, liquidity and future expectations. Any such events may adversely impact our global supply chain and global manufacturing operations and cause us to again suspend our operations. In particular, we could experience among other things: (1) global supply disruptions; (2) labor disruptions; (3) an inability to manufacture; (4) an inability to sell to our customers; (5) a decline in design studio traffic and customer demand during and following the pandemic; (6) lower than expected pricing on vehicles sold; and (7) an impaired ability to access credit and the capital markets. Any new pandemic or other public health crises, or future public health crises, could have a material impact on our business, financial condition and results of operations going forward.

Risks Related to Ownership of the Company Common Stock

The market price of our equity securities may be volatile, and your investment could suffer or decline in value.

The stock markets, including the Nasdaq, on which certain of our securities are listed, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the Common Stock and our Warrants, the market price of the Common Stock and our Warrants may be volatile and could decline significantly. Given The Common Stock being registered for resale in this prospectus will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Common Stock held by non-affiliates). In addition, a portion of the Common Stock being registered for resale hereunder were purchased by the Selling Securityholders at prices below the current market price of our Common Stock. Given the substantial amount of redemptions in connection with the Business Combination and the relative lack of liquidity in our stock, sales of our Common Stock under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

On February 16, 2024, the last reported sales price of our Common Stock was $0.95 and the exercise price per share of the Warrants is $11.50. The exercise price of the Warrants is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that Warrant holders will exercise their Warrants in the foreseeable future. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, there is no certainty that warrant holders will exercise their warrants and, accordingly, we may not receive any cash proceeds in relation to our outstanding Warrants. In addition, the trading volumes in shares of the Company Common Stock may fluctuate and cause significant price variations to occur. If the market prices of the Company Common Stock decline significantly, you may be unable to resell your shares of the Company Common Stock at or above the market price of the shares of the Company Common Stock as of the date immediately following the consummation of the Business Combination. There can be no assurance that the market prices of shares of the Company Common Stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the Selling Securityholders generally purchased the securities being registered for resale hereunder at prices that are lower than the current market prices for such securities and, accordingly, may be or are incentivized to sell them under the registration statement of which this prospectus is a part (for example, the Sponsor acquired its shares underlying the Private Units for $10.00 per unit and received its Private Warrants for no additional consideration; the Initial Shareholders acquired the EFHT Founder Shares for approximately $0.09 per share);

●	the Selling Securityholders may be incentivized to sell their securities even if the prevailing trading price of such securities is at or significantly below the EFHT IPO price, because the prices at which they acquired their shares may be lower than prevailing market prices and/or the prices at which public investors purchased our securities in the open market, and therefore such Selling Securityholders may generate positive rates of return on their investment that would not be available to public shareholders that acquired their ECD securities at higher prices. For example, based on the closing price of our Common Stock of $0.95 per share as of February 16, 2024, the Initial Shareholders would experience a potential profit of up to approximately $0.86 per share with respect to sales of the Common Stock received in consideration of Founder Shares;

●	the Common Stock (including the shares underlying warrants) being offered under this prospectus represent approximately 70.4% of Common Stock outstanding as of February 16, 2024 (not including shares underlying Warrants), and sales of a significant number of such shares could materially adversely affect the trading prices of our securities;

●	the realization of any of the risk factors presented in this prospectus;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, earnings, results of operations, level of indebtedness, liquidity or financial condition;

●	failure to comply with the requirements of Nasdaq;

●	variance in our financial performance from the expectations of market analysts;

●	publication (or lack of publication) of research reports about the Company;

●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

●	new laws, regulations, subsidies, or credits or new interpretations of existing laws applicable to us;

●	actual or anticipated variations in our quarterly operating results;

●	announcements by the Company or its competitors of significant business developments;

●	the Company’s ability to obtain adequate working capital financing;

●	loss of any strategic relationships;

●	actions by the Company’s stockholders (including transactions in shares of the Company Common Stock);

●	changes in applicable laws or regulations, court rulings, enforcement, and legal actions;

●	sale of shares of the Company Common Stock or other securities in the future;

●	changes in market valuations of similar companies and general market conditions in our industry;

●	the trading volume of shares of the Company Common Stock;

●	additions or departures of key management personnel;

●	speculation in the press or investment community;

●	continuing increases in market interest rates, which may increase the Company’s cost of capital;

●	changes in our industry;

●	actual, potential, or perceived control, accounting, or reporting problems;

●	changes in accounting principles, policies, and guidelines;

●	other events or factors, including but not limited to those resulting from infectious diseases, health epidemics and pandemics (including but not limited to the ongoing COVID-19 pandemic) natural disasters, war, acts of terrorism, or responses to these events;

●	our ability to execute the Company’s business plan;

●	actual, potential or perceived control, accounting or reporting problems;

●	changes in the estimation of the future size and growth rate of our markets;

●	broad disruptions in the financial markets, including sudden disruptions in the credit markets; and

●	general economic and market conditions.

In addition, the securities markets have periodically experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company Common Stock. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If the Company were involved in any similar litigation it could incur substantial costs and its management’s attention and resources could be diverted from running the business and implementing its business plan, which would have a material adverse effect on us.

The Company will issue shares of the Company Common Stock or other equity or convertible debt securities without approval of the holders of the Company Common Stock, which would dilute then-existing ownership interests and may depress the market price of the Company Common Stock.

The Company may continue to require capital investment to support its business and may issue additional shares of the Company Common Stock or other equity or convertible debt securities of equal or senior rank in the future without approval of its stockholders in certain of circumstances.

The Company’s issuance of additional shares of the Company Common Stock or other equity or convertible debt securities would have the following effects: (i) the Company’s existing stockholders’ proportionate ownership interest in the Company would decrease; (ii) the amount of cash available per share, including for payment of dividends in the future, may decrease; (iii) the relative voting power of each previously outstanding shares of the Company Common Stock may be diminished; and (iv) the market price of the Company Common Stock may decline.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research, or cease publishing research about the Company, its share price and trading volume could decline significantly.

The trading market for the Company Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about the Company or its business. the Company may be unable to sustain coverage by well-regarded securities and industry analysts. If either no or only a limited number of securities or industry analysts maintain coverage of the Company, or if these securities or industry analysts are not widely respected within the general investment community, the demand for the Company Common Stock could decrease, which might cause its share price and trading volume to decline significantly. In the event that the Company obtains securities or industry analyst coverage or, if one or more of the analysts who cover the Company downgrade their assessment of the Company or publish inaccurate or unfavorable research about the Company’s business, the market price and liquidity for the Company Common Stock could be negatively impacted.

The resales of shares of the Company Common Stock issued to ECD Securityholders and other significant stockholders may cause the market price of the Company Common Stock to drop significantly, even if the Company’s business is doing well.

Immediately after Closing the ECD Securityholders hold approximately 74.5% of the outstanding shares of the Company Common Stock, approximately 4.3% of which will, be eligible for sale pursuant to the Company Lock-Up Agreement and the Sponsor Lock-Up Agreement, certain of the Company stockholders will be restricted, subject to certain exceptions, from selling any of the Company Common Stock that they receive in or hold at the Effective Time, which restrictions will expire and therefore additional the Company Common Stock will be eligible for resale six months after the Effective Time.

Subject to the Company Lock-Up Agreements, the ECD Securityholders that are a party thereto (which are ECD’s three executive officers and directors) may sell the Company Common Stock pursuant to Rule 144 under the Securities Act (“Rule 144”), if available. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, waiting until one year after the Company’s filing with the SEC of Form 10-type information reflecting the Business Combination.

Upon expiration of the Lock-Up Periods, and upon effectiveness of the registration statement that the Company files pursuant to the A&R Registration Rights Agreement or upon satisfaction of the requirements of Rule 144, certain former EFHT stockholders and certain other significant stockholders of the Company may sell large amounts of the Company Common Stock in the open market or in privately-negotiated transactions, which could have the effect of increasing the volatility in the Company’s share price or putting significant downward pressure on the price of the Company Common Stock.

We do not expect that the Company will pay dividends in the foreseeable future after the Merger.

We expect that the Company will retain most, if not all, of its available funds and any future earnings after the Merger to fund its operations and the development and growth of its business. As a result, we do not expect that the Company will pay any cash dividends on the Company Common Stock in the foreseeable future.

Following completion of the Business Combination, the Company’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of such dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by the Company from its subsidiaries, the Company’s financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. There is no guarantee that the shares of the Company Common Stock will appreciate in value after the Business Combination or that the trading price of the shares will not decline. Holders of the Company Common Stock should not rely on an investment in shares of the Company Common Stock as a source for any future dividend income.

The existence of indemnification rights to the Company’s directors, officers, and employees may result in substantial expenditures by the Company and may discourage lawsuits against its directors, officers, and employees.

The Amended Charter and bylaws, contain indemnification provisions for its directors, officers, and employees. Such indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against its directors, executive officers, and employees, which it may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against its directors and executive officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by its stockholders against its directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

If ECD fails to develop or maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in its financial reporting.

ECD is subject to the risk that its independent registered public accounting firm could communicate to its board of directors that it has deficiencies in its internal control structure that they consider to be “significant deficiencies.” A “significant deficiency” is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is more than a remote likelihood that a material misstatement of the entity’s financial statements will not be prevented or detected by the entity’s internal controls.

Effective internal control is necessary to provide reliable financial reports and effectively prevent fraud. If ECD cannot provide reliable financial reports or prevent fraud, it could be subject to regulatory action or other litigation and its operating results could be harmed.

ECD’s intended business, operations, and accounting are expected to be substantially more complex than ECD’s has been to date. It may be time consuming, difficult, and costly for the Company to develop and implement the internal control and reporting procedures required by the Exchange Act. the Company may need to hire additional financial reporting, internal control, and other finance personnel in order to develop and implement appropriate internal control and reporting procedures. If ECD is unable to comply with the internal control over financial reporting requirements of the Exchange Act, then it may not be able to obtain the required independent accountant certifications, which may preclude it from keeping its filings current with the SEC. The Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and the Company may not be able to timely file its Exchange Act reports in the future.

Further, a material weakness in the effectiveness of internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce ECD’s ability to obtain financing, and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on its business, results of operations, and financial condition.

If ECD is unable to implement and maintain effective internal control over financial reporting, including as applicable standards governing internal control are modified, supplemented, or amended from time to time, ECD may not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could cause ECD to face regulatory action and cause investors to lose confidence in its reported financial information, either of which could adversely affect the value of ECD’s Common Stock.

Risks Related to Intellectual Property

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and disclosure of our trade secrets or proprietary information could compromise any competitive advantage that we have, which could have a materially adverse effect on our business.

Our success depends, in part, on our ability to protect our proprietary rights to the technologies used in our products and our proprietary technology. We depend heavily upon confidentiality agreements with our officers, employees, consultants, and subcontractors to maintain the proprietary nature of our technology. These measures may not afford us complete or even sufficient protection and may not afford an adequate remedy in the event of an unauthorized disclosure of confidential information. If we fail to protect and/or maintain our intellectual property, third parties may be able to compete more effectively against us, we may lose our technological or competitive advantage, and/or we may incur substantial litigation costs in our attempts to recover or restrict use of our intellectual property. In addition, others may independently develop technology similar to ours, otherwise avoiding the confidentiality agreements, or produce patents that would materially and adversely affect our business.

Our failure to secure trademark registrations could adversely affect our ability to market our products and operate our business.

Our trademark applications in the United States and any other jurisdictions where we may file may not be allowed registration, and we may not be able to maintain or enforce our registered trademarks. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in corresponding foreign agencies, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our applications and/or registrations, and our applications and/or registrations may not survive such proceedings. Failure to secure such trademark registrations in the United States and in foreign jurisdictions could adversely affect our ability to market our products and our business.

There can be no assurance we will be able to comply with the continued listing standards of Nasdaq for our Common Stock.

Our Common Stock and our Public Warrants are listed on the Nasdaq Global Market, respectively, under the symbols “ECDA” and “ECDAW,” respectively. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards. In the event we fail to comply with the continued listing requirements of Nasdaq, we can provide no assurance that any action taken by us to restore compliance with listing requirements would prevent our Common Stock from dropping below the Nasdaq minimum bid price requirement, improve our stockholders’ equity or otherwise prevent future non-compliance with Nasdaq’s continued listing requirements. In such event, Nasdaq would delist our Common Stock. If our Common Stock or Warrants are subsequently delisted, it would likely have a negative effect on the price of such securities and would impair your ability to sell or purchase such securities when you wish to do so.

Concentration of ownership among ECD’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

Our directors and executive officers and their affiliates as a group beneficially own approximately 77.3% of our outstanding Common Stock. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of our certificate of incorporation and any approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

Sales of a substantial number of shares of our securities in the public market could cause the price of our securities to fall.

As of February 16, 2024, we had approximately 31,899,633 outstanding shares of Common Stock. We had outstanding warrants to purchase 11,757,500 shares of our Common Stock. On February 16, 2024, the closing price on Nasdaq for our Common Stock was $0.95 and for our Public Warrants was $0.0288.

These outstanding Warrants are exercisable at an exercise price of $11.50 per share. In addition, 400,000 shares of Common Stock will be available for future issuance under the 2023 Equity Incentive Plan. To the extent such warrants are exercised, or we grant additional stock options or other stock-based awards under the 2023 Equity Incentive Plan, additional shares of Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares eligible for resale in the public market.

Furthermore, although the shares of Common Stock issued in the Business Combination are subject to lock-up restrictions, as described elsewhere in this prospectus, upon the lapse of these lock-up restrictions, a substantial number of additional shares of Common Stock will become eligible for resale in the public market.

Sales of a substantial number of shares of Common Stock or warrants in the public market or the perception that these sales might occur could depress the market price of the Common Stock and/or warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock and warrants.

The grant and future exercise of registration rights may adversely affect the market price of our securities upon consummation of the Business Combination.

Pursuant to the registration rights agreement entered into in connection with the Business Combination and which is described elsewhere in this prospectus, certain stockholders can demand that we register their registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that we undertake. Following the consummation of the Business Combination, we intend to file and maintain an effective registration statement under the Securities Act covering such securities.

The registration of these securities will permit the public resale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our securities post-Business Combination.

Our amended and restated certificate of incorporation grants our board the power to issue additional shares of common and preferred stock and to designate series of preferred stock, all without stockholder approval.

We are authorized to issue 101,000,000 shares of capital stock, of which 1,000,000 shares will be authorized as preferred stock. Our board of directors, without any action by our stockholders, may designate and issue shares of preferred stock in such series as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights, provided it is consistent with Delaware law.

The rights of holders of our preferred stock that may be issued could be superior to the rights of holders of Common Stock. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of the Common Stock. Further, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then current holders of our capital stock and may dilute the book value per share.

Neither ECD nor EFHT has ever paid cash dividends on its capital stock, and we do not anticipate paying dividends in the foreseeable future.

Neither ECD nor EFHT has ever paid cash dividends on any of its capital stock and we currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of our Common Stock will be the sole source of gain for the foreseeable future.

The trading price our securities is likely to be volatile, and you may not be able to sell our securities at or above the price you paid.

We expect the trading price of our Common Stock and Warrants to be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

●	actual or anticipated fluctuations in operating results;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts or changed recommendations for our stock or the industry in general;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our focus on long-term goals over short-term results;

●	the timing and magnitude of our investments in the growth of our business;

●	actual or anticipated changes in laws and regulations affecting our business;

●	additions or departures of key management or other personnel;

●	disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	sales of substantial amounts of the Common Stock by executive officers, directors or significant stockholders or the perception that such sales could occur;

●	changes in our capital structure, including future issuances of securities or the incurrence of debt;

●	the impact of the COVID-19 pandemic and the response of governments and business to the pandemic; and

●	general economic, political and market conditions.

In addition, the stock market in general, and Nasdaq in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our securities, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

If securities or industry analysts issue an adverse opinion regarding our Common Stock or do not publish research or reports about us, the price and trading volume of our securities could decline.

The trading market for our Common Stock and Warrants will depend in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts or the content and opinions included in their reports. Securities analysts may elect not to provide research coverage of our company and such lack of research coverage may adversely affect the market price of our Common Stock and Warrants. The price of our Common Stock and Warrants could also decline if one or more equity research analysts downgrade their recommendations with respect to our Common Stock and Warrants, change their price targets, issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of the company, we could lose visibility in the market, which in turn could cause the price of our securities to decline.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We may redeem outstanding Warrants prior to their exercise at a time that is disadvantageous to you, thereby significantly impairing the value of such warrants. We will have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which a notice of redemption is sent to the warrant holders. The Private Warrants have terms and provisions that are identical to those of the warrants sold as part of the Public Warrants, including with respect to redeemability.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the Common Stock issuable upon exercise of such Warrants is effective and a current prospectus relating to the Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

The value received upon exercise of the Warrants (1) may be less than the value the holders would have received if they had exercised their Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Warrants.

In the event we elect to redeem the Warrants that are subject to redemption, we will mail the notice of redemption by first class mail, postage prepaid, not less than thirty days prior to the redemption date to the registered holders of the Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in such manner will be conclusively presumed to have been duly given whether or not the registered holder received such notice, and we are not required to provide any notice to the beneficial owners of such warrants. Additionally, while we are required to provide such notice of redemption, we are not separately required to, and do not currently intend to, notify any holders of when the Warrants become eligible for redemption. If you do not exercise your Warrants in connection with a redemption, including because you are unaware that such Warrants are being redeemed, you would only receive the nominal redemption price for your Warrants.

Anti-takeover provisions contained in our amended and restated certificate of incorporation and bylaws, and in applicable law, could impair a takeover attempt.

Our amended and restated certificate of incorporation and bylaws afford certain rights and powers to our board of directors that could contribute to the delay or prevention of an acquisition that it deems undesirable, including:

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

●	the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

●	the right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which may prevent stockholders from being able to fill vacancies on our board of directors;

●	the requirement that a special meeting of stockholders may be called only by our board of directors or the chairman of the board of directors, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

We are also subject to Section 203 of the Delaware General Corporation Law and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of Common Stock, and could also affect the price that some investors are willing to pay for the Common Stock.

Our amended and restated certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. These provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Securities Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the amended and restated certificate of incorporation. In addition, the amended and restated certificate of incorporation and bylaws will provide that, to the fullest extent permitted by law, claims made under the Securities Act must be brought in federal district court.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims and result in increased costs for investors to bring a claim. Alternatively, if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

General Risk Factors

Damage to our reputation or our brand could negatively impact our business, financial condition, and results of operations.

We must grow the value of our brand to be successful. We intend to develop a reputation based on the high quality of our products, services, and trained personnel. If we do not make investments in areas such as marketing and advertising, as well as personnel training, the value of our brand may not increase or may be diminished. Any incident, real or perceived, regardless of merit or outcome, that adversely affects our brand, such as, but not limited to, vehicle quality, workmanship and delivery times, could significantly reduce the value of our brand, expose us to negative publicity, and damage our overall business and reputation.

We may pursue acquisitions of complementary businesses or technologies, which could divert the attention of management and which may not be integrated successfully into our existing business.

We may pursue acquisitions or licenses of technology to, among other things, expand the scope of products and services we provide. We cannot guarantee that we will identify suitable acquisition candidates, that acquisitions will be completed on acceptable terms, or that we will be able to successfully integrate the operations of any acquired business into our existing business. The acquisition and integration of another business or technology would divert management attention from other business activities, including our core business. In addition, we may borrow money or issue capital stock to finance acquisitions. Such borrowings might not be available on terms as favorable to us as our current borrowing terms and may increase our leverage, and the issuance of capital stock could dilute the interests of our stockholders.

We depend on certain key personnel.

We substantially rely on the efforts of our current senior management, including our co-founder and Chief Executive Officer, Scott Wallace and our co-founders Thomas Humble, Emily Humble and Elliot Humble. Our business would be impeded or harmed if we were to lose their services. In addition, if we are unable to attract, train, and retain highly skilled technical, managerial, product development, sales, and marketing personnel, we may be at a competitive disadvantage and unable to develop new products or increase revenue. The failure to attract, train, retain and effectively manage employees could negatively impact our research and development, sales and marketing and reimbursement efforts. In particular, the loss of sales personnel could lead to lost sales opportunities as it can take several months to hire and train replacement sales personnel. Uncertainty created by turnover of key employees could adversely affect our business.

Members of our board of directors will have other business interests and obligations to other entities.

None of our independent directors will be required to manage our business as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to us, provided that such activities do not compete with the business of our company or otherwise breach their agreements with us. We are dependent on our directors and executive officers to successfully operate our company. Their other business interests and activities could divert time and attention from operating our business.

We will need to carefully manage our expanding operations to achieve sustainable growth.

To achieve increased revenue levels, market our products internationally, complete clinical studies and develop future products, we believe that we will be required to periodically expand our operations, particularly in the areas of manufacturing, sales and marketing, and quality assurance. As we expand our operations in these areas, management will face new and increased responsibilities. To accommodate any growth and compete effectively, we must continue to upgrade and improve our information systems, procedures, and controls across our business, as well as expand, train, motivate, and manage our work force. Our future success will depend significantly on the ability of our current and future management to operate effectively. Our personnel, systems, procedures, and controls may not be adequate to support our future operations. If we are unable to effectively manage our expected growth, this could have a material adverse effect on our business, financial condition, and results of operations.

Downturns or volatility in general economic conditions could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our revenues and profitability depend significantly on general economic conditions and the demand for our products in the markets in which our customers are located. Weaknesses in the global economy and financial markets, including the current weaknesses resulting from the ongoing COVID-19 pandemic or geopolitical instability, could lead to lower demand for our products. A decline in customer demand can affect the need that customers have for our products, and the money or insurance available to pay for our vehicles. Any further adverse changes in economic conditions, including any recession, economic slowdown or disruption of credit markets, or the outbreak of war or conflict, may also lead to lower demand for our products. Volatile and uncertain economic conditions can make it difficult to accurately forecast and plan future business activities.

All of these factors related to general economic conditions, which are beyond our control, could adversely impact our business, financial condition, results of operations and liquidity.

Our management team has limited experience managing a public company.

Most members of our management team have limited or no experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. There are significant obligations that we will be subject to relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage our transition to being a public company. These new obligations and added scrutiny will require significant attention from our management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, operating results and financial condition.

Inadequate internal controls could result in inaccurate financial reporting.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, our stockholders could lose confidence in our financial reporting, which could adversely affect results of our business and our enterprise value.

We will need to undertake significant efforts to strengthen our processes and systems and adapt them to changes as our business evolves (including with respect to becoming a publicly traded company). This continuous process of maintaining and adapting our internal controls is expensive and time-consuming, and requires significant management attention. We cannot be certain that our internal control measures will, in the future, provide adequate control over our financial processes and reporting. Furthermore, as our business evolves and if we expand through acquisitions of other companies or make significant investments in other companies or enter into joint development and similar arrangements, our internal controls may become more complex and we will require significantly more resources to ensure our internal controls remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm identify material weaknesses, the disclosure of that fact, even if quickly remediated, could reduce the market’s confidence in our financial statements and harm our enterprise value.

Our actual operating results may differ significantly from our guidance.

From time to time, we provide forward looking estimates regarding our future performance that represent our management’s estimates as of a point in time. These forward-looking statements are based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our independent registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance on our projections.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions and conditions, some of which will change. The principal reason that we provide forward looking information is to provide a basis for our management to discuss our business outlook with stockholders. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions of our forward-looking statements will not materialize or will vary significantly from actual results. Accordingly, our forward-looking statements are only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our forward-looking statements and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making investment decisions.

We qualify as an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on- golden parachute voting requirements, and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Common Stock that are held by non-affiliates exceeds $700.0 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Common Stock in the Company’s initial public offering of units, which was consummated on September 13, 2022 (the “IPO”). In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our securities less attractive because we will rely on these exemptions, which may result in a less active trading market for our securities.

USE OF PROCEEDS

All of the Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Company may receive up to an aggregate of approximately $2.9 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants. To the extent that Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease, potentially to zero. On February 16, 2024, the last reported sales price of our Common Stock was $0.95 and the exercise price per share of the Warrants is $11.50. The exercise price of the Warrants is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that Warrant holders will exercise their Warrants in the foreseeable future. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, there is no certainty that Warrant holders will exercise their Warrants and, accordingly, we may not receive any cash proceeds in relation to our outstanding Warrants. See “Description of Capital Stock” for additional information regarding the warrants.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Common Stock. Pursuant to the Registration Rights Agreement, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

We expect to use the net proceeds received from the Sellers from the exercise of the Warrants, if any, for general corporate purposes, which may include funding working capital requirements, capital expenditures, acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. See “Plan of Distribution” elsewhere in this prospectus for more information.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock and our Public Warrants are listed on the Nasdaq Global Market under the symbols “ECDA” and “ECDAW,” respectively. On February 16, 2024, the closing sale price of our Common Stock and the closing sales price of our Public Warrants were $0.95 and $0.0288, respectively. As of February 16, 2024, there were 30 holders of record of our Common Stock and 7 holders of record of our Public Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends by us in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus,

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of EFHAC and ECD, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EFHAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023, assumes that the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and for the year ended December 31, 2022, present pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of EFHAC was derived from the unaudited financial statements of EFHAC as of and for the nine months ended September 30 2023, and the audited financial statements of EFHAC for the year ended December 31, 2022, which are included in the Proxy Statement/Prospectus. The historical financial information of ECD was derived from the unaudited consolidated financial statements of ECD as of and for the nine months ended September 30, 2023, and the audited financial statements of ECD for the year ended December 31, 2022, which are included in the Proxy Statement/Prospectus. This information should be read together with EFHAC’s and ECD’s audited financial statements, and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EFHAC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ECD” and other financial information included in the Proxy Statement/Prospectus.

Description of the Business Combination

On March 3, 2023, EFHAC entered into a Merger Agreement with ECD, ECD UK, Merger Sub, and Scott Wallace, pursuant to which, Merger Sub merged with and into ECD with ECD as the surviving corporation and becoming a wholly-owned subsidiary of EFHAC. In connection with the Merger, EFHAC changed its name to “ECD Automotive Design Inc.”

More specifically, and as described in greater detail below, at the Effective Time of the Merger:

●	each share of ECD Common Stock, if any, that is owned by ECD or Merger Sub, were automatically be cancelled and retired without any conversion thereof and ceased to exist, and no consideration was delivered in exchange therefor;

●	each share of ECD Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of ECD Common Stock cancelled pursuant to above and Dissenting Shares) were converted into the right to receive the Closing Per Share Merger Consideration; and

●	each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time were converted into and became one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

On October 14, 2023, EFHAC entered into a First Amendment to Merger Agreement (the “Amended Merger Agreement”) with ECD, ECD UK, Merger Sub, and Scott Wallace. Pursuant to the terms of the Amended Merger Agreement, the consideration delivered to the equity holders of ECD in connection with the Merger was $2 million cash and the following securities:

a.	25,100,000 shares of EFHAC common stock;

b.	39,000 shares of EFHAC Series A Convertible Preferred Stock;

c.	A warrant to purchase 1,091,525 shares of EFHAC Common Stock (“Common Shares Warrant”);

d.	A warrant to purchase 15,819 shares of EFHAC Series A Convertible Preferred Stock (“Preferred Shares Warrant).

On October 6, 2023, EFHAC entered into a Securities Purchase Agreement (the “EFHAC SPA”) with an institutional investor (the “Lender”), pursuant to which EFHAC authorized a new series of Senior Secured Convertible Notes (the “Note”) in the aggregate original principal amount of $15,819,209. The purchase price of such Notes was $13,700,000.

At any time EFHAC shall have the right to redeem all, or any part, of the outstanding amount then remaining under this Note on the Company Optional Redemption Date, as defined in the EFHAC SPA. At any time after issuance, this Note shall be convertible into validly issued, fully paid and non-assessable shares of EFHAC Common on the terms and conditions set forth in the EFHAC SPA. The number of shares of EFHAC Common Stock issuable upon conversion of any conversion amount shall be determined by dividing (x) such conversion amount, defined as 115% of the sum of (A) the portion of the principal of the Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid interest with respect to such principal of the Note, (C) accrued and unpaid late charges with respect to such principal of the Note and interest, and (D) any other unpaid amounts by (y) the conversion price of $10.00.

On October 11, 2023, ECD sold the Lender (i) 1,100,000 shares of ECD Common Stock, (ii) 39,000 shares of ECD Series A Convertible Preferred Stock, (iii) a warrant to purchase 1,091,525 shares of ECD Common Stock, and (iv) a warrant to purchase 15,819 shares of ECD Series A Convertible Preferred Stock in exchange for cash consideration of $300,000.

The following table summarizes the pro forma number of shares of EFHAC Common Stock outstanding following the consummation of the Business Combination, discussed further in the sections below, excluding the potential dilutive effect of the EFHAC Public Warrants, EFHAC Private Warrants, the Common Shares Warrant, the Preferred Shares Warrant, the Series A Convertible Preferred Stock, or the Senior Secured Convertible Notes.

Equity Capitalization Summary	Shares	%
ECD Securityholders	26,500,000	83.1%
EFHAC Public Stockholders	1,459,975	4.6%
Initial Stockholders	3,164,688	9.9%
EF Hutton	750,000	2.4%
Total common stock	31,874,663	100.0%

The following table shows the per share value of EFHAC Common Stock held by non-redeeming holders of EFHAC Common Stock:

Shares	31,874,663
Book deficit per share	$(0.21)

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although EFHAC acquired all of the outstanding equity interests of ECD in the Business Combination, EFHAC was treated as the “acquired” company and ECD was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of ECD issuing stock for the net assets of EFHAC, accompanied by a recapitalization. The net assets of EFHAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ECD.

ECD was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	ECD’s existing stockholders have the greatest voting interest in the Company;

●	ECD’s existing stockholders have the ability to control decisions regarding election and removal of directors and officers of the Company;

●	ECD is the larger entity in terms of substantive operations and employee base;

●	ECD comprises the ongoing operations of the Company; and

●	ECD’s existing senior management is the senior management of the Company.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are based on the unaudited and audited historical financial statements of EFHAC and ECD. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	ECD (Historical)	EFHAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$5,183	$—	$93	(A)	$11,444
			645	(C)
			13,700	(D)
			(2,406)	(E)
			(400)	(F)
			(1,700)	(G)
			(604)	(I)
			(3,067)	M
Accounts receivable	2,491	—	—		2,491
Inventories	3,381	—	—		3,381
Other receivable	33	—	—		33
Prepaid expenses	64	20	—		84
Short-term prepaid insurance	—	68	—		68
Total Current Assets	11,152	88	6,261		17,501
Property and equipment, net	512	—	—		512
Right-to-use asset	4,409	—	—		4,409
Deposit	76	—	—		76
Marketable securities held in Trust Account	—	37,746	160	(A)	—
			(37,261)	(B)
			(645)	(C)

TOTAL ASSETS	$16,149	$37,834	$(31,485)		$22,498

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$970	$2,402	$1,450	(D)	$1,273
			(2,179)	(E)
			(1,370)	(F)

Line of credit	3,205	—	(3,067)	(M)	138
Accrued offering costs	—	205	—		205
Exercise tax payable	—	825	—		825
Customer deposits	8,905	—	—		8,905
Lease liability, current	317	—	—		317
Other payable	286	—	—		286
Income taxes payable	—	573	—		573
Total Current Liabilities	13,683	4,005	(5,166)		12,522
Loan payable	500	—	—		500
Lease liability, non-current	4,068	—	—		4,068
Deferred underwriting fee payable	—	4,025	(4,025)	(F)	—
Convertible promissory note – related party	—	351	253	(A)	—
			(604)	(I)
Convertible note, net of debt discount	—	—	12,250	(D)	12,250
TOTAL LIABILITIES	18,251	8,381	2,708		29,340

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of SEPTEMBER 30, 2023
(in thousands, except share and per share data) — (Continued)

	ECD (Historical)	EFHAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
EFHAC common stock subject to possible redemption, 3,492,647 shares at redemption value	—	36,785	160	(A)	—
			(37,261)	(B)
			316	(J)
STOCKHOLDERS’ DEFICIT
EFHAC preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding, historical; 1,000,000 shares authorized; 39,000 shares issued and outstanding, combined	—	—	—	(G)	—
EFHAC common stock, $0.0001 par value; 100,000,000 shares authorized; 3,132,500 shares issued and outstanding (excluding 3,492,647 shares subject to possible redemption), historical; 100,000,000 shares authorized; 31,874,663 shares issued and outstanding, combined	—	—	—	(F)	3
			3	(G)
			—	(J)
			—	(L)

ECD common stock, $10 par value; 100 shares authorized, issued and outstanding, historical	1	—	(1)	(G)	—
Additional paid-in capital	2	—	(83)	(E)	—
			2,021	(F)
			(1,702)	(G)
			(4,799)	(H)
			(316)	(J)
			137	(K)
			—	(L)
			4,740	(N)
Accumulated deficit	(2,105)	(7,332)	(160)	(A)	(6,845)
			(144)	(E)
			2,974	(F)
			4,799	(H)
			(137)	(K)
			(4,740)	(N)

TOTAL STOCKHOLDERS’ DEFICIT	(2,102)	(7,332)	2,592		(6,842)
TOTAL LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS’ DEFICIT	$16,149	$37,834	$(31,485)		$22,498

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	ECD (Historical)	EFHAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$15,658	$—	$—		$15,658
Cost of goods sold	10,212	—	—		10,212
Gross profit	5,446	—	—		5,446

Operating expenses
Sales and marketing expenses	307	—	—		307
General and administrative expenses	4,054	—	—		4,054
Depreciation expense	85	—	—		85
Formation and operating costs	—	2,815	—		2,815
Total operating expenses	4,446	2,815	—		7,261

Income (loss) from operations	1,000	(2,815)	—		(1,815)

Other income (expense):
Interest earned on marketable securities held in Trust Account	—	2,876	(2,876)	(AA)	—
Interest income (expense), net	27	—	(2,494)	(BB)	(2,467)
Resale commissions income	86	—	—		86

Other income, net	13	—	—		13

Total other income (expense), net	126	2,876	(5,370)		(2,368)

Income (loss) before provision for income taxes	1,126	61	(5,370)		(4,183)

Provision for income taxes	—	(573)	—		(573)

Net income (loss)	$1,126	$(512)	$(5,370)		$(4,756)

Net income per common share, basic and diluted	$11,261

Basic and diluted net loss per share, redeemable common stock		$(0.05)

Basic and diluted net loss per share, non-redeemable common stock		$(0.05)

Weighted average number of common shares outstanding, basic and diluted					31,874,663

Net loss per common share, basic and diluted					$(0.15)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	ECD (Historical)	EFHAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$14,990	$—	$—		$14,990
Cost of goods sold	11,217	—	—		11,217
Gross profit	3,773	—	—		3,773

Operating expenses
Sales and marketing expenses	299	—	—		299
General and administrative expenses	3,743	—	144	(CC)	4,024
			137	(EE)
Depreciation expense	72	—	—		72
Formation and operating costs	—	258	—		258
Total operating expenses	4,114	258	281		4,653

Loss from operations	(341)	(258)	(281)		(880)

Other income (expense):
Interest earned on marketable securities held in Trust Account	—	1,105	(1,105)	(AA)	—
Interest income (expense), net	(10)	—	(3,325)	(BB)	(3,335)
Gain on settlement of debt	—	—	2,974	(DD)	2,974
Loss on sale of asset	(56)	—	—		(56)
Resale commissions income	540	—	—		540
Other income, net	30	—	—		30
Stock-based compensation	—	(63)	—		(63)
Total other income, net	504	1,042	(1,456)		90

Income (loss) before provision for income taxes	163	784	(1,737)		(790)

Provision for income taxes	—	(206)	—		(206)

Net income (loss)	$163	$578	$(1,737)		$(996)

Net income per common share, basic and diluted	$1,607.34

Basic and diluted net income per share, redeemable common stock		$0.09

Basic and diluted net income per share, non-redeemable common stock		$0.09

Weighted average number of common shares outstanding, basic and diluted					31,874,663

Net loss per common share, basic and diluted					$(0.03)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as ECD was determined to be the accounting acquirer, primarily due to the fact that ECD stockholders continue to control the Company. Under this method of accounting, although EFHAC acquired all of the outstanding equity interests of ECD in the Business Combination, EFHAC was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of ECD issuing stock for the net assets of EFHAC, accompanied by a recapitalization. The net assets of EFHAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ECD.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 assumes that the Business Combination and related transactions occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	EFHAC’s unaudited condensed consolidated balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included in the Proxy Statement/Prospectus; and

●	ECD’s unaudited consolidated balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	EFHAC’s unaudited statement of operations for the nine months ended September 30, 2023 and the related notes, included in the Proxy Statement/Prospectus; and

●	ECD’s unaudited consolidated statement of operations for the nine months ended September 30, 2023 and the related notes, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using, and should be read in conjunction with, the following:

●	EFHAC’s audited statement of operations for the year ended December 31, 2022 and the related notes, included in the Proxy Statement/Prospectus; and

●	ECD’s audited consolidated statement of operations for the year ended December 31, 2022 and the related notes, included in the Proxy Statement/Prospectus.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that EFHAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. EFHAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of EFHAC and ECD.

2. Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EFHAC has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. ECD and EFHAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Company as a result of the Business Combination. Upon Closing of the Business Combination, it is likely that the Company will record a full valuation allowance against the total U.S. and state deferred tax assets given the net operating losses and valuation allowance of ECD as the recoverability of the tax assets is uncertain. The Company used the separate return method in calculating the pro forma tax provision and tax effects of our pro forma adjustments.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2022.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(A)	Reflects the deposit of $0.2 million into the Trust Account to extend the Combination Period and the accretion of the common stock subject to possible redemption.

(B)	Reflects the redemption of 3,470,172 shares of EFHAC common stock at a redemption price of $10.74 per share upon the Business Combination, resulting in a redemption payment of $37.3 million from the Trust Account to EFHAC Public Stockholders.

(C)	Reflects the transfer of marketable securities held in the Trust Account to cash.

(D)	Reflects the net proceeds from the issuance of the Senior Secured Convertible Note by EFHAC pursuant to the EFHAC SPA, less the estimated aggregate debt discount consisting of debt issuance costs of approximately $3.6 million.

(E)	Reflects payments of $2.3 million of Business Combination related fees and expenses and $0.1 million of debt issuance costs, excluding the deferred underwriting commissions of $4.0 million which was already accrued on EFHAC’s historical balance sheet.

(F)	Reflects the settlement of the deferred underwriting commissions of $4.0 million and the placement agent fee of $1.4 million with $0.4 million cash and 750,000 shares of stock pursuant to the Satisfaction and Discharge Agreement entered into by EFHAC and EF Hutton on October 14, 2023.

(G)	Represents the issuance of 25,100,000 EFHAC common stock, 39,000 EFHAC Series A Convertible Preferred Stock, a warrant to purchase 1,091,525 shares of EFHAC common stock, a warrant to purchase 15,819 shares of EFHAC Series A Convertible Preferred Stock, and a $2 million payment to the ECD management stockholders, net of the $0.3 million proceeds from the sale and issuance of the ECD Series A Convertible Preferred Stock, the ECD Common Stock, the warrant to purchase ECD Common Stock and the warrant to purchase ECD Series A Convertible Preferred Stock pursuant to a Securities Purchase Agreement entered into by ECD and Lender on October 6, 2023.

(H)	Reflects the elimination of EFHAC’s historical accumulated deficit after recording the accretion as described in (A) above, the transaction costs as described in (E) above, the settlement of costs as described in (F) above, and the stock-based compensation as described in (K) below.

(I)	Reflects the repayment of related party promissory note in cash upon the Closing of the Business Combination.

(J)	Reflects the reclassification of 22,475 shares of EFHAC common stock subject to possible redemption to permanent equity.

(K)	Reflects the recognition of stock-based compensation upon consummation of the Business Combination for the Founder Shares transferred from Sponsor to EFHAC’s management on March 8, 2022 and May 23, 2022.

(L)	Reflects the issuance of 1,437,500 Rights Shares to EFHAC Public Stockholders and 32,188 Rights Shares to Initial Stockholders. No entry required due to rounding.

(M)	Reflects the repayment of ECD’s line of credit in cash upon the Closing of the Business Combination.

(N)	Reflects the reclassification among equity to avoid negative additional paid-in capital.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 are as follows:

(AA) Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(BB) Represents an adjustment to include interest expense on the Senior Secured Convertible Note after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(CC) Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry (E) above in the aggregate amount of $0.1 million for the direct, incremental costs of the Business Combination expected to be incurred by EFHAC, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Company beyond 12 months after the Business Combination.

(DD) Reflects the settlement of the deferred underwriting commissions of $4.0 million and the placement agent fee of $1.4 million with $0.4 million cash and 750,000 million shares of EFHAC common stock pursuant to the Satisfaction and Discharge Agreement entered into by EFHAC and EF Hutton on October 14, 2023.

(EE) Reflects the recognition of stock-based compensation upon consummation of the Business Combination for the Founder Shares transferred from Sponsor to EFHAC’s management on March 8, 2022 and May 23, 2022.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Public Shares by EFHAC Public Stockholders for the nine months ended September 30, 2023 and for the year ended December 31, 2022:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2023	Year Ended December 31, 2022
Net loss	$(4,756)	$(996)
Weighted average shares outstanding of common stock(1)	31,874,663	31,874,663
Net loss per common share, basic and diluted	$(0.15)	$(0.03)

(1)	For the purposes of calculating diluted earnings per share, all outstanding EFHAC Public Warrants, EFHAC Private Warrants, the Common Shares Warrant, the Preferred Shares Warrant, the Series A Convertible Preferred Stock, and the Senior Secured Convertible Notes should have been assumed to have been exercised/converted. However, since this results in anti-dilution, the effect of such exercise/conversion was not included in the calculation of diluted net loss per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ECD

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2023 and 2022, our audited financial statements as of and for the years ended December 31, 2022 and 2021, and other information included in the prospectus beginning on page F-1. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this report. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “ECD,” “we”, “us”, “our”, and the “Company” are intended to refer to (i) following the Business Combination (as defined below), the business and operations of ECD and its consolidated subsidiaries, and (ii) prior to the Business Combination, ECD (the predecessor entity in existence prior to the consummation of the Business Combination) and its consolidated subsidiary.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws. In addition, any statements that refer to projections (including EBITDA and cash flow), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. When used in this prospectus, words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. When the Company discuss strategies or plans, including as they relate to the Business Combination, the Company is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management. Forward-looking statements may include, but are not limited to:

●	ECD has a limited operating history with a history of losses and expects to incur significant expenses for the near term.

●	If we fail to manage our growth effectively, our business could be harmed.

●	ECD’s business strategy may not be successfully implemented, which could negatively impact its financial results and stock price.

●	ECD’s vehicles are highly customized and may not perform in a manner consistent with every customer’s expectations.

●	ECD’s business is highly dependent on the price, availability and quality of base vehicles.

●	ECD’s ability to predict future demand for its vehicles and inventory is limited, which limits the accuracy of ECD’s financial forecasts.

●	ECD does not have a diversified range of operations or portfolio of investments, and ECD’s business is highly specific to the customization and restoration of Land Rover Series, Land Rover Defenders, Range Rover Classics and Jaguar car models.

●	ECD’s business is highly specialized and dependent on a continuing demand for high-end, luxury customer passenger vehicles.

●	ECD may fail to adequately obtain, maintain, enforce and protect ECD’s intellectual property and may not be able to prevent third parties from unauthorized use of ECD’s intellectual property and proprietary technology.

●	ECD’s business depends on the success of its marketing strategies.

●	ECD’s success is dependent on the continued leadership and experience of ECD Securityholders, and the loss of their services may have a material and adverse effect on ECD’s operations and financial condition.

●	We may lose or fail to attract and retain key management personnel and salaried employees.

●	The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

●	ECD may incur material losses and costs as a result of warranty claims and product liability and intellectual property infringement actions that may be brought against ECD.

●	ECD’s business could be adversely affected by computer malware, viruses, ransomware, hacking, phishing attacks and security threats, including cybersecurity threats and related disruptions, which could result in security and privacy breaches and interruption in service.

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed herein and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Business Overview and Strategy

ECD is an award winning, custom-car builder with a focus on British classic vehicles. We provide clients a one-of-a kind immersive luxury automotive design experience for each of its unique custom builds, where customers may design every aspect of the vehicle. In sequence, our highly trained technicians, master-certified ASE craftsmen, hand-built, from the ground up, in 2,200 man-hours, a completely restored vehicle, replacing substantially its every single component– customizing the engine, the color, the seating, the stitching, the electronics and the cosmetic finishes. All elements of the process are completed in-house. We primarily earn our revenue from the sale of the customized vehicle directly to the customer, as well as by providing repair or upgrade services to customers, and from the sale of extended warranties. Occasionally we earn commissions on resale of used vehicles that were originally built by us. Our revenues, net, were $6.2 million and $3.7 million and $15.7 million and $11.1 million for the three and nine months ended September 30, 2023 and 2022, respectively. We had net income of $0.7 million and $1.1 million for the three and nine months ended September 30, 2023, respectively and net loss of $0.08 million for the three and nine months ended September 30, 2022.

The Company’s business is subject to retail industry trends and conditions and the sales of new and used vehicles. Worldwide economic conditions impact consumer spending and if the global macroeconomic environment deteriorates, this could have a negative effect on the Company’s revenues and earnings.

Although we believe that our product is geared towards a certain customer base that is not as vulnerable to the global economic conditions, there are certain levels of volatility related to domestic and international markets, increased competition by manufacturers, technological advancements, customer acceptance, discretionary consumer spending and general economic conditions. All of our products are subject to price fluctuations in materials and labor costs, which could affect the carrying value of inventories and gross margins in the future.

Our headquarters, known as the “Rover Dome,” is a 100,000-square-foot facility located in Kissimmee, FL, where 91 employees are currently located, including 65 talented technicians, who hold a combined 61 National Institute for ASE and 5 master level certifications. ECD, by means of ECD UK, operates a logistics center in the United Kingdom where its professionals work to source and transport over-25-year-old work vehicles back to the United States for restoration.

The Common Stock being registered for resale in connection with this offering will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Common Stock held by non-affiliates). The Selling Securityholders are registering an aggregate of 54,678,451 shares of Common Stock, not including the share underlying the public Warrants. The registered shares representing approximately 66.2% of our outstanding Common Stock (excluding shares issuable upon the exercise of Warrants), or 70.4% of our outstanding Common Stock (including shares issuable upon the exercise of Warrants). The Selling Securityholders will be able to sell all of their respective securities for so long as the registration statement of which this prospectus forms a part is available for use. In addition, a portion of the Common Stock being registered for resale hereunder were purchased by the Selling Securityholders at prices below the current market price of our Common Stock. Given the substantial amount of redemptions in connection with the Business Combination and the relative lack of liquidity in our stock, sales of our Common Stock under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

Merger with EF Hutton Acquisition Corporation I

On March 3, 2023, EF Hutton Acquisition Corporation I (“EFHT” or the “Registrant”) entered into a Merger Agreement (the “Agreement”) with the Company and EFHT Merger Sub, Inc., a Florida corporation (“Merger Sub”) and wholly-owned subsidiary of the Registrant, pursuant to which Merger Sub will merge with and into the Company with the Company as the surviving corporation and becoming a wholly-owned subsidiary of EFHT (the “Merger”). In connection with the Merger, EFHT changed its name to “ECD Automotive Design, Inc.” The Board of Directors of the Registrant (the “Board”) has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of the Registrant. On October 14, 2023, EFHT, the Company, ECD UK, Merger Sub and Scott Wallace, as the Securityholder Representative entered into an amendment to the Merger Agreement. A copy of the Merger Agreement and the First Amendment to the Merger Agreement, dated as of October 14, 2023 is attached to this prospectus as Exhibit 2.1 and Exhibit 2.2. At the closing of the Merger, EFHT will issue (a) 25.1 million shares of its common stock, par value $0.0001 per share (the “EFHT Common Stock”), (b) 39,000 shares of EFHT Series A Convertible Preferred Stock, (c) a warrant to purchase 1,091,525 shares of EFHT Common Stock (“Common Shares Warrant”) and (d) a warrant to purchase 15,819 shares of EFHT Series A Convertible Preferred Stock (“Preferred Shares Warrant”) to the ECD Securityholders, as further described in the Merger Agreement. EFHT will also pay the ECD Initial Securityholders a cash payment of $2,000,000 as consideration for the Merger.

Recent Developments

On September 28, 2023, ECD entered into a loan and security agreement (the “Loan and Security Agreement”) with Context Credit Holdings, LP (“Edge”) for a $10,000,000 revolving credit facility (the “Edge Facility”). Under the Edge Facility, Edge will make borrowing base advances against ECD’s accounts receivables, up to a limit of 90% of eligible accounts receivable as determined according to the Loan and Security Agreement. The Edge Facility has a two-year term, subject to renewal at Edge’s discretion. The advances will bear interest at a per annum rate equal to (a) the Base Rate plus (b) 7.00%; the “Base Rate” means the greater of (i) 6.50% and (ii) the Wall Street Journal Prime Rate (floating with daily resets) as publicly announced to be in effect from time to time. Pursuant to the Loan and Security Agreement, ECD may at any time terminate the Edge Facility with 60 days’ prior written notice. ECD has agreed with the Lender under the SPA that, by the closing date for the issuance of the Note, it will either have (i) delivered an irrevocable notice to terminate the Loan and Security Agreement or (ii) entered into an intercreditor agreement with Edge and the Collateral Agent (as defined in the SPA).

The Edge Facility is secured by a blanket lien on all corporate assets, including a perfected first-priority lien on and security interest in all ECD’s assets, including accounts receivables, inventory, equipment, real estate, contracts, general intangibles, and proceeds thereof. Also, each of the ECD Initial Securityholders has entered into a personal guaranty with Edge with respect to the Edge Facility.

Subsequent to September 30, 2023, the Company has drawn down $3.2 million of the Edge Facility.

On October 6, 2023, ECD amended its articles of incorporation which authorized 100 shares of common stock with no par value to authorize 500,000,000 shares of common stock (“ECD Common Stock”) with no par value and 20,000,000 shares of preferred stock with no par value (“ECD Preferred Stock”). Included in this amendment, the Company created and designated 54,819 shares of preferred stock as “Series A Convertible Preferred Stock.”

Effective October 11, 2023, ECD closed the transaction memorialized in the Securities Purchase Agreement, dated October 6, 2023 (the “Humble SPA”) by and between ECD and an institutional investor (the “Investor”) pursuant to which ECD agreed to issue to the Investor (i) 39,000 shares of Series A Convertible Preferred Stock of the Company convertible into shares of ECD Common Stock; (ii) 1,100,000 shares of ECD Common Stock; (iii) a warrant to acquire 1,091,525 additional shares of ECD Common Stock; and (iv) a warrant to acquire 15,819 shares of ECD Series A Convertible Preferred Stock, for a purchase price equal to $300,000.

Key Factors Affecting Results of Operations

We have set out below a discussion of the key factors that have affected our financial performance and that are expected to impact our performance going forward. These factors present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors”.

Supply Chain Management

During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of COVID-19. The pandemic has significantly impacted the economic conditions in the United States, as federal, state, and local governments have reacted to the public health crisis, creating significant uncertainties in the United States, as well as the global economy. In the interest of public health and safety, U.S. jurisdictions (national, state, and local) where our primary operations and those of many of our customers are located, required mandatory business closures and capacity limitations, or other restrictions for those that were permitted to continue to operate. In view of such restrictions, we interrupted our operations on April 1, 2020 and paid all staff a retained reduced rate during the closure. We progressively resumed productions as from May 1, 2020, reaching our standard production levels by June 2020. Such interruption caused us to produce six fewer vehicles in 2020 compared to budget.

Due to the 2020 COVID-19 pandemic, our operations were primarily impacted by the disruption in the global supply chain and price increases in materials and shipping costs, but not in our internal operations, as we and our major suppliers were considered part of the essential activities. In 2020, the cost of available shipping increased due to the lack of port workers and tractor trailer drivers, which negatively affected the transit of cargo ships and caused delays in the delivery of merchandise. At the time, we mostly relied on the Ports of Brunswick and Savannah for the delivery of our parts and materials into the United States. Consequently, in order to mitigate such impacts, we have included additional shipping routes to our operations, namely the Ports of Baltimore, Jacksonville, and Everglades (Miami). In 2021, we avoided impacts to our operations by stocking raw materials and internal inventory prior to our closure in April 2020, ensuring that we would be able to operate at a normal pace once we resumed operations. We estimate that such disruptions in our logistics caused a loss of approximately $1.7 million on our annual revenue and of $200,000 on our net profit in 2020.

During 2022, our North Line was open and operating at its full capacity completing four to five full builds per month.

We continue to explore opportunities to reduce our costs, improve efficiencies, and increase our margins. As a result of these efforts, in July 2021, two shareholders of the Company opened ECD UK. ECD UK was formed to facilitate procuring parts and vehicles overseas for the Company. For additional information, see item “Summary – The Parties to the Business Combination – Humble Imports Inc.”

We continue to focus on cash flow and anticipate having sufficient resources to operate during 2024.

Manufacturing Facility Expansion

On August 11, 2021, we entered into a lease agreement, whereby the Company agreed to lease 100,000 sq. ft. of manufacturing, warehouse, and office space in Kissimmee, Florida, for a term of 125 months following the lease commencement date. The new state-of-the art facility allows for production efficiencies, enables us to scale our productions, and positions us for extensive growth.

Our Growth Plans

We introduced Jaguar E-type in 2022, which we sell at a higher price point and with a higher gross margin as compared to our traditional Land Rover Defender, Range Rover and Land Rover Series models. We currently use a third of our production floor for quality control and warranty services. We plan to relocate our quality and warranty services in 2024 to a new facility that will function as a warranty, used vehicles sales, and service center, and to add a third production area that will focus on iconic American vehicles. We expect to incur one-time expenses of approximately $300,000 to move the service center, comprising moving costs of $250,000 and engineering costs of $50,000. We anticipate annual costs of approximately $360,000 to operate the warranty, used vehicle sales, and service center. As part of this change, we expect to hire 10 technicians in 2024, at an estimated annual cost of approximately $620,000, which will enable us to launch the addition of the iconic American vehicle products. We expect our margins to further improve as we increase scale, resulting in lower component costs and improved absorption of our fixed manufacturing overhead.

We anticipate opening new marketing channels in 2023. We intend to (i) include outreach events in the U.S. locations where we have experienced high customer demand, (ii) introduce various events on-site with attendance of market influencers increasing customer participation, (i) scale marketing by increasingly building our relationship with the press and social influencers; and (ii) expand our presence in international markets, such as Europe, Canada and United Arab Emirates.

Financial Condition

Our main sources of funds are customer deposits and collections of accounts receivable. The Company relies on customer deposits to fund working capital requirements. Upon execution of the contract, the Company bills its customers the total consideration of the contract. The Company receives approximately 50% of the total consideration of the contract from its customers as acceptance of contract, which are initially recorded as customer deposits, and are recognized as net revenue when the products are shipped. As of September 30, 2023, the Company had customer deposits in the amount of $8,905,411. In addition to the customer deposits, at September 30, 2023, the Company had $10,813,544 of contract consideration allocated to a performance obligation not yet completed.

As of September 30, 2023, we had cash and cash equivalents of $5,182,541 and working capital deficit of $2,531,067. We are uncertain that our current cash and cash equivalents, and projected cash flow from operations will provide us with sufficient liquidity to satisfy our cash requirements for working capital, capital expenditures, and commitments on both a short-term and long-term basis. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company or will be sufficient to enable the Company to fully complete its development activities or sustain operations.

On September 28, 2023, ECD entered into a loan and security agreement (the “Loan and Security Agreement”) with Context Credit Holdings, LP (“Edge”) for a $10,000,000 revolving credit facility (the “Edge Facility”). Under the Edge Facility, Edge will make borrowing base advances against ECD’s accounts receivables, up to a limit of 90% of eligible accounts receivable as determined according to the Loan and Security Agreement. The Edge Facility has a two-year term, subject to renewal at Edge’s discretion. The advances will bear interest at a per annum rate equal to (a) the Base Rate plus (b) 7.00%; the “Base Rate” means the greater of (i) 6.50% and (ii) the Wall Street Journal Prime Rate (floating with daily resets) as publicly announced to be in effect from time to time. Pursuant to the Loan and Security Agreement, ECD may at any time terminate the Edge Facility with 60 days’ prior written notice. ECD has agreed with the Lender under the SPA that, by the closing date for the issuance of the Note, it will either have (i) delivered an irrevocable notice to terminate the Loan and Security Agreement or (ii) entered into an intercreditor agreement with Edge and the Collateral Agent (as defined in the SPA).

The Edge Facility is secured by a blanket lien on all corporate assets, including a perfected first-priority lien on and security interest in all ECD’s assets, including accounts receivables, inventory, equipment, real estate, contracts, general intangibles, and proceeds thereof. Also, each of the ECD Initial Securityholders has entered into a personal guaranty with Edge with respect to the Edge Facility.

As of September 30, 2023, the Company has drawn down $3.2 million of the Edge Facility.

Components of Results of Operations

We manage our business globally within one operating segment, which is consistent with how our management reviews our business, makes investment and resource allocation decisions and assesses operating performance.

Net Revenues

Our Net Revenues consist of product revenue, service revenue, and warranty revenue. Each of the categories are described below.

Product Revenue – Parts and Builds

The Company generates revenue through the sale of rebuilt or upgraded Land Rover Defender, Range Rover Classics, Land Rover Series and Jaguar E-Types vehicles directly to customers. There is a single performance obligation in all of the Company’s contracts, which is the Company’s promise to transfer the Company’s product to customers based on specific payment and shipping terms in the arrangement. The entire transaction price is allocated to this single performance obligation. Product revenue is recognized shortly after a customer sends the final balance due, once our client services team carry out all of the necessary paperwork to assign title/registration to the customer.

Upon execution of the contract, the Company bills its customers the total consideration of the contract. The Company receives from 25% to 50% of the total consideration of the contract from its customers as acceptance of contract, excluding any upgrades, which are initially recorded in customer deposits, and are recognized as net revenue when the products are shipped.

Service Revenue

The Company generates revenue through providing repair or upgrade service to customers. The Company agrees with the customer on a budget and deliverable. This is typically evidenced by an email, including the quote of our works, prepared by the accounting software Xero, which represents the customer arrangement. There is a single performance obligation, which is the Company’s promise to perform the retrofit, repair or upgrade work on the vehicle. The entire transaction price is allocated to this single performance obligation. Service revenue is recognized when the repair or upgrade work is completed, and the customer receives the vehicle.

Warranty Revenue

The Company generates revenue through the sale of extended warranties to customers. The customers agree to the terms and conditions at the time of purchase, which represents the customer arrangements. The period covered by the extended warranty is usually two years. The Company has elected to apply the optional exemption provided in ASC 606 and, therefore, is not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.

Product Limited Warranty

Consistent with industry practice, the Company generally offers customers a limited warranty for work performed on the vehicle under the builds/sales contract. The customers do not have a contractual right of return. The Company only offers a limited warranty for the work performed on the vehicle under the contract. If a customer disputes any work performed, the Company will attempt to remedy the work; however, it shall not be required to discount the transaction price.

Cost of Goods Sold

Our cost of goods sold primarily consist of cost of materials, labor costs, shipping and freight, customs and duty, outside services, as well as tools and supplies used in the manufacturing facility. Labor costs are tracked by direct labor, warranty labor, and quality control labor.

Sales and Marketing Expenses

The Company’s sales and marketing expenses primarily consist of advertising costs, public relations, marketing and promotional expenses, travel costs, and printing expenses. We expect selling and marketing expenses will increase in absolute terms with the continued growth of our business and the introduction of new marketing channels.

General and Administrative Expenses

The Company’s general and administrative expenses primarily consist of salaries, benefits and other personnel related costs, professional fees, information technology, outside services, transportation costs, occupancy costs, employee recruitment and training costs, and general office expenses. We expect general and administrative expenses will increase in absolute terms to support continued growth of our business. We also expect to incur additional expenses as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance, investor relations and other professional services.

Depreciation Expense

The Company’s depreciation expense consists of depreciation of our long-term assets, building improvements, manufacturing equipment and tooling, office equipment, and furniture and fixtures. Depreciation is calculated using the straight-line method over the asset’s estimated useful life of 5 to 15 years.

Other Income and Expenses

The Company’s other income and expenses primarily consist of interest income and expense, gain (loss) on sale of assets, resale commissions income, and other income and expense items. These categories are described in more detail below.

Resale Commissions Income

Our resale commissions income represents commissions earned from the resale of used vehicles originally built by us that we buy back from customers.

Interest Income and Expense

Our interest income represents bank interest earned on cash in the Company’s savings account. Interest expense represents interest on the loan under Letter of Credit Agreement with a third party. The interest is equal to 20% of gross profit earned by ECD from resale commissions income.

Gain (Loss) on Sale of Assets

Gain or loss on sale of assets represents any gain or loss realized from disposition of the Company’s long-term assets.

Other Income and Expense

The Company’s other income and expenses represent foreign currency exchange gains and losses and other miscellaneous items, such as vendor refunds.

Results of Operations

To provide readers with meaningful comparisons, the following analysis provides comparisons of the unaudited financial results for the three and nine months ended September 30, 2023 with the three and nine months ended September 30, 2022. We analyze and explain the differences between periods in the specific line items of the Consolidated Statements of Operations and Comprehensive (Loss) Income. The following table sets forth our results of operations for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue, net	$6,211,371	$3,706,746	$15,657,587	$11,102,471
Cost of goods sold	4,014,570	2,753,870	10,211,609	8,497,456
Gross profit	2,196,801	952,876	5,445,978	2,605,015

Operating expenses
Sales and marketing expenses	100,038	71,671	306,826	220,317
General and administrative expenses	1,417,377	938,149	4,053,994	2,783,850
Depreciation expenses	31,201	24,951	85,195	68,841
Total operating expenses	1,548,616	1,034,771	4,446,015	3,073,008

Loss from operations	648,185	(81,895)	999,963	(467,993)

Other income (expense)
Interest income, net	6,654	69	27,304	210
Resale commissions income	42,370	52,000	86,370	444,659
Other income (expense), net	(29,396)	(56,454)	12,500	(54,714)
Total other income (expense), net	19,628	(4,385)	126,174	390,155

Net Income (Loss)	$667,813	$(86,280)	$1,126,137	$(77,838)

Net income (loss) per common share, basic and diluted	$6,678	$(863)	$11,261	$(778)
Weighted average number of common shares outstanding, basic and diluted	100	100	100	100

Three and Nine Months Ended September 30, 2023 Compared to the Three and Nine Months Ended September 30, 2022

Continuing Operations

The tables presented in this section set forth, for the periods indicated, certain Statement of Operations data for the three and nine months ended September 30, 2023, and September 30, 2022.

Net Revenue by Product Category

The following table summarizes the Company’s net revenues disaggregated by product category:

	Three Months Ended September 30,
	2023	2022	Change	Change %
Parts	$15,699	$14,282	$1,417	9.9%
Builds	6,179,087	3,675,222	2,503,865	68.1%
Service	-	-	-	-%
Warranty	16,585	17,242	(657)	(3.8)%
Total revenues, net	$6,211,371	$3,706,746	$2,504,625	67.6%

	Nine Months Ended September 30,
	2023	2022	Change	Change %
Parts	$33,799	$46,967	$(13,168)	(28.0)%
Builds	15,525,505	10,930,275	4,595,230	42.0%
Service	30,950	-	30,950	-%
Warranty	67,333	125,229	(57,896)	(46.2)%
Total revenues, net	$15,657,587	$11,102,471	$4,555,116	41.0%

Vehicle builds represented 99.5% of the revenue for the three months ended September 30, 2023, compared to 99.1% for the three months ended September 30, 2022, and increased $2,503,865 for the three months ended September 30, 2023, as compared to the prior period. The primary driver of the revenue increase in the third quarter of 2023 compared to the third quarter of 2022 was the increase in average selling price per vehicle by $64,123 and increased production due to efficiency improvements. The increased average selling price contributed $1,545,078 to the increase in revenue and the increase in production contributed $961,850 to the increase in revenue. We completed 19 vehicle builds in the three months ended September 30, 2023 as compared to 15 vehicle builds in the three months ended September 30, 2022.

Vehicle builds represented 99.2% of the revenue for the nine months ended September 30, 2023, compared to 98.4% for the nine months ended September 30, 2022, and increased $4,595,230 for the nine months ended September 30, 2023, as compared to the prior period. The primary driver of the revenue increase in the first nine months of 2023 compared to the first nine months of 2022 was the increase in average selling price per vehicle by $64,538 and increased production due to efficiency improvements. The increased average selling price contributed $2,025,955 to the increase in revenue and the increase in production contributed $2,581,539 to the increase in revenue. We completed 46 vehicle builds in the nine months ended September 30, 2023 as compared to 40 vehicle builds in the nine months ended September 30, 2022.

Parts, service, and warranty represent a small portion of our revenue. Those categories combined represented 0.5% of the revenue for the three months ended September 30, 2023, compared to 0.9% for the three months ended September 30, 2022, an increase of $760 for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022. Those categories combined represented 0.8% of the revenue for the nine months ended September 30, 2023, compared to 1.6% for the nine months ended September 30, 2022, a decrease of $40,114 for the nine months ended September 30, 2023, as compared to the nine months ended September 30, 2022.

Gross Profit and Gross Margin Percentage

	Three Months Ended September 30,
	2023	2022	Change	Change %
Parts	$13,657	$9,933	$3,724	37.5%
	87.0%	69.6%	17.4%
Builds	2,186,940	934,415	1,252,526	134.0%
	35.4%	25.42%	10.0%
Service	0	0	0	0.0%
	0.0%	0.0%	0.0%
Warranty	(3,797)	8,528	(12,325)	(144.5)%
	(22.9)%	49.5%	(72.4)%
Total Gross Profit	$2,196,801	$952,876	$1,243,925	131%
	35.4%	25.7%

	Nine Months Ended September 30,
	2023	2022	Change	Change %
Parts	$27,774	$38,037	$(10,263)	(27.0)%
	82.2%	81.0%	(1.2)%
Builds	5.371,812	2,472,447	2,899,366	117.3%
	34.1%	22.6%	12.0%
Service	18,168	0	18,168	NA
	58.7%	0.0%	58.7%
Warranty	28,223	94,532	(66,308)	(70.1)%
	41.9%	75.5%	(33.6)%
Total Gross Profit	$5,445,977	$2,605,015	$2,840,962	109%
	34.8%	23.5%

Gross margins in the Parts category decreased as a result of a product mix in this category.

Gross margins in the Builds category increased by 10.0% for the three months ended September 30, 2023, compared to the three months ended September 30, 2022, and 12.0% for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022, due to a decrease in the cost of materials. Cost of materials decrease contributed approximately 23.7% and 30.3%, for the three and nine months, respectively to the increase in the gross margin driven by purchasing savings. These decreases were offset by a moderate increase in labor costs primarily due to increased headcount in the quality control department. The Company continues actively working to further improve margins by achieving better production efficiencies and introducing more robust procurement strategies.

Gross margins in the Warranty category for the three and nine months ended September 30, 2023 decreased as compared to the three and nine months ended September 30, 2022, mostly attributable to an increase in warranty labor costs.

Operating Expenses

	Three Months Ended September 30,
	2023	2022	Change	Change %
Operating expenses
Sales and marketing expenses	$100,038	$71,671	$28,367	39.6%
General and administrative expenses	1,417,377	938,149	479,228	51.1%
Depreciation expenses	31,201	24,951	6,250	25.0%
Total operating expenses	$1,548,616	$1,034,771	$513,845	49.7%

	Nine Months Ended September 30
	2023	2022	Change	Change %
Operating expenses
Sales and marketing expenses	$306,826	$220,317	$86,509	39.3%
General and administrative expenses	4,053,994	2,783,850	1,270,144	45.6%
Depreciation expenses	85,195	68,841	16,354	23.8%
Total operating expenses	$4,446,015	$3,073,008	$1,373,007	44.7%

The Company experienced an overall increase in operating expenses of $513,845 for the three months ended September 30, 2023, as compared to the three months ended September 30, 2022 and $1,373,007 for the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022.

For the three months ended September 30, 2023, selling and marketing expenses increased $28,367, as compared to the three months ended September 30, 2022 and for the nine months ended September 30, 2023, selling and marketing expenses increased $86,509, as compared to the nine months ended September 30, 2022. This increase was primarily attributable to an increased volume of advertising and printing as the Company increased its advertising, promotions, and social media presence in response to higher online traffic as well as due to the increased price of web advertising compared to the prior year.

General and administrative expenses increased $479,228 during the three months ended September 30 2023, as compared to the three months ended September 30, 2022 and $1,270,144 for the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022. The primary driver for the increase in general and administrative expenses for the three months ended September 30, 2023 as compared to the three months ended September 30, 2022 was approximately $180,000 of legal and accounting fees related to the Merger. Other increases were related to an increase in office salaries of $155,000, higher occupancy costs of $130,000, and an increase in employee benefits costs of approximately $14,000 increased general and administrative expenses. The primary driver for the increase in general and administrative expenses for the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022 was approximately $700,000 of legal and accounting fees related to the Merger. Other increases were related to an increase in office salaries of $200,000, higher occupancy costs of approximately $300,000, and an increase in employee benefits costs of approximately $70,000 increased general and administrative expenses.

Other (Expense)Income

	Three Months Ended September 30,
	2023	2022	Change	Change %

Interest income, net	$6,654	$69	$6,585	9,543%
Resale commissions income	42,370	52,000	(9,630)	(18.5)%
Other expense, net	(29,396)	(56,454)	27,058	(47.9)%
Total other income (expense), net	$19,628	$(4,385)	$24,013	(547.6)%

	Nine Months Ended September 30,
	2023	2022	Change	Change %

Interest income, net	$27,304	$210	$27,094	100%
Resale commissions income	86,370	444,659	(358,289)	(80.6)%
Other income (expense), net	12,500	(54,714)	67,214	(122.8)%
Total other income, net	$126,174	$390,155	$(263,981)	(67.7)%

For the three months ended September 30, 2023, depreciation expense increased $6,250, as compared to the three months ended September 30, 2022 and for the nine months ended September 30, 2023, depreciation expense increased $16,354, as compared to the nine months ended September 30, 2022. This increase was primarily due to additional depreciation related to the buildout costs for the new Kissimmee facility.

Interest income, net for the three months ended September 30, 2023 and 2022 represent $6,654 and $69, respectively. Interest income for the nine months ended September 30, 2023 and 2022 represent $27,304 and $210, respectively, in interest income from bank savings account.

Resale commission income for the three and nine months ended September 30, 2023 was $42,370 and $86,370, respectively. Resale commission income for the three and nine months ended September 30, 2022 was $52,000 and $444,659, respectively. There was decrease in resale commission income as the company was focused on increasing capacity in the primary business of building new vehicles.

For the three months ended September 30, 2023, other expense decreased $27,058, as compared to the three months ended September 30, 2022. For the nine months ended September 30, 2023, other income, net increased $67,214, as compared to the nine months ended September 30, 2022. This increase was primarily related to a loss on a disposal of an asset in the third quarter of 2022 that did not recur in 2023.

Liquidity and Capital Resources

Uses and Availability of Funds

Our primary sources of funds are customer deposits, collections of accounts receivable, and proceeds from loan payable. The Company relies on customer deposits to fund working capital requirements. Upon execution of the contract, the Company bills its customers the total consideration of the contract. The Company receives from 25% to 50% of the total consideration of the contract, except for upgrades, from its customers as acceptance of contract, which are initially recorded in customer deposits, and are recognized as net revenue when the products are shipped. As of September 30, 2023, the Company had customer deposits in the amount of $8,905,411. In addition to the customer deposits, as of December 31, 2022, the Company had $10,900,702 of contract consideration allocated to a performance obligation not yet completed.

Our primary uses of capital are, and we expect will continue to be, inventory purchases, manufacturing costs, compensation and related expenses, advertising and marketing, legal and other regulatory expenses, general administrative costs, and capital expenditures. Our capital requirements will depend on many factors, including our revenue growth rate, the timing and amount of cash received from customers, the expansion of sales and marketing activities and the timing and extent of spending to support development efforts.

Financial Condition

We are subject to credit risks, particularly if any of our receivables represent a limited number of customers. If we are unable to collect our accounts receivable as they become due, it could adversely affect our liquidity and working capital position.

Generally, we have been able to collect our accounts receivable in the ordinary course of business. We hold vehicles as collateral to secure payment from customers. We do not have trade credit insurance on any of our customers to mitigate accounts receivable risk.

As of September 30, 2023, we had cash and cash equivalents of $5,182,541. We are uncertain that our current cash and cash equivalents, and projected cash flow from operations will provide us with sufficient liquidity to satisfy our cash requirements for working capital, capital expenditures, and commitments on both a short-term and long-term basis. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or at all, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If we raise funds by issuing equity securities, dilution to stockholders may result. Any equity securities may also provide for rights, preferences or privileges senior to those of holders of ECD Common Stock. If we raise funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of preferred and common stockholders. The terms of debt securities could impose significant restrictions of the Company’s operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing. Our liquidity and capital resources have not been materially affected by the COVID-19 pandemic and related volatility and slowdown in the global financial markets to date.

On February 16, 2024, the closing sales price of our Common Stock was $0.95 and the exercise price per share of the Warrants is $11.50. The exercise price of the Warrants is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that Warrant holders will exercise their Warrants in the foreseeable future. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, we may not receive any cash proceeds in relation to our outstanding Warrants.

Based on ECD’s current operational strategy, it anticipates that the existing cash and expected cash flow from operations will suffice to cover ECD’s working capital and capital expenses for the next 12 months. However, following the closing of the Business Combination, the Company owes substantial professional fees and expenses incurred by GUCC in connection with the Business Combination. Given the current market price of our Common Stock and that Warrant holders are unlikely to exercise their Warrants in the foreseeable future for the reasons set forth above, as well as the conditions for new funding set forth in the Forward Purchase Agreement, the Company will likely need to raise additional capital and negotiate payment arrangements with the involved parties to address these financial obligations. In the event additional funding is required, the Group may not be able to obtain bank credit arrangements or equity or debt financing on terms acceptable to it or at all. In addition, given the substantial amount of redemptions in connection with the Business Combination and the relative lack of liquidity in our stock, sales of our Common Stock under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities, which would have a negative effect on our ability to raise additional capital.

Cash Flows

Cash flows for the nine months ended September 30, 2023 and 2022

As of September 30, 2023, we had a working capital deficit of $2,531,067, which includes cash and cash equivalents of $5,182,541, compared with a working capital deficit of $3,265,743 at September 30, 2022, which included cash and cash equivalents of $2,717,371. Increases in inventory, accounts receivable, and current lease liability were primary drivers that resulted in the increase of working capital deficit. We plan to use our current cash position as well as collections from accounts receivable, and the cash generated from our operations, when applicable, to fund the current operations of the business. The following table summarizes our cash flow activity for the periods presented:

	For Nine Months Ended September 30
	2023	2022
Cash Provided By (Used In)
Operating Activities	$(1,283,419)	$539,919
Investing Activities	(26,289)	(413,343)
Financing Activities	2,977,367	(217,847)
Net increase (decrease) in cash and cash equivalents	$1,667,659	$(91,271)

Net cash provided by/used in operating activities

Operating activities used cash of $1,283,419 for the nine months ended September 30, 2023, due to the increase in inventory, increase in accounts receivable, and decrease in current lease liability and decrease in customer deposits. This was offset primarily by the increase in accounts payable and funds received related to the employee retention tax credit (“ERTC”) receivable.

During the nine months ended September 30, 2022, operating activities provided cash of $539,919, due to factors including an increase in customer deposits, increase in accounts payable, and funds received related to ERTC receivable. This was offset by increases in accounts receivable.

Net cash used in investing activities

Investing activities used cash of $26,289 for the nine months ended September 30, 2023, related to purchasing of warehouse and office equipment.

Investing activities used cash of $413,343 for the nine months ended September 30, 2022, primarily due to the capital expenditures related to the new Kissimmee facility build out costs.

Net cash used in/provided by financing activities

Financing activities provided cash of $2,977,367 for the nine months ended September 30, 2023, primarily related to proceeds from a line of credit of $3,200,000 offset by distributions to the shareholders.

Financing activities used cash of $217,847 for the nine months ended September 30, 2022, due to distributions to the shareholders.

Contractual Obligations and Commitments

The following table summarizes our future material cash requirements from contractual or other obligations at September 30, 2023:

	Amount of Commitment Expiration per Period
		Less than	1-3	4-5	After
Contractual Cash Obligations	Total	1 Year	Years	Years	5 Years
Operating lease obligations (1)	$4,384,928	$317,268	$1,476,476	$1,037,430	$1,553,754
Total contractual cash obligations	$4,384,928	$317,268	$1,476,476	$1,037,430	$1,553,754

Other Commitments
Letter of Credit agreement (2)	$500,000	$500,000	$—	$—	$—
Purchase obligations (3)	1,506,349	—	1,506,349	—	—
Total commercial commitments	$2,006,349	$500,000	$1,506,349	$—	$—
Total Commitments	$6,391,277	$817,268	$2,982,825	$1,037,430	$1,553,754

(1)	Represents total principal payments due under U.S. and U.K. operating lease obligations. Total current balances (included in other current liabilities) due under operating leases are $317,268 at September 30, 2023. Total long-term balances due under finance and operating leases is $4,067,660 at September 30, 2023.

(2)	Represents repayment of the loan under Letter of Credit Agreement with a third party, pursuant to which the Company borrowed $500,000 from the third party bearing no interest and due on December 15, 2023. As additional consideration for the loan, the Company agrees to pay the third party an amount equal to 20% resale commissions of the Company’s gross profits for each used vehicle sold by the Company during the term of the agreement.

(3)	Represents purchase obligations under an Exclusive Supplier Agreement with a third party, pursuant to which the third party issued a pre-bate in the amount of $277,642 to the Company in exchange for the Company’s commitment to purchase $1,506,349 of the third party’s products. The Company shall use the $277,642 as working capital or otherwise in the operation of the Company’s collision center business.

We regularly review our cash funding requirements and attempt to meet those requirements through a combination of cash on hand, cash provided by operations, available borrowings and possible future public or private debt and/or equity offerings. At times, we evaluate possible acquisitions of, or investments in, businesses that are complementary to ours, which transactions may require the use of cash. We believe that our cash, other liquid assets, operating cash flows, credit arrangements, and access to equity capital markets, taken together, provides adequate resources to fund ongoing operating expenditures for the next twelve months. In the event that they do not, we may require additional funds in the future to support our working capital requirements, or for other purposes, and may seek to raise such additional funds through the sale of public or private equity and/or debt financings, as well as from other sources. No assurance can be given that additional financing will be available in the future or that if available, such financing will be obtainable on terms favorable when required.

Impact of Inflation and Currency Fluctuation

While it is difficult to accurately measure the impact of inflation due to the imprecise nature of the estimates required, we have experienced varying levels of inflation during the year ended December 31, 2022, resulting in part from various supply chain disruptions, increased shipping and transportation costs, increased product costs, increased labor costs in the supply chain and other disruptions caused by the COVID-19 pandemic and the uncertain economic environment. We have also experienced varying levels of inflation during the three and six months ended June 30, 2023, resulting in part from increased product costs and increased labor costs by the uncertain economic environment. The Company has been actively working to mitigate these factors through a combination of sales price adjustments and other sourcing strategies, as such issues have continued into 2023. Severe increases in inflation could affect the global and U.S. economies and could have an adverse impact on our business, financial condition, and results of operations. Inflation did not have a material impact on our operations for the years ended December 31, 2022 or December 31, 2021.

We transact business in foreign currencies and are exposed to risks resulting from fluctuations in foreign currency exchange rates. Accounts relating to foreign operations are translated into U.S. dollars using prevailing exchange rates at the relevant period end. Net currency exchange gains (losses) were not material for the three and nine months ended September 30, 2023 and September 30, 2022.

Seasonality

We typically do not experience seasonality in our operations.

Related Party Transactions

The Company has related party transactions consisting of payments for services provided by companies owned by certain family members of the shareholders. See Note 12 of the Notes to the Consolidated Financial Statements in the prospectus.

Recent Accounting Pronouncements

We are required to adopt certain new accounting pronouncements. See Note 3 of the Notes to the Consolidated Financial Statements in the prospectus.

Critical Accounting Policies and Estimates

General

Management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make certain estimates, judgments, and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions can be subjective and complex and may affect the reported amounts of assets and liabilities, revenues, and expenses reported in those financial statements. As a result, actual results could differ from such estimates and assumptions. During 2021 and 2022, there have been continuous changes to the global economic situation, as a consequence of the COVID-19 pandemic. It is possible that this could cause changes to estimates, as a result of the financial circumstances of the markets in which the Company operates, and the health of the global economy. Such changes to estimates could potentially result in impacts that would be material to the consolidated financial statements.

While our significant accounting policies are described in more detail in Note 3 to our consolidated financial statements appearing elsewhere in the prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequently to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Revenue Recognition

On January 1, 2020, the Company adopted ASU, “Revenue from Contracts with Customers Topic 606” (“Topic 606”), using the modified retrospective method. There was no material impact to the Company upon the adoption of Topic 606. Revenue is recognized when the Company transfers promised goods or services to the customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as the Company fulfils its obligations under the agreement, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.

Product Revenue – Parts and Builds

The Company generates revenue through the sale of Land Rover and Jaguar vehicles directly to customers. The Company considers the build/sales contracts to be the contracts with the customer. There is a single performance obligation in all of the Company’s contracts, which is the Company’s promise to transfer the Company’s product to customers based on specific payment and shipping terms in the arrangement. The entire transaction price is allocated to this single performance obligation. Product revenue is recognized when a customer obtains control of the Company’s product, which occurs at shipment.

Upon execution of the contract, the Company bills its customers the total consideration of the contract. The Company initially receives from 25% to 50% of the total consideration of the contract from its customers, excluding any upgrades, as acceptance of contract, which are initially recorded in customer deposits, and are recognized as net revenue when the products are shipped.

Service Revenue

The Company generates revenue through providing repair or upgrade service to customers. The Company agrees with the customer on a budget and deliverable. This is typically evidenced by an email which represents the customer arrangement. There is a single performance obligation, which is the Company’s promise to perform the repair or upgrade work on the vehicle. The entire transaction price is allocated to this single performance obligation. Service revenue is recognized when the repair or upgrade work is completed, and the customer receives the vehicle.

Warranty Revenue

The Company generates revenue through the sale of extended warranty to customers. The customers agree to the terms and conditions at the time of purchase, which represents the customer arrangements. The period covered by the extended warranty is usually one year. The Company has elected to apply the optional exemption provided in ASC 606 and therefore, is not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.

Product Limited Warranty

Consistent with industry practice, the Company generally offers customers a limited warranty for work performed on the vehicle under the builds/sales contract. The customers do not have a contractual right of return. The Company only offers a limited warranty for the work performed on the vehicle under the contract. If a customer disputes any work performed, the Company will attempt to remedy the work however, it shall not be required to discount the transaction price.

Other Revenue Policies

Sales, value add, and other taxes collected on behalf of third parties are excluded from revenue.

Applying the practical expedient in paragraph ASC 606-10-32-18, the Company does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised products to the customer will be one year or less, which is the case with substantially all customers.

Applying the practical expedient in ASC 606-10-25-18B, the Company accounts for shipping and handling activities related to contracts with customers as costs to fulfil the promise to transfer the associated products. The Company records the related costs as part of the cost of goods good.

Accounts Receivable

We primarily earn our revenue from the sale of the customized vehicle directly to the customer, as well as by providing repair or upgrade services to customers, sales and from the sale of extended warranties. Occasionally we earn commissions on resale of used vehicles that were originally built by us. Accounts receivable is recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. Management estimates the allowance based on collectability of accounts receivable and prior bad debt experience. Accounts receivable balances are written off against the allowance upon management’s determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Management believes that credit risks on accounts receivable will not be material to the financial position of the Company or results of operations. The allowance for doubtful accounts was $0 as of September 30, 2023 and December 31, 2022.

Inventories

Work in progress – shipping and consumables, and work in progress – labor costs reported in inventories are carried at the lower of cost or net realizable value. Cost is determined on the basis of the direct and indirect costs that are directly attributable to the product. The measurement of inventories is generally based on the weighted average method.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the asset’s estimated useful life of 5 to 15 years. Expenditures for maintenance and repairs are expensed as incurred. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in earnings.

Long-Lived Assets

The Company follows a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of the assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.

Income taxes

As an S corporation, the Company is not directly liable for federal income taxes. Such taxes are the responsibility of the individual shareholders. Income and losses for tax purposes may differ from the financial statement amounts and may be allocated to the shareholders on a different basis for tax purposes than for financial statement purposes. The shareholder’s’ equity balances as reflected in the accompanying financial statements do not necessarily represent the shareholders’ tax basis of their respective interests.

Income (Loss) Per Share

The Company accounts for net income (loss) per share in accordance with Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”), which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. It excludes the dilutive effects of any potentially issuable common shares. Diluted net income (loss) per share is calculated by including any potentially dilutive share issuances in the denominator. The Company does not have potentially dilutive share issuances and therefore basic and dilutive income (loss) per share is the same.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use asset (“ROU asset”) and short-term and long-term lease liability are included on the face of the consolidated balance sheets.

ROU asset represents the right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease. Operating lease ROU asset and liability are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s lease does not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date over the respective lease term in determining the present value of lease payments. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. For lease agreements with terms less than 12 months, the Company has elected the short-term lease measurement and recognition exemption, and it recognizes such lease payments on a straight-line basis over the lease term.

Fair Value of Financial Instruments

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of cash, accounts receivable, accounts payable and accrued expenses, and loan payable approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of lease liability also approximates fair value since the instrument bears market rates of interest. None of these instruments are held for trading purposes.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Quantitative and Qualitative Disclosures about Market Risk

In addition to the inherent operational risks, the Company is exposed to certain market risks, primarily related to changes in interest rates and currency fluctuations.

Interest Rate Risk

Although we currently do not have investments, bank loans, or other interest-bearing financing facilities, our earnings and cash flows might be subject in the future to fluctuations due to changes in interest rates on investments or expose us to changes in short-term interest rates if interest rates on the obligations are either variable or fixed.

Foreign Exchange Risk

We conduct business in the United Kingdom and thus are exposed to market risk for changes in foreign currency exchange rates. As a result, we have exposure to British Pound foreign currency exchange rate fluctuations for purchases of inventory made outside of the U.S. as well as ECD UK operating costs, which can adversely impact our net income and cash flows. A hypothetical 10% adverse change in the foreign currency rates for our UK operations would have resulted in a negative impact on net income of approximately $24,000 for the nine months ended September 30, 2023.

DESCRIPTION OF ECD’S BUSINESS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of Humble Imports Inc d/b/a ECD Auto Design (“ECD”) and its subsidiaries prior to the consummation of the Business Combination including, where applicable, its predecessor entities, which will be the business of the Company and its subsidiaries following the consummation of the Business Combination.

History of ECD

All our founders grew up in England, around 40 miles from the Solihull plant, a car manufacturing factory at Lode Heath, Solihull, United Kingdom, where Land Rover Defenders first started to be built. From an early age, our founders naturally developed their passion for such English vehicles. In 2012, two of our founders moved to the United States, where they opened their specialized dealership. In addition to commercializing the Land Rover Defenders they were importing, the ECD founders, noticing that their passion was shared by a select class of consumers, started investing long working hours on the customization of those vehicles in accordance with those consumers’ individual tastes. As a development of that initial entrepreneurial endeavor, ECD was founded on March 5, 2013, combining high quality classic vehicles with custom, modern performance.

Initially, ECD outsourced some aspects of its production process, such as painting and upholstery. However, to achieve its ideal level of quality of its final products, ECD restructured its internal processes to create and customize each vehicle from the ground up, taking control of each step of the production, from sourcing the base vehicle to final quality control checks, bringing all the elements of production in-house.

ECD

Overview

ECD is an award winning, custom-car builder in the Restomod sector with a focus on British classic motor vehicles of various models of both two-door and four-door styles. Among those awards, we have been named one of the “Best Customs Vehicle” at the 2017 Goodwood Festival of Speed, and the “Top 5 Restorations” award by The Robb Report in 2022. Our mission is to bring new life to iconic brands by building fully-customized, 1-of-1 designs of these luxury vehicles – setting the customer in the center of the experience. We have sought to become the world’s best Land Rover customization and production facility since our start in 2013, aiming at producing the most customized Land Rovers. Since we were founded, we have been essentially self-funded.

Our headquarters, known as the “Rover Dome,” is a 100,000-square-foot manufacturing facility located in Kissimmee, Florida, where sixty-five (65) employees are currently located, including 60 talented craftsmen and technicians, who combined hold sixty-one (61) certifications from the ASE, and five (5) master level ASE certifications, one of the highest levels of certification a mechanic can receive. See “ECD’s Business–Our Strengths–ECD Team.”

We restore classic Land Rover vehicles manufactured from the 1960’s through to the late 1990’s, including the Range Rover Classic, Land Rover Series (IIA and III), Land Rover Defenders, and, since July 2022, Jaguar E-Types. Occasionally we have restored other models from the same car manufacturers. The duration of a typical process, from the point of initial contract signing through to delivery of the vehicle, is approximately 12 to 14 months. Our in-house team of ASE-Certified highly trained technicians can upgrade any engine, including Chevrolet V8’s, Land Rover V8’s, Cummins diesel engines and new electric drivetrains, performing all the necessary body work, drivetrain selection and installation, every stitch in the interior, paint work, up to placement of the last nut and bolt. Each style uses, wherever possible, genuine Land Rover Defender and Range Rover Classic parts, and each vehicle is built using the highest quality parts and labor force. Our team provides clients with all the necessary tools to understand all the available customization possibilities, and our master-certified technicians hand-build a completely restored vehicle in approximately 2,200 man-hours, replacing and customizing substantially all of its components: including the engine, color, seating, stitching, electronics and cosmetic finishes.

Currently, all the stages of the building process are completed in-house. We refer to each rebuilt vehicle as a project, whose name is chosen by the customer. Since the start of our operations, we have built 500 projects, and we currently have 100 contracted projects in our pipeline. We currently operate two production lines, the North Line, where we build Range Rover Classic, Land Rover Series (IIA and III) and Land Rover Defenders, and the South Line, which commenced operation in July 2022 and which we expect to be operating at its full capacity in the second quarter of 2024, where we build Jaguar E-Types.

We target high net worth individuals, who have large amounts of discretionary income and who tend to be less sensitive to underlying economic cyclicality, providing them with a one-of-a kind luxury automotive design experience for each of our unique custom builds. We generate our revenue primarily from the direct sale of the customized vehicle, as well as by providing repair or upgrade services to customers. We also generate revenue from the sale of extended warranties and, occasionally, we also earn commissions on the resale of used vehicles that were originally built by us. We had total revenue of $15.0 million and $11.5 million for the years ended December 31, 2022 and 2021, respectively, and of $9.4 million and $7.4 million for the six months ended June 30, 2023 and 2022, respectively. Additionally, we had net income of $106,734 and $882,913 for the years ended December 31, 2022 and 2021, respectively, a net income (loss) of $1,126,137 and $(77,838) for the nine months ended September 30, 2023 and 2022, respectively. In 2022, we delivered a 25.2% gross margin, substantially higher than the mass market automobile industry average of 17.3% (see Bloomberg and S&P CapIQ Pro as of March 3, 2022), and on par with other luxury car manufacturers such as Aston Martin, BMW, Mercedes and Porsche, who had gross margins of 32.6%, 18.4%, 21.8% and 28.0%, respectively. For the six months ended June 30, 2023, we delivered a 34.4% gross margin. When our anticipated third production line is operating at full capacity (see “Information About ECD–Our Business–Our Strengths”), we expect to have total annual revenues of between $55.0 million and $60.0 million, and a gross margin between 35.0% and 40.0%.

In July 2021, two of our founders, Emily Humble and Thomas Humble, opened ECD UK, a wholly-owned subsidiary of ECD, which acts as our UK logistic center and sources vehicles that meet our standards and specific budget. ECD UK purchases such vehicles and ships them to ECD’s facility in Florida. ECD UK also assists in sourcing rare, obsolete and special parts required in ECD’s build process. We fund, on a monthly basis, the costs of those vehicles and parts, as well as ECD UK’s operating expenses, including rent and payroll. ECD UK currently has four (4) employees and one (1) sub-contractor in the UK. Our affiliation with ECD UK enables us to control our process from the sourcing of the base vehicles to the delivery of the customized product to the customer. On June 7, 2023, we consummated the UK Contribution through a Stock Purchase Agreement, dated June 7, 2023 (the “UK SPA”), by and between Emily Jayne Humble, ECD Auto Design UK, Ltd. and Humble Imports Inc d/b/a ECD Auto Design. Pursuant to the UK SPA, ECD acquired 100% of the ordinary shares issued by ECD UK, and now ECD UK is a wholly owned subsidiary of ECD. A copy of the UK SPA is attached as Exhibit 10.14.

Our Successful Market Approach

We have revolutionized the luxury automotive sector by offering our clients a true passion luxury brand experience. The ECD client experience is unlike any other customer experience in the sector and is one of the core reasons for our annual revenue growth and average selling price growth of 26% and 19%, respectively, since our founding in 2013. This growth is also attributable to the underlying growth in the sector and our decision to add new models and expand our manufacturing capacity. The total time frame from the execution of the sales contract to delivery is from 12 to 14 months, depending on the options and customization level selected by the client. ECD has established that, during the waiting period, the client should have repeated and enjoyable contact with the company. This is not the norm in the automotive industry where, generally, the waiting period is viewed as a negative down period. Accordingly, we developed a “white-glove” immersive experience, with a CRM system that creates a client contact point every two weeks. At each of those contact points, the client is invited to make a design decision about the custom build, ranging from exterior paint color all the way to the size and shape of the needle on the gauge cluster.  ECD is aware that its clients are not limited by their cash resources, but, as is typical in the automotive customization sector, they are “choice-starved”, with limited opportunity to contribute creatively to the design and build of their vehicles. The ECD process removes this problem and gives the client a true one-of-one custom vehicle. The by-product of this journey and high level of customization are the additional upgrades, which cost an average of $69,000, and may be as high as $150,000 over the $225,000 base contract price per vehicle. ECD’s upgrade options also deliver higher margins, which improves the gross profit per vehicle. ECD has successfully taken the problem of the typical waiting period for a luxury vehicle and created a high-end immersive client experience, while driving revenue and margins with a high return on investment on what is typically viewed as customer service overhead. The direct result of this client journey is what we believe is extraordinary client satisfaction and loyalty.  Currently, 15% of our sales are made to repeat clients, including one client on his sixth ECD build.

ECD’s Target Market

The classic car dealers market size in the US, which comprises sales, services and restoration, is valued at $2.9 billion, measured in total revenue, according to the updated industry analysis completed by IBIS World, Products and Services Segmentation, October 28, 2022 (“IBIS World Report”). The chart below illustrates the classic car dealers market size variation in the United States from 2014 to 2023.

Source: IBIS World, Products and Services Segmentation, October 28, 2022.

As per the same analysis published by IBIS World Report, the sales of classic and antique car models are the industry’s main source of revenue, and such sales have improved over the last five (5) years. The industry is fragmented, with no leader or key players.

According to the IBIS World Report, sales of both classic and antique cars in the United States have also increased over the four-year period ending in 2022, mostly caused by an overall increase in per capita disposable income. We operate in the British classic cars segment, which accounted for 23.9% of the classic vehicles industry in 2022 (see IBIS World Report). As per the IBIS World Report, the US annualized market size growth was 2.7% from 2018 to 2022.

During such period, there was also a significant increase in vehicle values. According to the website of Hagerty Group, LLC, a recognized leading authority in the classic car industry, as of March 3, 2023, the average historical values of the 1993 Land Rover Defender 110, 1997 Land Rover Defender 90 and 1974 Jaguar E-Type SIII were above $200,000 each, an increase of more than 47% when compared to 2018 (see https://www.hagerty.com/valuation-tools/).

The chart below illustrates the market share of the products and services segment of the classic automobile industry in the United States as of October 2022.

Source: IBIS World, Products and Services Segmentation, October 28, 2022

Competition and Market Share

The automotive industry is constantly and quickly evolving, particularly with regards to developments in electric vehicle technologies, driver assistance technologies, and other emerging and growing automotive technologies and regulations. Despite being fiercely competitive, with many well-established and emerging competitors, we believe that our team, knowledge, experience, and attention to detail provide us with competitive advantages in the industry. While we strive to continuously utilize and offer cutting edge technology in our vehicle production, these technologies will compete with new technologies that may be used or offered by our competitors in the future.

We compete with a wide variety of luxury automotive companies, including large-scale luxury auto manufacturers (such as Porsche, Lamborghini, Land Rover, and Rolls-Royce), custom luxury automotive manufacturers (such as Apocalypse and Lexani Motorcars), and custom luxury automotive restoration and design companies (such as Mil-Spec Automotive, Arkonik Ltd., and Twisted Automotive). Some of our competitors offer custom restored and redesigned versions of the same or similar model vehicles offered by us, including Arkonik Ltd. and Twisted Automotive. Arkonik Ltd., based in the UK, has been in business for approximately 12 years. Similar to ECD, Arkonik restores and customizes Land Rover Defenders and in 2020 introduced an electric vehicle chassis in their portfolio. Twisted Automotive, also based in the UK, has been in business for more than 22 years. In 2020, Twisted-USA LLC, an affiliate of Twisted Automotive, became a licensed builder in Austin, Texas. Twisted also restores and customizes Land Rover Defenders in the UK and in the US, and has an affiliate, Twisted Marine, which restores and customizes boats. ECD has been called the “Singer” of Defenders and E-Types, driving a comparison between our company and Singer Group, Inc., or Singer Vehicle Design (“Singer”). Based in California, Singer, has been in business since 2009 and specializes in client-directed restoration and customization –f 1989 - 1994 Porsche 911s. Similar to ECD, Singer is known for its quality and bespoke customization. Other competitors offering custom restored and redesigned versions of the same or similar model vehicles offered by ECD (mainly Defender restorations and builds) include Himalaya based in South Carolina, Rover Trophy based in Connecticut, and Monarch Defender based in Iowa. ECD believes it competes favorably on the basis of its quality, incremental upgrades, extensive customization options and customer service. Additionally, we believe we gain competitive advantage by having all our vehicles substantially entirely hand-built and restored by our ASE certified technicians, contrarily to our competitors, which mostly use third-party contractors in a substantial part of their processes. Based on ECD’s research and knowledge of the market, ECD estimates that, in 2022, its production represented over a quarter of the Land Rover Defender restoration and customization market in the US.

ECD also faces competition from both traditional automotive manufacturers such as Jaguar/Land Rover, Mercedes-Benz, Ford, and General Motors, and an increasing number of newer companies focused on the restoration and customization of vehicles. ECD expects this competition to increase, particularly in the electric vehicle market, as the transportation sector continues to shift towards low-emission, zero-emission, or carbon neutral solutions.

Future builds and vehicles are expected to compete with both traditional luxury internal combustion vehicles from established automotive manufacturers and electric and other alternative fuel vehicles from both new manufacturers and established automotive manufacturers, many of which have entered or have announced plans to enter the alternative fuel and electric vehicle market.

ECD believes the primary competitive factors on which it will compete include:

●	product quality, reliability, and safety;

●	product performance;

●	extensive customization options;

●	hand-built restored vehicles by our ASE certified technicians;

●	design, styling, and luxury;

●	service options and customer experience;

●	client-centered, client-focused build and customization;

●	management team experience in classic car restoration and customization;

●	manufacturing efficiency;

●	brand recognition and prestige, particularly in the Defender restoration and customization industry; and

●	product price.

ECD believes that it is favorably positioned to compete on the basis of those factors. However, many of the large-scale automotive brands and manufacturers have substantially greater financial, technical, manufacturing, marketing, and other resources than ECD. Such potential competitors may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their products. Additionally, these major players have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other tangible and intangible resources that exceed ECD’s. Smaller and growing competitors may become more significant, particularly if they associate with larger competitors in the automotive industry. Furthermore, many of ECD’s larger competitors operate with a traditional sales and dealer distribution model for vehicles that may be viewed more favorably by potential customers. These competitors also compete with ECD in recruiting and retaining qualified research and development, sales, marketing and management personnel, one of our most valuable resources, as well as in acquiring technologies complementary to, or necessary for, ECD’s products. Additional mergers and acquisitions in the luxury automotive markets may result in even more resources being concentrated in ECD’s traditional competitors.

ECD’s Business

Our Strengths

Growing Luxury SUV Segment

We specialize in building powerful luxury SUV’s, a market segment that is growing at a 7% CAGR in North America according to the market research report published by Technavio Research and Analysis Pvt. Ltd. in April 2022. Our vehicles, which can be outfitted with several choices of engines, are all highly-powered and have impressive acceleration, top speed and off-road ability, that can compete with and often outperform other manufacturers’ vehicles in the same segment. For consumers that prefer a more energy-efficient vehicle, the performance of our EV drivetrain offers a green and energy-efficient option.

Electric Drivetrain Systems and the Electrification of Classics

We believe the automotive industry is being shaped by increasing government regulations for vehicle safety, fuel efficiency and emissions control. These industry trends are driving higher growth in products that address these trends than growth in the automotive industry overall.

Most automotive manufacturers are shifting increasingly to EV from traditional internal combustion engines (ICE), and vehicle restorers are expected to keep up with the latest technology. In line with this trend, to introduce a cross platform, drop in, customizable EV system, we are working with Ampere EV, LLC, an Atlanta, Georgia-based company specialized in the design and integration of electric vehicle systems and who was featured in the Specialty Equipment Market Association (“SEMA”) Show of 2022, an important event for the car industry that brings together manufacturers, industry professionals, and consumers. By creating an ecosystem of controllers, batteries, HV junction boxes, and other EV system components, Ampere EV offers a one-stop solution for an electric drivetrain. For such EV vehicle builds, ECD will use the same kit across the entire range of our portfolio vehicles, which allows ease of installation, use, reliability and warranty, while giving confidence in our brand.

On March 7, 2023, we entered into an exclusivity agreement with Ampere EV as our EV kit builder (the “Ampere Agreement”). A copy of the Ampere Agreement is filed as Exhibit 10.15 to this prospectus. The Ampere Agreement, effective for 2 years counted from its execution date, and automatically renewable for one (1) year, grants us the exclusive right throughout the United States to purchase, market, and sell Ampere EV’s products, namely the “Ampere 6 Battery Atom Drive System (84kWh)”, for the price of $90,950, and the “Ampere 3 Battery Atom Drive System (42kWh)”, for the price of $68,750, which shall be used by us solely for Land Rover Series 1, 2 and 3; Land Rover Defender 90, 110 and 130; Land Rover Range Rover Classic; and Jaguar XKE Series 1, 2 and 3 models. We are also entitled to affix our own label to any product purchased pursuant to the Ampere Agreement, provided that we do not alter, remove, obstruct or deface any labeling affixed to the products by Ampere EV.

Electric drivetrains are simple, efficient and require almost no maintenance when compared with their ICE counterparts, allowing a new generation of customers to own classic cars. ECD’s EV vehicles can be as clean and ecofriendly as a new Tesla, with the advantage of not adding to the number of vehicles being put into circulation.

Vendors and Supply Chain

After 10 years of operations, we have developed a large vendor base of industry specialists who are constantly available for our team. We have several specialist vendors with whom we have exclusivity agreements, notably a two-year agreement (which renews automatically for another year) with our current electric drivetrain provider, Ampere EV, meaning we are the only company in the United States that can purchase, market and sell our EV setup in Land Rover Defenders, Range Rovers, Land Rover Series or Jaguar E-Types. We benefit from a network of multiple key vendors, mostly in the United States and in the UK. Domestic vendors are often used to source components for the V8 conversions, electrical, paint and upholstery components, whereas UK vendors are mostly required to obtain Land Rover or Jaguar specific parts, due to their greater availability in that region. Due to our size and ordering power, we can exercise considerable leverage with our suppliers to maintain a robust inventory supply. Below is a list of our 10 largest vendors based on purchase amounts:

●	Turn Key Powertrain, Inc. – Domestic US vendor of Chevrolet V8 drivetrain kits, who provides us with approved-for-road-use Chevrolet V8 engines. We get special dealer pricing with this company.

●	Border Holdings (U.K.) Ltd. – Britpart and Allmakes 4x4 - UK vendor of genuine and aftermarket Land Rover parts, who provides us with the key Land Rover specific parts that are not readily available in the USA. We are a reseller of their parts and have a rebate arrangement with this company

●	Rovers North, Inc. – A domestic supplier of genuine and aftermarket Land Rover parts, with quality proprietary parts and kits, and often used in case of Britpart and Allmakes 4x4 back orders. We get special dealer pricing with this company, as well as substantial discounted ground shipping.

●	Autosales, Incorporated (also known as Atech Motorsports) – Commercial division of a larger brand, Summit Racing, who provides us with many parts for Chevrolet V8 conversions. We get special dealer pricing with this company.

●	Ligentia UK Limited – Shipping partner for vehicles and parts coming out of the UK. Trusted to move vehicles and parts via RORO and container shipping.

●	GWL Logistics, LLC – Import broker used for all non-courier-based shipments. Works in parallel with Ligentia Global for import, customs processes and release of goods from all countries.

●	Ben’s Paint Supply, LLC – Domestic supplier for paint, paint shop consumables and equipment. It sponsors our uniforms and is a key strategic partner for the growth of our paint shop. We mix our own paint, using mainly PPG warrantied products, providing a high-quality guaranteed finishing. We are offered considerable discount rates and support for growth.

●	Wurth USA Inc. – International company that provides us with hardware, and many lines of shop consumables. It is a service-based relationship where Wurth sends their local representative two times per week to service our account. Service levels are very high, as is quality and supply. Discount levels are reviewed twice per year to ensure ECD is getting the best available pricing.

●	Garrett Leather Corporation – Domestic US supplier for most leathers, materials, threads and other upholstery supplies for all our builds, and a second sponsor of our uniforms. Garrett offers a high-quality product, great client support and a large portfolio to allow ultimate customization of all our interiors.

●	Crutchfield New Media, L.C.C. – Domestic supplier for almost all in-car entertainment, they supply us high-quality components, significant discounts, fast and free shipping, and an easy warranty process.

One of our goals for 2023 is to strengthen these long-standing vendor relationships, introduce KPIs (such as delivery on-time and on-budget, high fulfillment rate and customer service) and service level agreements (such as inventory records accuracy, quality assurance on receipt, return material authorizations, continuous improvement, cost reduction, and customer feedback) that both protect and enhance the ECD production process, while maintaining relationships with current vendors and developing new key vendors.

Occasionally, customers bring their own base models for customization. However, in most cases, we import our vehicles from Europe by means of our subsidiary, ECD UK, benefitting from the National Highway Traffic Safety Administration (NHTSA) “25-year” rule, which allows for the import of a vehicle into the United States that is at least 25 years old without having to comply with certain federal motor vehicle safety standards (FMVSS). When we rebuild such vehicles, we install US compliant drivetrains, using mostly Chevrolet crate systems. The US vehicles we purchase to rebuild US vehicles, such as NAS (North American Specification) compliant Defenders and Range Rover Classics, are in compliance with US carbon emissions standards. See “Government Approvals and Regulations–The Clean Air Act” below.

We employ a Bill of Material (BOM) Analysis specialist to analyze all data from a finance and purchasing perspective. This allows us to have a perspective of the data behind the journey of our parts from order to dispatch to the vehicle on the production line, providing us up to date and factual delivery timetables, and allowing us to safely predict the cost of upcoming builds using last price or average price, which enables us to make adaptations or upsells where necessary.

Warranty

We allocate 1.5% of the revenue for each built vehicle to fund the warranty options we provide to our customers. We have historically operated the warranty business within this budget annually. Each of our vehicles is sold with a two-year, 50,000-mile bumper-to-bumper warranty, as standard. This warranty is an industry leader and has helped us establish our market position. Upon such two-year period, we offer each customer an option to extend their warranty for one to three years, on a bumper-to-bumper or drivetrain only model.

Our warranty claim process comprises three stages once an issue is reported:

(a)	Upon our customer’s contact, we activate a local specialist in one of our approved centers for repair, and we settle the invoice directly with the vendor;

(b)	If the issue is not solved in the first stage, a warranty-trained ECD technician travels to the customer’s location for driveway repair; and

(c)	If the issue still persists, the customer may return us the vehicle to our headquarters in Florida for repair.

Our customers do not have a contractual right of return. We offer a limited warranty only for the work performed on the vehicle under the contract. If disputed by the customer, we strive to resolve issues, but the transaction price is not subject to discount.

Transparency and Client-Centered Process

We believe we are one of the most visible brands in the business, and the most transparent builder of any classic vehicle. We maintain a live YouTube channel to enhance our aimed transparency with respect to our current and potential customers. We build true one-of-a-kind vehicles for our customers, in comparison to the customizing possibilities offered by traditional car manufacturers, usually limited to the vehicles’ colors, leather and stitch patterns.

Additionally, our customers are completely involved during the whole building process. Every two weeks during the production stage they receive communications from our client services team with video and photo images updates, as well as substantially descriptive written content. Our customers are also free to contact us at any time via phone, email, text or by means of their individual client portal, working alongside our in-house design team to build the vehicle in accordance with their exact specifications.

The ECD team follows an online build sheet process during production of each vehicle. This process has been refined over the years to produce a high-quality build that is repeatable and predictable, allowing us to de-skill certain areas due to a well-documented, easy to follow process. See “Information About ECD–Description of Products and Services–ECD Build Production Process.”

U.S.-Based Sales

Our largest competitors, Arkonik and Twisted, are based in the UK. We believe our closer proximity to our clients gives us an advantage in the United States market in terms of our ability to earn client’s trust through in person contact, the comparative ease in making payment and shipping arrangements and the ease of contacting our team and visiting our factory.

Our products are sold directly to customers by means of direct online sales through our advanced digital platform, or in person in our headquarters. We believe that centralizing our sales network provides an opportunity to control the customer experience and ensure that customer interactions are on-brand and pressure-free. Our sales team has a CRM management system in place since around 2016, called Zoho, which has enabled us to capture and manage leads from the pipeline to the ultimate sale of the vehicle. Most importantly, this software has allowed the logging of all objections from clients that did not close, giving us the ability to pull leads from several years and apply targeted outreach to them through a soft sales channel.

As part of our team dedicated to our customers’ experience, we currently have a Chief Experience Officer, a Head of Sales and Design, and a Client Services Manager. As we grow, we intend to hire an additional sales manager for sales of new and used vehicles, and another sales manager dedicated to the design/upgrade process.

ECD Team

Our technical expertise is central to our success. We have built a strong and qualified team over the past 10 years, with sixty-one (61) ASE certifications and five (5) master level ASE certifications. The ASE is a non-profit organization that provides certification for automotive professionals in the United States, and it offers a variety of certifications that cover several areas of automotive repair and service, including engine repair, brakes, electrical systems, and more. ASE certifications demonstrate that an automotive technician has achieved a certain level of knowledge and skill in their field, requiring the individual to pass a series of exams and meeting specific work experience requirements. This means that our technicians have demonstrated their proficiency and competence in their area of expertise. By emphasizing ASE certifications and promoting our mechanics’ expertise, we demonstrate our commitment to providing high-quality service and attracting customers who prioritize quality workmanship.

We encourage all members of our team to take the ASE tests, with no limit on the number of tests they may take, and we offer paid leave for employees to take the tests, as well as a one-off bonus and salary increase for passing them. We have a 98% retention rate in terms of our mechanics. Our mechanics are the center of our operations and are responsible to maintain our quality standards. We have implemented a demanding selection process to join our teams, with rigorous interviews, hands-on testing, psychometric profiling and structured review periods.

Currently, our team is constituted as follows:

Direct Department Reports		Number of Direct Reports

●	Chief Executive Officer	One employee, comprising on-site visual content.

●	Chief Financial Officer	Five employees, comprising one Head of Purchasing; one Material and Logistics Planner; two warehouse leads and one BOM/data analyst.

●	Chief Experience Officer	Six employees, comprising one Head of Design; one Client Services Manager; one Head of Warranty; one Office Manager and one facility cleaner; and one Lead in Graphic Design and Animation.

●	Chief Technology Officer	No direct reports.

●	Chief Product Officer	47 employees, including one Director of Planning and Production; one Warranty Technician; one Head of Quality Control and five technicians; eight technicians in the paint department; one Jaguar/South Line Lead and one technician; one Head of Production and nine line technicians, seven upholstery technicians and four electric technicians; one Head of Production and seven line technicians.

Manufacturing Model

We believe we benefit from a manufacturing model that is more efficient than that adopted by most of our competitors. Using a push manufacturing model, we are, to our knowledge, the builders with one of the lowest process times (or the rate at which a product is completed to meet customers’ demand), ranging from four to five days. Most builders adopt a model in which a vehicle stays in one spot and a small group of technicians gather around to build it. This requires specialist-focus on every vehicle. By comparison, we conduct several parallel processes in our production line and have our different teams of mechanics accessing the vehicles in several stages of production, which allows us to allocate highly skilled members of our team specifically where we need them. See item “ECD Build Production Process” below.

Nationwide Service Dealer Network

The number of our vehicles on the roads have enabled us to establish a nationwide network of tested and reliable service and repair centers for any warranty or required service for our vehicles. This gives our clients confidence in our customer support service and helps us keep our warranty costs within budget.

Management

Most of our executive-level roles are currently occupied by the owners of the business, who work in the business full-time along-side the CEO. This allows timely reaction to any business issues, a quick management review process and positive action taken swiftly to resolve them.

We expect to increase the size of our management team in line with our growth and with our operation as a public company.

Our Growth Plans

The Rover Dome facility is configured to run three production lines. We currently operate two production lines. On our North Line, we built 60 vehicles in 2022 and we expect to build 63 vehicles in 2023, among Land Rover Defenders, Land Rover Series and Range Rover Classics. On our second production line, the South Line, which opened in July 2022 we focus on building Jaguar E-Types, and the South Line is expected to be operating at its full capacity in the second quarter of 2024. On the South Line we expect to build 10 vehicles in 2023 and 60 in 2024. We currently use our third East Line for quality control and warranty services. We plan to relocate our quality and warranty services in the first quarter of 2024 to a new facility that will function as a warranty, used vehicles sales, and service center and convert the East Line to a third production line that will focus on iconic American vehicles. As part of the East Line conversion, we expect to hire 10 technicians in 2024 at an estimated annual cost of approximately $620,000, which will enable us to launch the addition of the iconic America vehicle products. We expect our margins to further improve as we increase scale, resulting in lower component costs and improved absorption of our fixed manufacturing overhead.

We expect to incur one-time expenses of approximately $300,000 to move the service center, comprising moving costs of $250,000 and engineering costs of $50,000. We anticipate annual costs of approximately $360,000 to operate the service center.

To help achieve these goals, we also intend to (i) scale marketing by building our relationship with the press and social influencers; and (ii) expand our presence in international markets, such as Europe, Canada and United Arab Emirates, by pay-per-click marketing campaigns, global newswire press releases to all target countries, press relationships in those target countries, as well as social influencers and international outreach events in target shows. As we increase our production, including with the addition of the new East Line, we plan to recruit a total of 14 extra technicians, operate a double shift in our painting facility and relocate the quality control and service teams. In terms of inorganic growth, we intend to seek strategic company acquisitions. See item “Electric Drivetrain Systems and the Electrification of Classics” above.

In addition to increasing sales revenue by selling and building more vehicles, we intend to increase our gross profit from $3.8 million in 2022 to $20.5 million in 2025, by reducing the cost of materials and cost of shipping. Currently, due to our cash flow, we work on a just-in-time manufacturing model. With available capital, we would maintain a larger inventory supply that would allow us to better negotiate our terms and conditions with vendors, including advance committed purchase orders, as well as to consolidate shipping, avoid the payment of premiums for back orders and associated shipping costs. We expect these changes will reduce our cost of goods by approximately 8% per year.

We plan to increase the variety of the car makes and models that we customize, and to shorten the delivery time frames for all customizations. In July 2022, we added to our portfolio the production of Jaguar E-Type, and we intend to add an iconic American brand to our portfolio by 2024. We are also implementing initiatives to introduce new revenue streams, such as the buy-back of used cars; developing new sales locations by developing drivers’ clubs; increasing our warranty revenue; and implementing a leased vehicles income model.

Our current fixed costs are based on the production of 65 vehicles per year. As we increase production, our fixed costs will not increase proportionally. For instance, we would need to add about 20% to the fixed costs to double our production. This is a major benefit, allowing us to use such capital to scale production more efficiently.

Marketing

Our target customers are high net worth individuals. We have an internal database that classifies our potential clients by net worth, property and luxury vehicles owned, to whom we send direct marketing e-mails. Additionally, we attend outreach events that are curated for our high net worth public, such as exotic car festivals for owners and luxury car storage facilities. Our marketing efforts to reach a wider audience through mainstream media have yielded positive results, as prestigious luxury brands such as Robb Report, Forbes, and Vanity Fair have consistently featured us.

ECD has built a strong brand presence through various online outlets, including newsletters, press releases with photos and videos of each finished vehicle, a YouTube channel with daily live streams, among others. We expect that our future marketing expansion initiatives will include expanding our management team; hiring and training new personnel; expanding design, manufacturing, sales and service facilities; implementing and enhancing administrative infrastructure, systems and processes, including in connection with our transition to a public company; and establishing sales, service, supply and manufacturing operations in new markets. We have recruited industry specialist script writers for content writing, and we are also adding Google Compliance 4 Cornerstone Strategy as a marketing tool, which gives us marketing advantages when potential customers use the search tool using certain key words that may relate to our business. Additionally, we intend to create cadence of truck spotlights through press releases to highlight the variety of ECD’s builds.

ECD’s Products

ECD Models

Our goal with each vehicle is to retain the character of the vehicles and modernize them in terms of drivetrain and how our customers live with the vehicles. Our builds include traditional models, such as Land Rover Defender D110 with GM LT4 engines and Range Rover Classic with GM LS3 engines, among others; as well as electric builds, such as Land Rover Defender D90 and Range Rover Classic with electric drivetrains. Below is a description of all our current models.

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Custom Defender ECD D90

The restored custom Defender 90 is a luxurious two-door SUV known for its nimble chassis that dominates in agility, performance, and off-road capabilities. The iconic D90 is available in both a soft-top and hard-top model capable of seating up to 6 people

Body: Hard Top or Soft Top

Drivetrain: V8 / EV

Starting Price: $229,995

Custom Defender ECD D110

A custom Defender 110 is not an average four-door. It’s built ready to meet the demands of daily driving as well as rigorous off-road adventures. The Custom Defender 110 is designed with the original pedigree and modernized with sleek styling and innovations. A custom Defender 110 from ECD is a daring version of a classic icon.

Body: Hard Top or Soft Top

Drivetrain: V8 / EV

Starting Price: $229,995

Custom Defender ECD D130

The custom Defender ECD D130 is longer than the Defender 110 and has seating for up to 5 with a large pick-up bed.

Body: Hard Top or Soft Top

Drivetrain: V8 / EV

Starting Price: $229,995

Custom ECD RRC

We have added the custom Range Rover Classic (RRC), both SWB and LWB, to our model lineup, each hand-built to your specifications at our headquarters. A custom RRC is available in three distinct trims: Retro, Custom, and Signature. Each comes with a variety of premium interior and exterior features that take each build to a level of unprecedented luxury. Using the same approach to construct the new RRC’s as we do with our custom Defenders, the build process begins with our Luxury Design Experience, a fully immersive experience where each client designs every feature of their vehicle, inside and out.

Body: Hard Top

Drivetrain: V8 / EV

Starting Price: $219,995

Custom ECD Series IIA and III

The ECD Series IIA and III are the perfect rendition of the nostalgia of a vintage icon combined with modern luxury and performance suitable for daily use.

Body: Hard Top or Soft Top

Drivetrain: V8 / EV

Starting Price: $219,995

Jaguar E-Type – Roadster and Coupe

The Jaguar E-Type was introduced in our portfolio in July 2022. The ECD Jaguar E-Type is an iconic classic car from the 1960s, with a timeless design and modern capabilities that have been brought back to life by expert restoration.

Body: Hard Top or Soft Top

Drivetrain: I6 / V8 / V12 / EV

Starting Price: $279,995

We expect an initial 10% increase on our prices by the end of 2023, then a 5% increase in 2024 and 2025, both for vehicles and related upgrades.

ECD 2023 EV

Our system presents clear advantages in the marketplace over our competitors, including advanced GUI (Graphic User Interface), as well as smaller and lighter battery packs, being all new components with factory warranty. Additionally, our system includes the DC Fast Charging ready and operational.

Our EV setup has unique features when compared to other available products in the “Restomod” world:

(i)	It uses intelligent graphic user interface combined into the entertainment system screen, with an enhanced OEM feel.

(ii)	The DC Fast Charging, also known as Level 3 charging, is a type of EV charging that allows for rapid charging of the vehicle’s battery. Unlike Level 1 and Level 2, which use alternating current (AC) to charge the battery, DC Fast Charging uses direct current (DC) to provide a high-power charging solution; and

(iii)	It also features efficient packaging and cooling of batteries, uses and maintains charge more effectively, as well as a Cascadia motor connected to an enhanced Land Rover four-wheel drive system.

ECD Custom Dashboard and AC system

We have developed the ECD proprietary dashboard system, which presents more functionality and a cleaner design. We also removed a step from the building process, which used to be outsourced where old AC lines were brazed, and the system then charged. Our new system allows us to build our dashboard entirely in house and control quality.

ECD Proprietary Wiring Harness

We have developed and implemented a higher quality wiring and connections systems to our vehicles, resulting in a more reliable and modern vehicle wiring system. This system allows ECD to have a standardized wiring installing and troubleshooting process across all models.

ECD Custom Hardwood Kits

Initially an outsourced activity, which resulted in issues related to quality, value for money and timing issues. We can now create wood install kits for almost any specification, in the customers chosen materials and colors. We are also developing additional storage boxes which are also built to match the hardwood used in the project.

Clients’ Journey

On average, a typical project with a client takes approximately 12 to 14 months following contract signing. The standard process is comprised of 21 milestones and 65 tasks, covering the design and specifications of every single aspect of the custom build, and it’s overseen by a Land Rover technician.

When our customers start their journey with ECD, they will work with our designer to understand the purpose to which the vehicle will be used, and receive guidance in view of the numerous possible combinations the vehicle’s body style, drivetrain, wheels, tires, accessories, paint color, and interior style, colors and textures. During the whole project, we have the customer in the center of the process, with a team of six people dedicated to each customer, who has a decision to make with respect to their vehicle every two weeks. This process can be done with an in-home consultation or by visiting our Florida headquarters design studio. Once the customers made their selections, we send them mock-ups for further review, fine-tuning our designs.

The following summarizes stages of the clients’ journey when acquiring our vehicles:

(i)	Request Form

Clients complete a simple build request form online. Once completed, the ECD teams are immediately notified and begin the process of bringing the new clients to their own journey.

(ii)	Enrollment

We offer our clients a portal where the company provides bi-weekly updates throughout the build process. The portals are managed by ECD’s concierge department. At the enrollment stage, clients are also provided with a welcome package that contains a small selection of paint and fabric samples, as well as booklets that outline additional accessories and options.

(iii)	Introductions

Clients meet with our Head of Automotive Design to review any questions they may have regarding the design process. At this point, clients schedule times to visit our design studio in Kissimmee, FL. Once on-site, clients see an array of samples to outline how they want their vehicle configured.

(iv)	Custom Build Draft Designs

Clients receive digital 3D renderings that illustrate the interior and exterior parts of the vehicle, and in real time we implement any changes to the design intended by the customer by means of the online system named Sketchfab, to which both the customer and the ECD design team has access. At this point, clients can make any edits if something does not look like it was envisioned.

(v)	Approval

Clients are presented with final renderings of the vehicle, which include all of the items discussed with the Head of Automotive Design on steps (iii) and (iv) above. Clients get a chance to review the complete build inside and out and approve the design before it is sent off to the production team. On March 8, 2022, positioning ourselves on the cutting edge of virtual trends within the automotive industry, we started crafting a photorealistic design video of each customer’s unique custom build, allowing them to visualize their dream car months ahead of completion. Therefore, once the design is finally decided, we now turn that initial 3D renderings into a 3D animated movie. Such design video is created with 3D creation tool Unreal Engine by Epic Games, presenting lifelike animation with dynamic physics and lighting effects, showing the vehicle in different scenarios and environments.

Our design center locations have a plethora of design features that allow each truck to have a differentiating item in comparison with the rest. Options range from interior and exterior colors, leather, accessories, wheels and tires, body kit, off-road kit, upgraded brakes, suspension and more powerful engines, among others.

(vi)	Research of Base Vehicle and Fabrication

From the start of the clients’ journey in ECD, our team begins to conduct a search to find the right vehicle to match each client’s specifications. Each custom build begins with one of the following Land Rover Defender, Range Rover Classic models, Land Rover Series or Jaguar E-Types ground up restoration. We then fully disassemble the base vehicle, all the way down to the chassis, and all components are inspected, when a decision is made to refurbish or replace such components. In sequence, we start the ECD building process, building up the chassis to the vehicle and moving the vehicle through the entire production process, documenting it with photos and videos that are uploaded into the client’s portal. Once completed, the vehicle is taken to the Head of Quality Control for a 662-point inspection.

(vii)	Delivery

When vehicles are ready for delivery, we load the truck with a roadside emergency kit, along with an assortment of ECD merchandise and, as part of our customers’ experience, an ornament made with one of the original parts of the vehicle prior to its customization.

ECD Build Production Process

ECD. builds each vehicle only following the completion of a sale and does not build to sell or create an inventory of vehicles. As such, the Company is unable to dictate its manufacturing output as its customers’ demand for specific models is fluid. To effectively meet this requirement for flexibility, ECD believes that it benefits significantly from the production efficiencies that derive from being a small volume manufacturer. These efficiencies are achieved primarily by implementing “dynamic labor” and “dynamic manufacturing” practices throughout the production process. To create dynamic labor, ECD trains and requires each its technical employees to be expert at performing a limited number of discrete tasks across both of its production lines. Dynamic manufacturing refers to ECD’s ability to use its equipment on each of its production lines to produce any of its vehicles. The cumulative result of these practices is that ECD has the flexibility to use its employees and production lines interchangeably to build any of the vehicles in its product line.

The Company expects to continue these practices as it scales its production with additional lines in the future. This interchangeability that is integral to the Company’s operations, combined with the effective use of work-off and service bays, maximizes the Company’s ability to quickly and efficiently respond to changing production requirements and to extract the maximum possible output from its production facilities.

Our standard production process, which involves 2,200 man-hours and 662 checkpoints, is currently comprised of two lines of production, the North Line and the South Line, including the following stages, each of which is extensively documented and reported to the customers:

Tear Down / Media Blast / Frame Repair / Frame Coating

The acquired/donor vehicle is completely disassembled, the vehicle’s frame is sent to be stripped down, repaired and realigned, then hot-dip galvanized. After this 16-day process it is sent to the assembly line.

Painting

In our painting section we prepare the bulkhead, tub, doors and, subsequently, the front end and exterior trims. The vehicle’s body is carefully prepared before being hand-painted with premium paint. Our in-house paint facility can precisely match any color the customer desires. We mix all the paint on-site, and we use PPG products, such as PPG Deltron, the same used in Ferrari products, the highest-end finish in terms of painting of the vehicle. The color of the vehicle is also extremely customizable, allowing the customers to bring us color samples that we can then match to the vehicle and hand-polished to a glass-like finish. In view of the importance of this section to the finishing of each project, and to maintain our quality standards, each panel may only be introduced to the line of production once approved by our lead painter, whose decision precedes the production manager’s decision regarding such aspect. We also maintain a work-off bay for repaint work, service work or touch-ups, then avoiding disrupting our main production lines.

Parallel Processes

Alongside the main production stages happening in the assembly line, we conduct parallel processes that feed the main line, which we call the “Create it, Build it and Live it” process. This section includes the electrical work (“create it”), the sub cosmetics work (“build it”) and upholstery (“live it”).

Our electricians prepare the main harness and sub harness. We remove anything from our base vehicle that will not be used and add the new elements as chosen by our customer, such as Wi-Fi system and rear A/C. Each vehicle we build uses over 2,000 feet of wiring. Every harness is wired by hand and custom made for each vehicle.

Our sub cosmetics team builds doors and wings.

Our upholstery team prepares the seats, dashboard and trims.

Roller

Vehicle frame is taken to the rolling frame for the installation of the suspension and brake systems chosen by the customer. The body of the vehicle is progressively built up as the vehicle moves along the rolling frame, allowing multiple mechanics to access the vehicle at any one time.

Drivetrain

Engine and fuel systems are then installed.

Body Alignment

Our electricians start installing the harness prepared in our “create it” section. Basic body panels are installed, including the door internals and trims, carpeting and dashboard.

Afterwards, seats, doors, trims, headliner and exterior trim are installed. From a premium Puma leather dashboard to the quilted hand-stitching of the rear seat, our craftsmen will wrap your vehicle’s interior in the leather design and color of choice.

Initial Inspection

As our builds work through the phases of production, each technician, via a tablet, completes their part of the quality control process in real time. At the end of the Final Assembly stage, the whole team has a four-day period to inspect the vehicle and assess any eventual quality issue. In sequence, our Quality Control (QC) manager completes the same inspection checklist, and any issues are addressed by our Master Certified QC lead technician prior to shipping.

Fine Tune

At this stage, any drivability issues are addressed, such as any tuning issue, vibration, fit and finish, body alignment, electrical function failure in a fuse, among others.

Quality

Test miles, paint touch ups, air conditioning, pre-shipping and final inspection. Through each step of the process, the vehicle goes through a robust quality control inspection comprising 640 points, which our quality control manager takes approximately six hours to complete. Our vehicles are then taken out for a 1,000-mile test drive before delivery.

Intellectual Property

ECD’s methods and processes in building its vehicles are highly proprietary and specific to its business. However, regulatory protection (such as, for example, patent or trademark registration with the United States Patent and Trademark Office and copyright registration with the United States Copyright Office) for such processes is largely unavailable, and therefore, ECD relies on its contractual rights and state and local trade secret laws to enforce the proprietary nature of its know-how, methods and processes. ECD does so by requiring all employees and all other individuals that may come in contact with ECD’s know-how, methods and process to sign nondisclosure agreements and work-for-hire agreements, as applicable. ECD has also developed a strong brand presence in the industry. ECD’s success in protecting this brand depends upon ECD’s ability to secure national trademark registrations. ECD has two federal trademark applications pending with the U.S. Patent and Trademark Office, and ECD uses logos featuring these marks in ECD’s business. Additionally, ECD owns various website domain names and maintains various social media accounts. ECD closely polices all of its intellectual property.

Source and Availability of Materials

ECD relies on successfully purchasing used automobiles that it then restores and customizes. ECD UK locates and purchases these vehicles in the United Kingdom, and imports them to ECD’s headquarters located in Kissimmee, Florida, United States. Occasionally, customers source their own base vehicle model. All vehicles that ECD works on were originally built and sold by an unaffiliated third-party manufacturer, and ECD does not control the price, availability, or original quality of those vehicles. Further, all vehicles that ECD purchases have been previously used by unaffiliated third-party consumers. Despite ECD having a process to assess the quality of the base vehicles it purchases, including accident background checks, our safety protocol and quality inspection processes may be insufficient to identify all defects of the vehicles and compromise the quality standards of our products. As a result, the price, availability, and quality of such automobiles can fluctuate significantly.

ECD is also dependent on ECD’s components suppliers, many of whom are international and single source suppliers for the components they supply. Typical components that ECD purchases include, without limitation, base vehicles, batteries, engines, vehicle parts, and paint. ECD uses most or all of these components in every project that it completes, depending on its customer’s specifications. ECD has major suppliers located in the United States and in the United Kingdom. ECD has limited to no control over the pricing or availability of the components that it purchases from its suppliers. Also, lead times can vary for materials and components needed by ECD’s supply chain contractors, and changes in global economic conditions, financial markets, and trade relations all directly affect ECD’s supply chain and the availability of materials needed to complete ECD’s services.

Government Approvals and Regulations

ECD operates in the automotive industry, which is subject to extensive and complex regulation. The automotive industry is generally subject to environmental laws and regulations, including without limitation regulations regarding emissions and the use of hazardous materials. ECD has also recently entered into the electric vehicle market. Laws and regulations relating to electric vehicle technologies, driver assistance technologies, lithium-ion batteries, and other emerging and growing automotive technologies are rapidly evolving in various jurisdictions.

ECD works with a third-party Occupational Safety and Health Administration (OSHA) company, Safety Consultants USA, to conduct regular inspections and assist ECD with maintaining compliance. This partnership underscores ECD’s commitment to providing a safe and healthy workplace for its employees while ensuring compliance with applicable safety regulations.

Importing Vehicles

ECD must comply with U.S. Customs and Border Protection import policies during the process of importing vehicles from the UK. ECD plans to continue operating in compliance with such policies when importing vehicles. ECD is required to complete U.S. Environmental Protection Agency (“EPA”) Form 3520-1 and DOT Form HS-7 during this process. Vehicles imported by ECD must comply with or be exempt from various environmental and safety regulations, as described more fully below. ECD is also subject to regulation by the U.S. Department of Agriculture, which requires the undercarriages of vehicles imported by ECD to be free of foreign soil.

Environmental Regulations Generally

The automotive industry is subject to extensive environmental regulations, including without limitation laws and regulations regarding emissions, environmental protection, lithium-ion batteries, energy sources, and the storage, handling, treatment, transportation, and disposal of hazardous materials. Compliance with all applicable environmental regulations will continue to be an important aspect of the operations of ECD.

The Clean Air Act

Under the Clean Air Act (42 U.S.C. §7401 et seq.), motor vehicles may be imported by any person and do not have to be shown to be in compliance with emission requirements before they are entitled to admissibility if the motor vehicles are more than 25 years old. Age is determined by subtracting the year of production (as opposed to model year) from the year of importation. Most vehicles imported to the United States by ECD were originally produced more than 25 years before the time of import and, accordingly, are not subject to the Clean Air Act. Vehicles that are imported by ECD that are exempt from the Clean Air Act become subject to the Clean Air Act upon ECD’s replacement of such vehicles’ engine with a new engine; thus, all vehicles sold by ECD are subject to the Clean Air Act and must meet certain emissions requirements thereunder. Additionally, ECD provides a pollution statement, a HSMV 84058, with each vehicle that it sells.

NHTSA Regulations

The NHTSA has issued various regulations regarding motor vehicles, including without limitation the DOT Federal Motor Vehicle Safety Standards (“FMVSS”). A motor vehicle that is at least 25 years old can be lawfully imported into the United States without regard to whether it complies with all applicable FMVSS. Such vehicles would be entered under Box 1 on the HS-7 Declaration form to be given to U.S. Customs and Border Protection (CBP) at the time of importation. The 25-year period runs from the date of the vehicle’s manufacture to the time of importation. If the date of manufacture is not identified on a label permanently affixed to the vehicle by its original manufacturer, to establish the age of the vehicle, the documentation available such as an invoice showing the date the vehicle was first sold or a registration document showing that the vehicle was registered at least 25 years ago should be provided. Absent such information, a statement from a recognized vehicle historical society identifying the age of the vehicle could be used. Vehicles imported to the United States by ECD were originally manufactured at least 25 years before the time of import and, accordingly, are not required to comply with all FMVSS at the time of such importation.

Motor Vehicle Manufacturer and Dealer Regulations

Various state laws in the U.S. regulate the manufacture and sale of automobiles. Some states require automobile manufacturers and dealers to obtain licenses to sell vehicles to individuals in such states. ECD currently holds a license as an independent dealer of motor vehicles in the State of Florida. If ECD expands to have locations in states outside of Florida, then ECD will need to comply with the laws and regulations of such states governing manufacturers and dealers.

Lithium-Ion Battery Regulations

ECD uses lithium-ion batteries in its electric drivetrain vehicles. U.S. federal law regulates the use, storage, and disposal of these batteries. All lithium-ion batteries used by ECD must comply with the U.S. Department of Transportation’s Hazardous Materials Regulations (HMR; 49 C.F.R., Parts 171-180) and other regulations issued by the Pipeline and Hazardous Materials Safety Administration regarding lithium-ion batteries in electric vehicles. The batteries used by ECD are intended to comply with all applicable regulations.

Foreign Laws and Regulations

ECD UK and ECD may become subject to foreign laws and regulations including without limitation laws and regulations governing exporting motor vehicles, environmental matters, and motor vehicle safety.

Registrations and Licenses

ECD has the following registrations and licenses to operate its business:

1.	Florida Secretary of State corporation registration #P13000020892.

2.	Florida Secretary of State fictitious name registrations:

3.	ECD Auto Design (Registration #G18000076141 expires 12/31/2023)

4.	ECD Drivers Club (Registration #G21000065169 expires 12/31/2026)

5.	Florida Department of Revenue Resale Certificate for Sales Tax, Certificate No. 59-8016372720-8.

6.	Florida Department of Agriculture and Consumer Services, Motor Vehicle Repair Shop Registration No. MV95827.

7.	Florida Department of Highway and Motor Vehicles License as Independent Dealer in Motor Vehicle, License #VI / 1065276/1.

8.	Osceola County, Florida Business Tax Account #149194.

9.	Osceola County, Florida Building Permit #P22000729 for electrical sign.

10.	Osceola County, Florida Certificate of Occupancy Permit #P21-002864 issued 10/7/2021.

11.	Osceola County, Florida Certificate of Completion, Permit #P21-061019 issued 1/4/2023.

ECD UK has the following registrations and licenses to operate its business:

1.	UK Register of Companies for England and Wales, Company Number 13515056 issued to the ECD UK.

2.	UK HM Revenue & Customs Certificate of Registration for Value Added Tax, Registration No. 388-9698-93 issued to the ECD UK.

3.	UK HM Revenue & Customers Economic Operators Registration and Identification (EORI) No. GB388969893000 issued to the ECD UK.

Employees and Human Capital Resources

At the time of this filing, ECD has sixty-five (65) full-time employees. All ECD employees are located in the State of Florida. ECD believes that continued success requires ECD to attract and retain highly-skilled employees. ECD strives to attain this goal by offering its employees competitive salaries and benefits. Each ECD Securityholder also performs services for ECD on a full-time basis.

ECD UK, our wholly-owned subsidiary, currently has four (4) full-time employees and one (1) sub-contractor in the UK.

Contractors

ECD substantially completes all builds in house, but does outsource some tasks, including transportation services through a related party, Transport Co. For additional information related to the outsourcing of our transportation services, see item “Certain Relationships and Related Transactions–Related Party Policy–Certain Transactions of ECD.” We also outsource professionals for accounting, legal services, marketing (SEO, digital marketing and social media marketing) and immigration matters.

Facilities and Properties

ECD leases its manufacturing facility of over 100,000 square feet, which is located in the Trinity Industrial Center at 4930 Industrial Lane, Unit 107, Kissimmee, FL 34758 (the “Trinity Center Lease”). A copy of the Trinity Center Lease is attached as Exhibit 10.13 to this prospectus. ECD UK leases 7,432 square feet at Unit 5, “Q” Block”, The Crown Industrial Estate, Oxford Street, Burton Upon Trent, Staffordshire.

Legal Proceedings

On January 19, 2023, a former ECD employee filed a claim with our insurance company, Great American Insurance Group, under ECD’s employment practices liability insurance policy n. EPLE046717, alleging ADA discrimination and wrongful termination of employment. ECD has submitted documentation to support its position and anticipates that its maximum exposure for this claim will be its insurance deductible of $10,000. The Company’s insurer is defending the claim, and our legal counsel evaluates the risk of loss, in case the claimant pursues the litigation, as remote.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth the names, ages and positions of the directors and executive officers of ECD Automotive Design Inc. as of February 16, 2024.

Name	Age	Title
Scott Wallace	53	Chief Executive Officer and Director
Raymond Cole	58	Chief Financial Officer
Emily Humble	37	Chief Product Officer and Director
Thomas Humble	37	Chief Experience Officer and Director
Elliot Humble	32	Chief Technology Officer
Benjamin Piggott	43	Director
Thomas Wood	66	Director
Robert Machinist	70	Director
Patrick Lavelle	71	Director

Background of Directors and Executive Officers

Scott Wallace is one of the Founders of ECD, Chairman of the Board and he currently serves as ECD’s Chief Executive Officer. Before joining ECD in 2023, Mr. Wallace served as a sales & marketing director for Greene King P.L.C. and for Dale Street Capital in the UK. In those roles, Mr. Wallace was responsible for the marketing direct reports and the regional sales directors with the goal of generating revenue and maximizing ROI by means of creative and cost-effective marketing strategies while driving sales using CRM data and conversion tracking. Mr. Wallace’s time in the public company resulted in improving share value by 200% over four years. In private equity, Mr. Wallace and his team purchased a business for £227 million and exited at £467 million. Mr. Wallace also owned a marketing agency, and had the benefit of being on the non-client side of marketing, which allowed him an in-depth review of skills required to integrate full in-house marketing teams and save agency fees in future businesses. As one of the original founders of ECD, Mr. Wallace’s two core skills in marketing and capital allocation were critical as the company grew revenue at a CAGR of 26%. Mr. Wallace holds a degree in Tourism from the University of Central England, Birmingham. Mr. Wallace is qualified to serve as a director due to his experience as ECD’s Chief Executive Officer, as well as his extensive experience in marketing and sales, the European public sector, and the venture capital industry.

Mr. Wallace’s extensive industry knowledge, investment experience and career restomod business qualify him to serve on the board of directors.

Emily Humble is one of the Founders of ECD, a director and currently serves as ECD’s Chief Product Officer and Head of Client Services. Mrs. Humble is an experienced leader within the education sector, having headed the development of new performing arts establishments within both the public and private sectors. In addition to founding ECD, in 2013, Ms. Humble started the performing arts academy, Dance Station Orlando, across the Greater Orlando Area, recruiting over 400 students within the first three (3) years. Ms. Humble sold her academy and returned to the ECD team full-time in 2020 to focus on enhancing the client experience. Ms. Humble holds a BA in Ballet Education from The Royal Academy of Dance in London, England, and a postgraduate certificate in education (PGCE) in Post Compulsory Education from the University of Wolverhampton in Sutton Coldfield, England. In her most recent position as the supervisor of the Quality Control Team, Mrs. Humble has been focused on using data to drive quality forward in not only the QC team, but within each department on the production line. Ms. Humble is qualified to serve as a director due to her experience as ECD’s Chief Product Offer and Head of Client Services, as well as her expertise in client relations and experience within both the public and private sectors.

Ms. Humble’s extensive industry knowledge and career restomod business qualify him to serve on the board of directors.

Thomas Humble is one of the Founders of ECD, a director and currently serves as ECD’s Chief Experience Officer and Sales Director. Mr. Humble has also served as a director for Overland Auto Transport d/b/a Luxury Automotive Transport and co-owner of Luxury Automotive Transport since 2019. Mr. Humble is a top-ranked sales director recognized for leading the sales efforts for several international organizations across Europe, including Nike Corporation, Volkswagen, Audi, and Porsche, before transitioning to self-employment in the United States. Mr. Humble has managed ECD’s business from its start in 2013, covering import/export of vehicles and all shipping logistics, sourcing vehicles for clients, managing outsourced vendors, and all interaction with clients. Over the years, Mr. Humble has been involved in everything from facility leases, hiring staff, quality control, product development, and the entire client experience. As the CXO, Mr. Humble manages every aspect of the process including client services, sales, design, client journey, delivery, and warranty. Mr. Humble is qualified to serve as a director due to his experience as ECD’s Chief Experience Officer and Sales Director, as well as his extensive operational expertise and experience in the automotive industry.

Mr. Humble’s extensive industry knowledge and career restomod business qualify him to serve on the board of directors.

Non-Executive Directors

Benjamin Piggott is a director of ECD. Mr. Piggott was the Chairman and Chief Executive Officer of EFHT. Mr. Piggott has been a Managing Director at EF Hutton since its inception in June 2020. Prior to joining EF Hutton, Mr. Piggott was Head of Corporate Development at Laird Superfood (NYSE American: LSF), a plant-based, omni-channel natural food company based in Sisters, Oregon. Mr. Piggott had served as an investor in the company and later joined as Head of Corporate Development, assisting in capital raising efforts, including Laird Superfood’s IPO on September 23, 2020. While at Laird Superfood, Mr. Piggott built a strong pipeline of acquisition candidates in the natural food and beverage sector by vetting over 100 companies. Mr. Piggott also helped to successfully negotiate the sale of a minority equity stake in the company to Danone S.A. Prior to Laird Superfood, Mr. Piggott spent fifteen years in the investment industry, ten of which were with the Small Cap Team at Fidelity Management & Research Company where he served as both a research analyst and sector portfolio manager. Mr. Piggott also spent two years at Legg Masson Capital Management as a generalist covering small mid-cap companies. During his time on the buy-side, Mr. Piggott has been active in analyzing a number of IPO opportunities. As a result of his fifteen years of experience on the buy-side, Mr. Piggott has strong relationships with participants in the investment community that are active in SPAC IPOs and private investment in PIPEs. During his tenure on the buy-side, Mr. Piggott covered various sectors, both domestically and internationally, including consumer, technology, healthcare, energy, industrials and utilities. Mr. Piggott received his Bachelor of Science in Finance from Bentley University in 2002 and graduated with honors.

Mr. Piggott’s extensive knowledge, investment experience, and career analyzing and advising companies across sectors qualify him to serve on the board of directors.

Thomas Wood is a director of ECD and was an independent director of EFHT. Mr. Wood is a serial entrepreneur, having started and taken multiple energy companies public over the course of his career. Since 2022, Mr. Wood has been the Executive Chairman and founder of Advanced Mining Drilling Technologies LLC, which is a private company currently developing battery metals extraction technology. He is also the Chairman and co-founder of XtremeX Mining Technology Corp which is a coil tubing patented mining technology targeted at precious metals and battery metals discovery and testing. In 2017, Mr. Wood was a sponsor and the CFO of National Energy Services Reunited Corp. (NASDAQ: NESR), a $200 million SPAC, that successfully completed a business acquisition with Gulf Energy SAOC and National Petroleum Services on June 6, 2018. Mr. Wood was instrumental in the IPO raising of the SPAC and the search of merger candidates and remains an active board member of the Company, which had an enterprise value of approximately $1.7 billion as of June 30, 2021. He has over 35 years of experience in establishing and growing public and private companies that provide or use oil and gas contract drilling services. Since December 1990, he has served as the Chief Executive Officer of Round Up Resource Service Inc., a private investment company. Mr. Wood founded Xtreme Drilling Corp. (TSX: XDC), an onshore drilling and coil tubing technology company, in May 2005 and served as its Executive Chairman until May 2011 and its Chief Executive Officer and Director from May 2011 through August 2016. He is the founder of Savanna Energy Services Corp. (TSE: SVY), a North American energy services provider, where he served as the Chairman from 2001 to March 2005. He also served as Director at various companies engaged in the exploration and production of junior oil and gas, including Wrangler West Energy Corp. from April 2001 to 2014; New Syrus Capital Corporation from 1998 to 2001 and Player Petroleum Corporation from 1997 to 2001. In addition, Mr. Wood served as the President, Drilling and Wellbore Service, of Plains Energy Services Ltd. from 1997 to 2000 and Wrangler Pressure Control from 1998 to 2001. He served as the President of Round-Up Well Servicing Inc. from 1988 to 1997 and Vice President of Shelby Drilling from 1981 to 1987. Mr. Wood holds a BA in Economics from University of Calgary.

Mr. Wood’s extensive knowledge, investment experience, and career analyzing and advising companies across sectors qualify him to serve on the board of directors.

Robert Machinist  is a director of ECD. Mr. Machinist served as Chief Executive Officer and Chairman of the board of directors of Troika Media Group (Nasdaq: TRKA) from March 2018 to May 2022, and as the chairman of the board of directors of Atlantic International Corp. since its formation in October 2022. Mr. Machinist has extensive experience both as a principal investor and operator in a broad range of businesses, as well as acting an owner-operator of diversified businesses related with investment banking. From 2014 to 2018, he has been the Vice Chairman of Pyrolyx A.G. (S26.DU), the first environmentally-friendly and sustainable method of recovering high-grade carbon back from end-of-life-tires. Most recently, he has been the chairman and an original founding board member of CIFC Corp. (Nasdaq: CIFC), a publicly-listed credit manager with over $14.0 billion of assets under management, which was sold in December 2016. In addition, he has been the chairman of the Board of Advisors of MESA, a merchant bank specializing in media and entertainment industry transactions, which was sold to Houlihan Lokey in 2016. Mr. Machinist has also been a partner of Columbus Nova, a leading private investment fund. He runs a private family investment company whose activities include The Collectors Car Garage and a number of real estate development businesses. From November 1999 until December 2002, Mr. Machinist served as managing director and head of investment banking for the Bank of New York and its Capital Markets division. Mr. Machinist was also previously president and one of the principal founders of Patricof & Co. Capital Corp. (APAX Purchasers) and its successor companies, from April 1986 to November 1999. Mr. Machinist is currently the Chairman of the International Board for the Weizmann Institute of Science and the Chairman of Investment Committee for Maimonides Medical Center. Mr. Machinist has been a trustee and Vice Chairman of Vassar College, a member of its Executive Committee, and one of three trustees responsible for managing Vassar College’s Endowment. Mr. Machinist is currently a member of Parachute Health, LLC’s board of directors. Mr. Machinist earned a bachelor of arts degree in Philosophy and in Chemistry from Vassar College in Poughkeepsie, New York. Mr. Machinist undertook graduate work in biochemistry at the Weizmann Institute of Science in Rehovot, Israel.

Mr. Machinist’s extensive knowledge, investment experience, and career analyzing and advising companies across sectors qualify him to serve on the board of directors.

Patrick Lavelle is a director of ECD. Mr. Lavelle served in various roles in VOXX International Corp., former Audiovox Corp., since 1977, and was elected President and CEO of the company in May 2005. Mr. Lavelle has also served as Vice President of VOXX International, Senior Vice President, and President of VOXX Electronics Corp. Mr. Lavelle was elected to the VOXX International Board of Directors in 1993 and serves as a Director of most of VOXX International’s operating subsidiaries. Mr. Lavelle joined VOXX International as an audio salesman and held numerous sales management positions before being appointed Vice President of Mobile Accessory Products in 1980. Under Mr. Lavelle’s direction, VOXX International diversified into the mobile electronics category and quickly became a dominant manufacturer of automotive entertainment and security systems. By 1992, VOXX International’s Mobile Division was consolidated into VOXX Electronics Corp, and Mr. Lavelle became its first President. Under Mr. Lavelle’s management, the company has been actively growing inorganically, and it has expanded its lines and brands, including by developing a significant international business. Some of the acquired brands include well-known names such as Klipsch, RCA, Acoustic Research, Jensen, Code Alarm, Pioneer, Onkyo, as well as international brands such as Magnat, Heco, and Mac Audio. A veteran of the consumer electronics industry, Mr. Lavelle takes an active role in the Consumer Technology Association (CTA)®, where he has held several key positions over the years, such as Chairman of the In-Vehicle Electronics Board, Chairman of the Consumer Technology Association, and member of its Executive Board. Currently, Mr. Lavelle sits on the CTA Executive Board as an Industry Advisor, where he has previously served as chair. He is active in his community and serves on the Board of Trustees at his alma mater, Marist College, in New York, as well as Marist College’s Executive Board, and is Chairman of Marist’s Advancement Committee. Mr. Lavelle BA in History from Marist College in 1973.

Mr. Lavelle’s extensive knowledge, investment experience, and career analyzing and advising companies across sectors qualify him to serve on the board of directors.

Executive Officers

Elliot Humble is one of the Founders of ECD and currently serves as ECD’s Chief Technology Officer and Operation Manager. Mr. Humble has served as a director for Overland Auto Transport d/b/a Luxury Automotive Transport and its co-owner since 2019. Before serving as Co-Founder of ECD, Mr. Humble began his career with Halfords Auto Retailers in the U.K., where he gained experience in quality control, innovative design, capital forecasting, and vendor relations. Mr. Humble holds a degree in Sports and Exercise Science from Leeds Metropolitan University. Mr. Humble is qualified to serve as a director due to his experience as ECD’s Chief Technology Officer and Operation Manager, as well as his extensive technical and operational expertise and experience in the automotive industry.

Raymond Cole is the Chief Financial Officer of ECD and served as the Chief Financial Officer of Humble Imports, Inc. since May 2023. Prior to joining ECD, Mr. Cole served as the Chief Executive Officer at LuckyJack, LLC d/b/a Lucky Jack Coffee, a Las Vegas-based producer of organic and nitrogen-infused cold brew coffee, from November 2020 to April 2023. Mr. Cole served as a board member of Lucky Jack Coffee from 2016 until April 2023. During his time at Lucky Jack Coffee, he led the implementation of an enterprise resource planning (ERP)/warehouse management system which included identifying the best ERP service provider and creating the in-house processes to implement the system into the company’s operation. Mr. Cole’s experience in manufacturing has allowed him to combine his financial knowledge with production operations and optimize solutions for operational processes. Before his time at Lucky Jack Coffee, Mr. Cole was the Chief Operating Officer and Chief Financial Officer at Empowered Media, LLC, the Jillian Michaels brand licensing company, and a Director at American Express. Mr. Cole began his career in the mergers and acquisitions groups at Salomon Smith Barney and JPMorgan Chase. He has a strong background in finance with experience in financial reporting, and a thorough understanding of public financial reports, corporate finance, and accounting. Mr. Cole holds a master’s degree in business administration and finance from the Zicklin School of Business at Baruch College and a bachelor’s degree in economics from Fordham University.

Family Relationships

Thomas Humble and Emily Humble are husband and wife and Thomas Humble and Elliot Humble are brothers. Other than that there are no familial relationships among our directors and executive officers.

Board Composition

Our business and affairs are organized under the direction of our board of directors. The board of directors consists of seven (7) members upon consummation of the Business Combination. Scott Wallace serves as Chairman of the Board. The primary responsibilities of the board of directors is to provide oversight, strategic guidance, counseling, and direction to ECD’s management. The board of directors will meet on a regular basis and additionally as required. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes,

Class I directors consist of Robert Machinist and Patrick Lavelle, qualified as independent directors, whose terms will expire at our 2024 annual meeting of stockholders;

Class II directors consist of Benjamin Piggott and Thomas Wood, also qualified as independent directors, whose terms will expire at our 2025 annual meeting of stockholders; and

Class III directors consist of Scott Wallace, Thomas Humble, and Emily Humble, whose terms will expire at our 2026 annual meeting of stockholders.

The initial term of Class I, Class II, and Class III directors will end in 2024, 2025, and 2026, respectively. Each class of directors then shall be elected to serve a three-year term. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to management. Our Board will meet on a regular basis and additionally, as required.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Director Independence

As a result of our Common Stock being listed on the Nasdaq, we adhere to the listing rules of the Nasdaq in affirmatively determining whether a director is independent. Our board of directors has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Director Independence

Nasdaq’s rules generally require that independent directors must comprise a majority of listed company’s board of directors. Our Board has determined that Benjamin Piggott, Thomas Wood, Robert Machinist and Patrick Lavelle qualify as independent directors, as defined under the listing rules of Nasdaq, and our Board consist of a majority of independent directors, as defined under the rules of the SEC and the listing rules of Nasdaq relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

Role of the Board in Risk Oversight

The Company’s Board will have extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to our Board by the audit committee. The audit committee represents our Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Committees of the Board

The Company’s Board will have three standing committees: an audit committee, a compensation committee and a nominating committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors, and that the nominating committee of a listed company be comprised solely of independent directors if formed by less than 3 members. Each committee operates under a charter that was approved by the Board. The Board may from time to time establish other committees.

Audit Committee

The Company’s audit committee shall consist of Thomas Wood, Benjamin Piggott and Patrick Lavelle, each of whom is an independent director under applicable Nasdaq listing standards. Thomas Wood has been appointed chair of the audit committee. The audit committee’s duties, which are specified in the Audit Committee Charter, include, but are not limited to:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory, or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Financial Expert on Audit Committee

The Company’s audit committee will, at all times, be composed exclusively of “independent directors” who are “financially literate” as defined under applicable Nasdaq listing standards. Nasdaq’s standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that Thomas Wood qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Company’s compensation committee will consist of Patrick Lavelle, Benjamin Piggott and Thomas Wood, each of whom is an independent director under applicable Nasdaq listing standards. Patrick Lavelle has been appointed chair of the compensation committee. The compensation committee’s duties, which are specified in the Compensation Committee Charter, include, but are not limited to:

●	determining, or recommending to the Board for determination, the compensation of our executive officers, including our chief executive officer;

●	overseeing and setting compensation for the members of our Board;

●	administering our equity compensation plans;

●	overseeing our overall compensation policies and practices, compensation plans, and benefits programs; and

●	preparing the compensation committee report that the SEC will require in our annual proxy statement.

Nominating Committee

We have established a nominating committee of the board of directors. Robert Machinist, Patrick Lavelle and Benjamin Piggott serve as members of our nominating committee. Under the Nasdaq listing standards, director nominees must either be selected, or recommended for the Board’s selection, either by independent directors constituting a majority of the Board’s independent directors, in a vote in which only independent directors participate, or by a nominations committee comprised solely of independent directors.

We have adopted a compensation committee charter, which details the principal functions of the nominating committee, including:

●	determining the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director (the “Director Criteria”);

●	identifying and screening individuals qualified to become members of the Board, consistent with the Director Criteria;

●	making recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders, subject to approval by the Board;

●	reviewing the Board’s committee structure and composition and to make recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairmen annually;

●	developing and recommending to the Board for approval a policy for the review and approval of related party transactions and reviewing, approving and overseeing any transaction between the Company and any related person on an ongoing basis in accordance with the Company’s related party transaction approval policy;

●	developing and recommending to the Board for approval standards for determining whether a director has a relationship with the Company that would impair its independence;

●	reviewing and discussing with management disclosure of the Company’s corporate governance practices;

●	developing and recommending to the Board for approval an officer succession plan and reviewing it periodically with the Chief Executive Officer; and

●	reviewing any director resignation letter tendered in accordance with the Company’s director resignation policy set out in the Company’s corporate governance guidelines, and evaluating and recommending to the Board whether such resignation should be accepted.

The nominating committee will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the nominating committee considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Business Conduct and Ethics

The Company will adopt a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our executive officers. The full text of the code of business conduct and ethics is available on the investor relations page on our website. We intend to post any amendment to our code of business conduct and ethics, and any waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules or regulations or listing requirements of Nasdaq. Information on or that can be accessed through our website is not part of this prospectus.

Board Diversity

While we do not have a formal policy on diversity, our board of directors, as part of its review of potential director candidates, considers each candidate’s character, judgment, skill set, background, reputation, type and length of business experience, personal attributes, and a particular candidate’s contribution to that mix. While no particular criteria are assigned specific weights, the board of directors believes that the backgrounds and qualifications of our directors, as a group, should provide a composite mix of experience, knowledge, backgrounds and abilities that will allow our board of directors to be effective, collegial and responsive to the nature of our business and our needs, and satisfy the requirements of applicable the rules and regulations, including the rules and regulations of the SEC.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee was at any time one of ECD’s officers or employees. None of ECD’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of our board of directors or compensation committee.

Shareholder and Interested Party Communications

Stockholders and interested parties may communicate with our board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of ECD Automotive Design, Inc., 4390 Industrial Lane, Kissimmee, Florida 34758. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

Limitations of Liability and Indemnification of Directors and Officers

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have purchased and intend to maintain director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to the Company, including matters arising under the Securities Act. Our amended and restated certificate of incorporation and by-laws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated by-laws further provide that we will indemnify any other person whom we have the power to indemnify under Delaware law. In addition, we have entered into customary indemnification agreements with each of our officers and directors.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the Company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

References to the “Company,” “ECD,” “our,” “us” or “we” in the following section refer to ECD Automotive Design, Inc. prior to the Business Combination.

Executive Compensation

We are currently considered an “emerging growth Company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table, as well as limited narrative disclosures regarding executive compensation for our last two completed fiscal years and an Outstanding Equity Awards at Fiscal Year End Table for our last completed fiscal year. These reporting obligations extend only to the following “Named Executive Officers,” who are the individuals who served as our principal executive officer and the next two most highly compensated executive officers as of January __ 2024.

This section discusses material components of the executive compensation programs for ECD’s executive officers who area named in the “Summary Compensation Table” below. In 2023, ECD’s “named executive officers” and their positions were as follows:

●	Scott Wallace, Chief Executive Officer;

●	Thomas Humble, Chief Experience Officer;

●	Elliot Humble, Chief Technology Officer.

●	Jerry Vogel, VP Sales, North America.

This discussion may contain forward-looking statements that are based on ECD’s current plans, considerations, expectations, and determinations regarding future compensation programs.

Summary Compensation Table

The following table contains information pertaining to the compensation of ECD’s named executives for the year ending December 31, 2023.

Name of the Officer	Title	Year	Salary		Bonus(3)		Other Compensation(6)
Elliot Humble	Chief Technology Officer	2023	$100,000(1) / $320,000	(2)	-	(2)(7)	$4,000
		2022	$99,999		$21,852		$6,000
		2021	$99,999		$23,161		$6,000
Scott Wallace	Chief Executive Officer and Director	2023	$125,000(1) / $425,000	(2)	-	(2)(7)	$5,200
		2022	$130,000		$23,900		$7,200
		2021	$130,000		$20,230		$7,200
Thomas Humble	Chief Experience Officer and Director	2023	$125,000(1) / $320,000	(2)	-	(2)(7)	$5,000
		2022	$40,000	(4)	$24,150		$3,600
		2021	$85,000	(5)	$18,901		$5,400
Raymond Cole	Chief Financial Officer	2023	$350,000	(2)	-	(2)(7)	$-

(1)	Salary prior to Business Combination
(2)	Post Business Combination
(3)	Does not include monthly dividends paid upon the achievement of certain KPIs.
(4)	ECD UK paid an additional $39,774 to Thomas Humble in 2022.
(5)	ECD UK paid an additional $18,568 to Thomas Humble in 2021.
(6)	Includes 401(k) match by ECD and bonus paid in that year.
(7)	Bonus to be determined by the Board in its sole discretion, which bonus may be based upon the Company’s total revenue, profitability, and any other factors, all as determined at the sole discretion of the Board.

Narrative Disclosure to Summary Compensation Table

The compensation of ECD’s named executive officers generally consists of base salary and benefits. In making executive compensation decisions, the ECD’s Board has considered such factors as they deem appropriate in their exercise of discretion and business judgment, including a subjective assessment of the named executive officer’s performance, the amount of vested and unvested equity held by the officer, amounts paid to ECD’s other executive officers and competitive market conditions.

Appointment of Chief Financial Officer

Mr. Raymond Cole was appointed as the Company’s Chief Financial Officer in May 2023. In connection with this appointment, the Company entered into an employment agreement with Mr. Cole, pursuant to which he will receive an annual base salary of $350,000. Mr. Cole will also be eligible to receive a discretionary annual performance bonus and benefits described in the item below.

Subject to approval by the Board and the terms of the 2023 Equity Incentive Plan, Mr. Cole will receive a one-time grant of fully vested options for purchase of up to 100,000 shares of common stock of the Company.

Post-Business Combination Executive Compensation

Following the consummation of the Business Combination, the Company intends to develop an executive compensation program that is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize, and reward individuals who contribute to the long-term success of the Company. Decisions on the executive compensation program will be made by the compensation committee.

The Company intends to enter into employment agreements with each of its NEOs and its Chief Financial Officer and Emily Humble in the form attached as Exhibits 10.16 to 10.20 to this prospectus, setting forth the initial terms and conditions of such officers’ employment with the Company. See Item “Directors and Executive Officers of the Company After the Business Combination”. Effective as of the closing of the Business Combination, the NEOs’ and the Chief Financial Officer’s terms of employment shall be of two (2) years, which shall automatically renew for successive one (1) year periods. Compensation shall be comprised of (i) a base salary, as described in the previous table and in the preceding item, (ii) annual or quarterly discretionary bonus, which may be based upon the Company’s total revenue, profitability, and any other factors, all as determined at the sole discretion of Company’s Board of Directors, (iii) an automobile allowance of $2,000.00 per month, (iv) full premiums that are applicable to any healthcare, vision, and/or dental benefit plans in which each NEO or the Chief Financial Officer participates (including the full premiums of such coverage with respect to the spouse of the employee), and (v) participation in the Company’s 401(k) plan.

Benefits and Perquisites

ECD provides its NEOs medical insurance with All Savers of UHC, for which ECD contributes 75% toward the medical coverage for the NEOs, while spouses and family coverage may be added at the NEOs’ expense.

Upon the closing of the Business Combination, the Company may provide the NEOs and the Chief Financial Officer with such benefits as are available to other employees of the Company. During the term of the employment, such employee will be eligible to participate in all benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company shall not pay any benefit to the extent the benefit would create an excise tax under the parachute rules of Section 280G of the Code.

The Company’s NEO and Chief Financial Officer will also be entitled to twenty (20) days per calendar year (prorated for partial calendar years) of paid time off and such additional paid time off as may be mutually agreed upon between the employee and the Company.

401(k) Plan

ECD maintains a 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(a) of the Internal Revenue Service Code, so that contributions to the 401(k) plan by employees or by ECD and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by ECD, if any, will be deductible by ECD when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their 401(k) plans. The 401(k) plan permits ECD to make contributions up to the limits allowed by law on behalf of all eligible employees. ECD currently makes matching contributions under its 401(k) plan in the amount of 100% of the first 3% of each employees’ contribution, and 50% of the next 2% contributed by each employee.

Equity Plans

The Company has adopted the Equity Incentive Plan, which plan was approved by stockholders at the Special Meeting. The following is a description of the terms of the Equity Incentive Plan. This description is qualified in its entirety by reference to the plan document, a copy of which is attached to this prospectus as Exhibit 10.14 and incorporated herein by reference. Any capitalized terms used below are defined within the plan document.

General. The purposes of the Plan is to promote the interests of the Company and the stockholders of Company by providing (i) executive officers and other employees of the Company and its Subsidiaries (as defined below), (ii) certain consultants and advisors who perform services for the Company and its Subsidiaries and (iii) non-employee members of the Board with appropriate incentives and rewards to encourage them to enter into and continue in the employ and service of the Company and to acquire a proprietary interest in the long-term success of the Company, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements. Eligible individuals under the Plan may receive awards of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, Performance Awards and Other Stock-Based Awards.

Shares Subject to Award. The maximum number of shares reserved for the grant of awards under the Plan shall be 400,000. No recipient under the Plan may be awarded more than 100,000 shares in any calendar year, and the maximum number of shares underlying awards of Options and Stock Appreciation Rights that may be granted to an Award Recipient in any calendar year is 100,000.

Administration. The authority to manage the operation of and administer the Plan shall be vested in a committee (the “Committee”), which shall have all the powers vested in it by the terms of the Plan, including exclusive authority to select the participants to the Plan; to make awards; to determine the type, size, terms and timing of the awards (which need not be uniform); to accelerate the vesting of awards granted pursuant to the Plan, including upon the occurrence of a change of control of the Company; to prescribe the form of the award agreement; to modify, amend or adjust the terms and conditions of any award; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued pursuant to the Plan. The Committee shall be selected by the Board of Directors, and shall consist solely of non-employee directors within the meaning of Rule 16b-3 and are outside directors within the meaning of Code Section 162(m).

Eligibility. The Equity Incentive Plan is open to any directors, officers and employees of the Company or any of its Subsidiaries or Affiliates, and prospective officers and employees who have accepted offers of employment from the Company or its Subsidiaries or Affiliates.

Duration, Termination and Amendment. Grants may be made under the Plan through the tenth (10th) anniversary of the date it is adopted by the Board and approved by the Committee. Awards outstanding as of the date of termination of the Plan shall not be affected or impaired by the termination of the Plan.

Director Compensation

Following the Business Combination, the Company will implement a compensation plan for its non-employee directors. Pursuant to this plan, non-employee directors will receive a cash payment in the amount of $12,500 per each quarterly meeting of the Company that such director attends, up to a maximum of $50,000 per year, in addition to a one-time grant of stock options to purchase up to 15,000 shares of Common Stock, exercisable at a purchase price which shall be equal to 110% of the price per share of the Common Stock at the Closing Date.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of Company Common Stock, as of February 16, 2024, following the consummation of the Business Combination, by:

●	each person known by the Company to be the beneficial owner of more than 5% of a class of voting securities on;

●	each of the Company’s officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately after Closing, sole voting and investment power with respect to all shares of Company Common Stock that they beneficially own, subject to applicable community property laws. Any shares of Company Common Stock subject to options or Warrants exercisable within 60 days from Closing are deemed to be outstanding and beneficially owned by the persons holding those options or Warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of Company Common Stock and Voting Percentage is based on 31,899,633 shares of Company Common Stock outstanding on February 16, 2024, but does not take into account any shares underlying 11,757,500 public and private Warrants issued and outstanding as of the date hereof.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock		%
Emily Humble	12,240,000		38.4%
Thomas Humble	5,280,000		16.6%
Elliot Humble	1,200,000		3.8%
Scott Wallace	5,280,000		16.6%
Raymond Cole	-		-
Patrick Lavelle	-		-
Robert Machinist	-		-
Thomas Wood	50,000		*
Benjamin Piggott	631,640	(2)	2.0%
All directors and executive officers after the Business Combination as a group (9 individuals)	24,658,640		77.3%
Five Percent Holders
Defender SPV LLC	2,125,166		6.7%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of our officers and directors is 4390 Industrial Lane, Kissimmee, Florida 34758.
(2)	Does not include warrants to acquire 70,834 shares of Company Common Stock at $11.50 per share.

Certain Relationships and Related Transactions, and Director Independence

EFHT Related Person Transactions

Founder Shares

EF Hutton Partners, LLC, EFHT’s sponsor, purchased an aggregate of 3,450,000 shares of our common stock for an aggregate purchase price of $25,000. These shares are collectively referred to herein as “founder shares.” Thereafter on March 7, 2022, EFHT’s sponsor surrendered to EFHT 575,000 founder shares for cancellation, leaving the sponsor with 2,875,000 founder shares. On March 8, 2022, EFHT’s sponsor transferred an aggregate total of 708,738 founder shares. Then on April 5, 2022, three of EFHT’s initial stockholders transferred an aggregate amount of 141,624 founder shares back to EFHT’s sponsor. On May 23, 2022, EFHT’s sponsor transferred an aggregate amount of 57,500 founder shares to the other three initial stockholders.

As of July 27, 2022, the founder shares were held by the following individuals and entities (who we refer to collectively as the “initial stockholders” throughout this Form S-4) as follows: the sponsor owns 2,250,386 founder shares, EFHT’s Chief Financial Officer, Kevin M. Bush owns 91,624 founder shares, EFHT’s directors, Thomas Wood owns 50,000 founder shares, Stanley Hutton Rumbough owns 50,000 founder shares, Anne Lee owns 50,000 founder shares, Paul Hodge Jr. owns 133,248 founder shares and SHR Ventures, LLC owns 249,742 founder shares.

Prior to the IPO, EFHT entered into agreements with anchor investors that committed each anchor investor to purchase 9.9% tranches of the Units or the actual Units allocated to it. Additionally, each of the ten 9.9% anchor investors purchased 75,000 founder shares from certain initial stockholders, for a total of 750,000 founder shares, at the original purchase price of founder shares or $0.009 per share. Each anchor investor acquired from the initial founder share owners on a pro-rata basis, an indirect economic interest in the founder shares.

The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of a Business Combination and the date on which the closing price of EFHT’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of a Business Combination and, with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of a Business Combination, or earlier in each case if, subsequent to a Business Combination, EFHT completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or EFHT’s officers and directors may, but are not obligated to, loan EFHT funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into private units at a price of $10.00 per unit. The private units would be identical to the Private Units. In the event that a Business Combination does not close, EFHT may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2023, no Working Capital Loans were outstanding.

Related Party Extension Loans

EFHT may extend the period of time to consummate a Business Combination up to nine times, each by an additional one-month period (for a total of up to 18 months to complete a Business Combination). Pursuant to the terms of EFHT’s amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on September 8, 2022, in order to extend the time available for us to consummate EFHT’s initial business combination, EFHT’s sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $80,000 (since the underwriters’ over-allotment option was exercised in full), or $0.04 per share for each outstanding share of common stock sold in EFHT’s IPO for each one-month extension, on or prior to the date of the applicable deadline, or up to an aggregate of $720,000, or $0.36 per share if we extend for the full nine months. Any such payments would be made in the form of a non-interest bearing, unsecured promissory note. Such notes would either be paid upon consummation of a Business Combination, or, at the relevant insider’s discretion, converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Private Unit. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for EFHT to complete a Business Combination. As of September 30, 2023, no such loans were outstanding.

Director Independence

Nasdaq listing standards require that a majority of EFHT’s board of directors be independent. For a description of the director independence, see the section of this prospectus entitled “EFHT’s Directors and Executive Officers—Conflicts of Interest,” above, for additional information.

Related Party Policy

EFHT’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). The Code of Ethics defines related party transactions as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) EFHT or any of EFHT’s subsidiaries is a participant, and (iii) any (A) executive officer, director or nominee for election as a director, (B) greater than 5% beneficial owner of shares of Common Stock, or (C) immediate family member, of the persons referred to in clauses (A) and (B), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

EFHT’s audit committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent that EFHT enters into such transactions. All ongoing and future transactions between EFHT and any of EFHT’s officers and directors or their respective affiliates will be on terms believed by EFHT to be no less favorable to EFHT than are available from unaffiliated third parties. Such transactions will require prior approval by EFHT’s audit committee and a majority of EFHT’s uninterested “independent” directors, or the members of the Board who do not have an interest in the transaction, in either case who had access, at EFHT’s expense, to EFHT’s attorneys or independent legal counsel. We will not enter into any such transaction unless EFHT’s audit committee and a majority of EFHT’s disinterested “independent” directors determine that the terms of such transaction are no less favorable to EFHT than those that would be available to EFHT with respect to such a transaction from unaffiliated third parties. Additionally, EFHT requires each of EFHT’s directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, EFHT has agreed not to consummate a business combination with an entity that is affiliated with any of EFHT’s insiders unless EFHT obtains an opinion from an independent investment banking firm that the business combination is fair to EFHT’s unaffiliated stockholders from a financial point of view.

Furthermore, in no event will any of EFHT’s existing officers, directors or insiders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Certain Transactions of ECD

Beginning on January 5, 2021, ECD entered into a verbal agreement with Overland Auto Transport Inc d/b/a Luxury Automotive Transport (“TransportCo”), a company which is 100% owned by Ashley Humble, Thomas Humble’s father, and has ECD as its only customer. Thomas Humble, an officer and director of ECD, and Elliot Humble, and officer of ECD, are both directors of TransportCo, however they receive no compensation for their services to TransportCo. TransportCo assists ECD with the intermediation of transportation services for ECD’s products, by locating providers of and booking the required services. TransportCo offers ECD competitive pricing for its services. The total payments to TransportCo under this agreement were $176,542.02 and $247,192.82 in 2021 and 2022, respectively. On September 27, 2023, we entered into a written agreement with TransportCo (the “TransportCo Agreement”) covering the services TransportCo provides to ECD and the compensation paid for such services. A copy of the TransportCo Agreement is attached to this prospectus as Exhibit 10.23, and is incorporated herein by reference.

On January 8, 2021, and January 11, 2022, ECD entered into verbal agreements with Wallace USA, a company owned by Scott Wallace and his wife Karen Wallace, pursuant to which Wallace USA provides administrative services to ECD including the management of ECD’s Warranty Department. Payments by ECD to Wallace USA under this agreement amounted to $52,187.62 and $51,996.00 in 2021 and 2022, respectively. As of the date of this prospectus, we are in the process of entering into a written agreement with Wallace USA on the terms mentioned in the immediately preceding sentence.

Recent Sales of Unregistered Securities

The Company has not sold any within the past three years which were not registered under the Securities Act except as follows:

Private Placements in Connection with the EFHT’s IPO

EF Hutton Partners, LLC, EFHT’s sponsor, purchased an aggregate of 3,450,000 shares of our common stock for an aggregate purchase price of $25,000. These shares are collectively referred to herein as “Founder Shares.” Thereafter on March 7, 2022, EFHT’s sponsor surrendered to EFHAC 575,000 founder shares for cancellation, leaving the sponsor with 2,875,000 founder shares. On March 8, 2022, EFHT’s sponsor transferred an aggregate total of 708,738 founder shares. Then on April 5, 2022, three of EFHT’s initial stockholders transferred an aggregate amount of 141,624 founder shares back to EFHT’s sponsor. On May 23, 2022, EFHT’s sponsor transferred an aggregate amount of 57,500 founder shares to the other three initial stockholders.

As of July 27, 2022, the founder shares were held by the following individuals and entities (who we refer to collectively as the “initial stockholders” throughout this Form S-4) as follows: the sponsor owns 2,250,386 founder shares, EFHT’s Chief Financial Officer, Kevin M. Bush owns 91,624 founder shares, EFHT’s directors, Thomas Wood owns 50,000 founder shares, Stanley Hutton Rumbough owns 50,000 founder shares, Anne Lee owns 50,000 founder shares, Paul Hodge Jr. owns 133,248 founder shares and SHR Ventures, LLC owns 249,742 founder shares.

Prior to the IPO, EFHT entered into agreements with certain anchor investors that committed each anchor investor to purchase 9.9% tranches of the Units or the actual Units allocated to it. Additionally, each of the ten 9.9% anchor investors purchased 75,000 founder shares from certain initial stockholders, for a total of 750,000 founder shares, at the original purchase price of founder shares or $0.009 per share. Each anchor investor acquired from the initial founder share owners on a pro-rata basis, an indirect economic interest in the founder shares.

On September 8, 2022, EFHT’s sponsor, SHR Ventures LLC, Paul Hodge, Jr. and Kevin Bush purchased an aggregate of 257,500 Private Units in a private placement at $10.00 per Private Unit.

No underwriting discounts or commissions were paid with respect to the foregoing sales.

PIPE Investment

Senior Secured Convertible Notes

On October 6, 2023, EFHT and an institutional investor (the “Lender”) entered into a definitive Stock Purchase Agreement pursuant to which EFHT agreed to issue a senior secured convertible note (the “Convertible Note”) with an aggregate principal amount equal to $15,819,209 was to be issued to the Lender in exchange for a loan in the original principal amount of $15,819,209 in a private placement to be consummated immediately prior to the consummation of the Business Combination.

On December 12, 2023, EFHT issued the Convertible Note to the Lender.

Underwriter and Vendor Shares

At the closing of the Business Combination, the Company issued an aggregate of 750,000 shares of common stock to EF Hutton LLC, in partial satisfaction of fees due to such parties in connection with the Business Combination.

Private Sale

On January 11, 2024, the Company completed the sale of 25,000 shares of Common Stock to Benjamin Piggott, a director of the Company, at a price of $10.00 per share for an aggregate purchase price of $250,000, in a private transaction. A copy of the Subscription Agreement is attached hereto as Exhibit 10.13.

Description of Registrant’s Securities to be Registered

The Company is authorized to issue 1,000,000,000 shares of common stock, par value $0.0001 per share (“Company Common Stock”), and 20,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of the Company’s Common Stock are fully paid and non-assessable. As of February 16, 2024, there were 31,899,633 shares of Company Common Stock outstanding, 25,000 shares of the Company Preferred Stock outstanding, Public Warrants to purchase 11,500,000 shares of Common Stock, Private Warrants to purchase 257,500 shares of Common Stock, Common Share Warrant to purchase 1,091,525 shares of Company Common Stock and a Preferred Share Warrant to purchase 15,819 shares of Company Preferred Stock. Company stockholders who hold their shares in electronic format in U.S. brokerage accounts are not deemed to be separate stockholders, as such shares are held of record by CEDE and Co., which is counted by our transfer agent as a single stockholder of record. Such holder numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

This prospectus registers the offer and resale from time to time, upon the expiration of lock-up agreements, if applicable, by: (a) the Selling Securityholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Securityholders”) (A) up to an aggregate of 54,678,451 shares of common stock, $0.0001 par value per share (the “Company Common Stock” or “Common Stock”), consisting of (i) 50,738,764 shares of ECD Automotive Design, Inc. (the “Company” or “ECD”) Common Stock issuable upon conversion of the Senior Secured Convertible Note in the principal amount of $15,819,219 (the “Convertible Note”); (ii) 2,875,000 shares of Company Common Stock (the “Founder Shares”) that were sold to certain of the Selling Securityholders prior to the initial public offering of the Company (the “IPO”) prior to the Business Combination (as defined below); (iii) up to 257,500 shares of Company Common Stock that were sold to certain of the Selling Securityholders as part of the private units sold in the private placement offering that occurred simultaneously with the IPO; (iv) up to 32,187 shares of Common Stock issued in connection with the Business Combination as a result of the conversion of the 257,500 rights that were sold to certain of the Selling Securityholders as part of the private units sold in the private placement offering that occurred simultaneously with the IPO; and (v) 750,000 shares of Common Stock (the “Fee Shares”) issued to EF Hutton LLC in lieu of the cash deferred fee owed to them from the IPO. In addition, this prospectus relates to the offer and sale of up to 257,500 warrants sold in the private placement offering that occurred simultaneously with the IPO (the “Private Warrants”), and up to 257,500 shares of Common Stock underlying the 257,500 Private Warrants. This prospectus also relates to the primary offering of up to 11,500,000 shares of Common Stock underlying the 11,500,00 redeemable warrants contained in the units sold in the IPO (the “Public Warrants” and, together with the Private Warrants, the “Warrants”).

Related Party Transactions Policy Following the Business Combination

Upon consummation of the Business Combination, our board of directors adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related party transactions.” For purposes of the policy only, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related party” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related party transactions under this policy. A “related party” is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related party in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related party transaction to our audit committee (or, where review by the our audit committee would be inappropriate, to another independent body of our board of directors) for review.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

Related Party Policy

Our code of ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of the board who do not have an interest in the transaction, in either case who have access, at our expense, to its attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we will require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of ECD’s securities. The following summary does not purport to be complete and is subject to the Amended Charter, the Certificate of Designation of the Series A Convertible Preferred Stock, the Common Shares Warrant, the Preferred Shares Warrant, and the amended and restated bylaws and the provisions of applicable law. A copy of the Amended Charter, the Certificate of Designation of the Series A Convertible Preferred Stock, the Common Shares Warrant, the Preferred Shares Warrant, and the amended and restated bylaws is attached as Exhibit 3.3, Exhibit 3.4, Exhibit 4.1, Exhibit 4.2, and Exhibit 3.5 to this prospectus, respectively. The stockholders are encouraged to read the applicable provisions of the DGCL, the Amended Charter, the Certificate of Designation of the Series A Convertible Preferred Stock, the Common Shares Warrant, the Preferred Shares Warrant, and the amended bylaws in their entirety for a complete description of the rights and preferences of ECD’s securities following the Business Combination.

Authorized and Outstanding Stock

We are a Delaware company and our affairs are governed by its certificate of incorporation, as amended and restated from time to time, and the Delaware General Corporation Law, which we refer to as the “DGCL” or “Delaware Law” below, and the common law of the State of Delaware. The Amended Charter authorizes the issuance of (i) 1,000,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

New ECD’s Series A Convertible Preferred Stock Following the Business Combination

In connection with the Closing of the Business Combination, ECD filed the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.4, designating a number of shares of “Series A Convertible Preferred Stock” of ECD. The authorized number of Series A Convertible Preferred Stock is Fifty Four Thousand, Eight Hundred and Nineteen (54,819) shares. Such shares of Series A Convertible Preferred Stock shall have all of the rights, preferences and privileges set forth in the Certificate of Designations as more fully described below.

Rank

The Series A Convertible Preferred Stock ranks senior to all shares of ECD Common Stock, and to all other classes or series of capital stock of ECD (such junior stock is referred to herein collectively as “Junior Stock”) with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of ECD.

Dividend Rights

From and after the first date of issuance of any initial shares of Series A Convertible Preferred Stock (the “Initial Issuance Date”) and prior to the date of the initial exercise of the Preferred Warrants (the “Initial Preferred Warrant Exercise Date”), unless a triggering event has occurred and is continuing, holders of Series A Convertible Preferred Stock shall not be entitled to dividends. From and after the Initial Preferred Warrant Exercise Date, dividends on the Series A Convertible Preferred Stock shall commence accruing and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears for on the first trading day of each fiscal quarter (each, an “Dividend Date”). Dividends shall be payable on each Dividend Date, to each record holder of Series A Convertible Preferred Stock on the applicable Dividend Date, in shares of ECD Common Stock (“Dividend Shares”) so long as there has been no Equity Conditions Failure; provided however, that ECD may, at its option following notice to each holder, pay dividend on any Dividend Date in cash (“Cash Dividend”) or in a combination of Cash Dividend and Dividend Shares.

Liquidation Preference

In the event of a liquidation, dissolution or winding-up of ECD, whether voluntary or involuntary, the stockholders of Series A Convertible Preferred Stock shall be entitled to receive in cash out of the assets of ECD, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any parity stock then outstanding, an amount per share of Series A Convertible Preferred Stock equal to the sum of (i) the Black Scholes Value (as defined in the Common Warrants) with respect to the outstanding portion of all Common Warrants held by such holder (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the Conversion Amount (as defined below) of such Series A Convertible Preferred Stock on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series A Convertible Preferred Stock into ECD Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the holders and holders of shares of parity stock, then each holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series A Convertible Preferred Stock and all holders of shares of parity stock.

Conversion and Redemption Rights

At any time after the Business Combination, each stockholder shall be entitled to convert any portion of the outstanding Series A Convertible Preferred Stock held by such stockholder into validly issued, fully paid and non-assessable shares of ECD Common Stock. The number of shares of ECD Common Stock issuable upon conversion of any Series A Convertible Preferred Stock shall be determined by dividing (i) the Conversion Amount (as defined in the Certificate of Designation) of such Series A Convertible Preferred Stock by (y) $10.00 (subject to adjustments). A stockholder’s ability to convert Series A Convertible Preferred Stock into shares of ECD Common Stock is subject to a 4.99% blocker, such that a stockholder cannot convert Series A Convertible Preferred Stock into shares of Common Stock to the extent it will make the stockholder a beneficial owner of more than 4.99% of the Common Stock.

The stockholders of Series A Convertible Preferred Stock have redemption rights upon the occurrence of a Triggering Event (as defined in the Certificate of Designation). After the completion of the Business Combination, ECD will have the right to redeem all or any part of Series A Convertible Preferred Stock then outstanding.

Voting and Other Preferred Rights

Holders of Series A Convertible Preferred Stock shall have no voting rights, except as required by law (including without limitation, the DGCL) and as expressly provided in the Certificate of Designations.

Common Shares Warrant

At closing of the Business Combination, ECD issued to the Investor a warrant to purchase 1,091,525 shares of ECD Common Stock (“Common Shares Warrant”) at an exercise price of $11.50 per share, which became immediately exercisable upon the closing of the Business Combination. The Common Shares Warrant is attached hereto as Exhibit 4.1.

Preferred Shares Warrant

At closing of the Business Combination, ECD issued to the Investor a warrant to purchase 15,819 shares of ECD Series A Convertible Preferred Stock (“Preferred Shares Warrant”) at an exercise price of $900 per share, which will become exercisable at any time on or after the later of (i) the issuance date of the Preferred Shares Warrant and (y) the date all of the initial Series A Convertible Preferred Stock issued to the Investor have been converted in full. The Preferred Shares Warrant is attached hereto as Exhibit 4.2.

Transfer Agent

The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations of the ownership, and disposition of our Common Stock acquired in this offering to “non-U.S. holders” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings, and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, under U.S. federal gift and estate tax rules, or under any applicable tax treaty. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, or other financial institutions;

●	regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income;

●	tax-exempt accounts, organizations, or governmental organizations;

●	pension plans and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than 5% (by vote or value) of our Common Stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	partnerships (or entities or arrangements classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;

●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

●	persons who hold or receive our Common Stock pursuant to the exercise of any option or otherwise as compensation;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, as property held for investment); or

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other flow-through entity holds our Common Stock, the tax treatment of a partner in the partnership or owner of other such entity generally will depend on the status of the partner or owner and upon the activities of the partnership or other such entity. A partner in a partnership, or owner of other such entity, that will hold our Common Stock should consult his, her, or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock through the partnership or other such entity, as applicable.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership, and disposition of our Common Stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is not a partnership (including any entity or arrangement treated as a partnership and the equity holders therein) and is not:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has made a valid election under applicable Treasury Regulations to be treated as a “United States person” within the meaning of the Code.

Distributions on Common Stock

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock to date. However, if we make distributions on our Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock (determined separately with respect to each share of our Common Stock), but not below zero, and then will be treated as gain from the sale of stock as described below in “—Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income and in “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. Under applicable Treasury Regulations, the applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our Common Stock through a financial institution or other agent acting on your behalf, you generally will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable tax treaty.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below in “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act (FATCA).” In order to obtain this exemption, you must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits and subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussions in “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act (FATCA),” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

●	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	our Common Stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of our Common Stock or your holding period for our Common Stock, or the applicable testing period.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale or other disposition of our Common Stock (net of certain deductions and credits) under regular U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale or other disposition of our Common Stock, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. However, even if we are or become a USRPHC, our Common Stock will not constitute a United States real property interest if our Common Stock is regularly traded on an established securities market and you hold no more than 5% of our outstanding Common Stock, directly, indirectly, or constructively, at all times during the applicable testing period. If we are a USRPHC at any time within the applicable testing period and either our Common Stock are not regularly traded on an established securities market or you hold more than 5% of our outstanding Common Stock directly, indirectly, or constructively, at any time during the applicable testing period, you will generally be taxed on any gain realized upon the sale or other disposition of our Common Stock in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC at any time within the applicable testing period and our Common Stock is not regularly traded on an established securities market, your proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a USRPHC.

Foreign Account Tax Compliance Act (FATCA)

Subject to the following paragraph, the Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance with respect thereto, or, collectively, FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our Common Stock paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution (i) enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) otherwise establishes an exemption. Subject to the following paragraph, FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our Common Stock paid to a “non-financial foreign entity” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Common Stock.

The U.S. Treasury Department has issued proposed Treasury Regulations that, if finalized in their present form, would eliminate withholding under FATCA with respect to payments of gross proceeds from a sale or other disposition of our Common Stock. In the preamble to such proposed Treasury Regulations, the Treasury Secretary stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued or until such proposed regulations are rescinded.

Backup Withholding and Information Reporting

Generally, we or the applicable agent must report annually to the IRS the amount of dividends paid to you, your name, your address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our Common Stock made to you may also be subject to backup withholding (currently at a rate of 24%) and additional information reporting unless you establish an exemption, for example, by certifying your non-U.S. status on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of purchasing, holding, and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Common Stock or Warrants being offered for resale by this prospectus, which consist of:

◾	50,738,764 shares of Common Stock underlying the Convertible Note;

◾	an aggregate of 2,875,000 shares of Common Stock issued to the Initial Stockholders as Founder Shares prior to the IPO;

◾	an aggregate of 257,500 shares of Common Stock issued as part of the Private Units which were issued in a private placement to the private placement investors (as defined below) pursuant to the terms of separate Subscription Agreements (as defined below) in connection with the IPO;

◾	an aggregate of 32,187 shares of Common Stock issued upon conversion of the Private Rights that were issued as part of the Private Units which were issued in a private placement to the private placement investors (as defined below) pursuant to the terms of separate Subscription Agreements (as defined below) in connection with the IPO;

◾	an aggregate of 750,000 shares of Common Stock issued at EF Hutton LLC in satisfaction of fees and payable to EF Hutton LLC as deferred underwriting fees for the IPO payable upon EFHT’s completion of its initial business combination and in satisfaction of the placement agent fee payable in connection with the issuance of the Convertible Note;

◾	an aggregate of 25,000 shares of Common Stock sold in a private placement for $10,00 per share;

◾	an aggregate of 257,500 Private Warrants;

◾	and an aggregate of 257,500 shares of Common Stock underlying the Private Warrants.

◾	and an aggregate of 11,500,000 shares of Common Stock underlying the Public Warrants.

When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common stock or warrants after the date of this prospectus.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Securityholders. The second column lists the number of shares of Common Stock beneficially owned by the Selling Securityholders, based on their respective ownership of shares of Common Stock and Convertible Notes, as of February 16, 2024, assuming conversion of the Convertible Notes held by each such Selling Securityholders on that date but taking account of any limitations on conversion set forth therein.

The fourth column lists the shares of Common Stock being offered by this prospectus by the Selling Securityholders and does not take in account any limitations on conversion of the Convertible Notes set forth therein.

The shares of Common Stock issuable upon exercise of the Warrants are not included in the table below as the table assumes the Warrants are sold in the offering prior to their exercise by the applicable Selling Securityholders. The following table does not include Public Warrants or the primary issuance of shares of Common Stock underlying the Public Warrants.

The Common Stock being registered for resale in connection with this offering will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Common Stock held by non-affiliates). The Selling Securityholders are registering an aggregate of 54,678,451 shares of Common Stock, not including the share underlying the public Warrants. The registered shares representing approximately 66.2% of our outstanding Common Stock (excluding shares issuable upon the exercise of Warrants), or 70.4% of our outstanding Common Stock (including shares issuable upon the exercise of Warrants). The Selling Securityholders will be able to sell all of their respective securities for so long as the registration statement of which this prospectus forms a part is available for use. In addition, a portion of the Common Stock being registered for resale hereunder were purchased by the Selling Securityholders at prices below the current market price of our Common Stock. Given the substantial amount of redemptions in connection with the Business Combination and the relative lack of liquidity in our stock, sales of our Common Stock under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

In accordance with the terms of a registration rights agreement with the holders of the Convertible Notes, this prospectus generally covers the resale of 200% of the maximum number of shares of Common Stock issued or issuable pursuant to the Convertible Notes, including payment of interest on the notes through December 12, 2026, determined as if the outstanding Convertible Notes (including interest on the notes through December 12, 2026) were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at an alternate conversion price calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and alternate conversion price of the Convertible Notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus.

Under the terms of the Convertible Notes, a Selling Securityholders may not convert the Convertible Notes to the extent (but only to the extent) such Selling Securityholders or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 4.99% of the outstanding shares of the Company (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The Selling Securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Securityholder	Number of Shares of Common Stock Owned Prior to the Offering (1)		Number of Warrants Owned Prior to the Offering (1)	Maximum Number of Shares of Common Stock To Be Sold Pursuant to this Prospectus (2)		Maximum Number of Warrants To Be Sold Pursuant to this Prospectus (2)	Number of Shares of Common Stock Owned After the Offering (3)	% (1)	Number of Warrants Owned After the Offering	%
Defender SPV LLC(4)	1,675,394	(5)	-	50,738,764	(6)	-	4,710,360	4.99%	-
Benjamin Piggott(7)	631,640		70,834	631,640		70,834	0	-	70,834
Joseph Rallo(8)	606,639		70,833	606,639		70,833	0	-	70,833
David Boral(9)	606,639		70,833	606,639		70,833	0	-	70,833
Thomas Wood(10)	50,000		-	50,000		-	0	-
Paul Hodge Jr.(11)	119,643		10,000	119,643		10,000	0	-	10,000
Kevin Bush(12)	84,732		5,000	84,732		5,000	0	-	5,000
Stanley Hutton Rumbough(13)	50,000		-	50,000		-	0	-	-
Anne Lee(14)	50,000		-	50,000		-	0	-	-
SHR Ventures LLC(15)	208,837		30,000	208,837		30,000	0	-	30,000
EF Hutton LLC(16)	750,000		-	750,000		-	0	-	-
Boothbay Fund Management, LLC(17)	75,000		-	75,000		-	0	-	-
Context Partners Master Fund, L.P. (18)	75,000		-	75,000		-	0	-
Kepos Alpha Master Fund L.P. (19)	59,300		-	59,300		-	0	-	-
Kepos Special Opportunities Master Fund L.P. (20)	15,700		-	15,700		-	0	-	-
The Mangrove Partners Master Fund, Ltd. (21)	75,000		-	75,000		-	0	-	-
Meteora Strategic Capital, LLC(22)	75,000		-	75,000		-	0	-	-
Oaktree Fund GP, LLC(23)	37,500		-	37,500		-	0	-	-
Oaktree Fund GP I, LP(24)	37,500		-	37,500		-	0	-	-
Polar Multi-Strategy Master Fund(25)	75,000		-	75,000		-	0	-	-
Space Summit Opportunity Fund I LP. (26)	75,000		-	75,000		-	0	-	-
Taconic Opportunity Master Fund L.P. (27)	67,500		-	67,500		-	0	-	-
Taconic Master Fund 1.5 L.P.(28)	7,500		-	7,500		-	0	-	-
Yakira Capital Management, Inc.(29)	75,000		-	75,000		-	0	-	-

* Represents beneficial ownership of less than 1%.

(1)

Applicable percentage ownership is based on 31,899,633 shares of our Common Stock outstanding as of February 16, 2024, and based on 94,395,987 shares of our Common Stock outstanding after the offering.

(2)	Assumes the sale of all shares being offered pursuant to this prospectus.

(3)	Represents the amount of shares that will be held by the Selling Securityholder after completion of this offering based on the assumptions that (a) all Common Stock underlying Convertible Note registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of Common Stock are acquired or sold by the Selling Securityholder prior to completion of this offering. However, the Selling Securityholder is not obligated to sell all or any portion of the shares of our Common Stock offered pursuant to this prospectus.
(4)	Defender SPV LLC (“Defender”) is a wholly owned special purpose vehicle of ATW Opportunities Master Fund II, L.P. (the “Fund”). ATW Partners Opportunities Management, LLC serves as the investment manager to the Fund (the “Adviser”). The Fund and the Adviser may be deemed to have shared voting and dispositive power with respect to the shares of Common Stock held by Defender and may be deemed to be the beneficial owner of these shares. Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser (the “Managing Members”). The Managing Members, in their capacity as Managing Members of the Adviser, may also be deemed to have investment discretion and voting power over the shares of Common Stock held by Defender. The Fund, the Adviser and the Managing Members each disclaim any beneficial ownership of such shares of Common Stock. The address of the Selling Securityholder is c/o ATW Partners Opportunities Management LLC, 17 State Street, Suite 2130, New York, New York 10004. These securities are issuable upon conversion of a Senior Secured Convertible Note for which the Selling Securityholder loaned the Company $15,819,209.
(5)

This column lists the number of shares of our Common Stock beneficially owned by this Selling Securityholder as of January 16, 2024 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of January 16, 2024, this Selling Securityholder would beneficially own an aggregate of 58,017,857 shares of our Common Stock, consisting of (i) up to 50,738,764 shares of Common Stock underlying the outstanding Convertible Note held by this Selling Securityholder, convertible at the Alternate Conversion Price of $0.876 per share, all of which shares are being registered for resale under this prospectus, (ii) 2,105,668 shares of Common Stock held by this Selling Securityholder that were previously acquired, none of which shares are being registered for resale under this prospectus, (iii) up to 1,091,525 shares of Common Stock underlying the Common Warrant held by this Selling Securityholder that were previously acquired, currently exercisable at an exercise price of $11.50, none of which shares are being registered for resale under this prospectus, (iv) up to 1,581,900 shares of Common Stock underlying the Preferred Shares Warrant held by this Selling Securityholder that were previously acquired, currently exercisable at an exercise price of $900.00, none of which shares are being registered for resale under this prospectus and (v) up to 2,500,000 shares of Common Stock underlying the Preferred Stock held by this Selling Securityholder that were previously acquired, currently convertible at the conversion price of $10, none of which shares are being registered for resale under this prospectus.

(6)	For the purposes of the calculations of Common Stock to be sold pursuant to the prospectus we are assuming an event of default under the Convertible Note has not occurred, and that the Convertible Note is converted in full at the Alternate Conversion Price of $0.876 per share without regard to any limitations set forth therein.
(7)	The Selling Securityholder paid approximately $0.09 per share for 535,806 shares of Common Stock, $10.00 per unit for 70,834 units consisting of 70,834 shares of Common Stock and 70,834 Private Warrants, and $10.00 per share for 25,000 shares of Common Stock registered hereunder. The address of the Selling Securityholder is 24 Shipyard Drive, Suite 102, Hingham, MA 02043.
(8)	The Selling Securityholder paid approximately $0.09 per share for 535,806 shares of Common Stock and $10.00 per unit for 70,833 units consisting of 70,833 shares of Common Stock and 70,833 Private Warrants, The address of the Selling Securityholder is 24 Shipyard Drive, Suite 102, Hingham, MA 02043.
(9)	The Selling Securityholder paid approximately $0.09 per share for 535,806 shares of Common Stock and $10.00 per unit for 70,833 units consisting of 70,833 shares of Common Stock and 70,833 Private Warrants, The address of the Selling Securityholder is 24 Shipyard Drive, Suite 102, Hingham, MA 02043.
(10)	The Selling Securityholder paid no money for 50,000 shares of Common Stock which he was awarded for serving as a director of the Company, The address of the Selling Securityholder is 24 Shipyard Drive, Suite 102, Hingham, MA 02043.
(11)	The Selling Securityholder paid approximately $0.09 per share for 59,643 shares of Common Stock, $10.00 per unit for 10,000 units consisting of 10,000 shares of Common Stock and 10,000 Private Warrants and paid no money for 50,000 shares of Common Stock which he was awarded for serving as a director of the Company. The address of the Selling Securityholder is 24 Shipyard Drive, Suite 102, Hingham, MA 02043.

(12)	The Selling Securityholder paid approximately $0.09 per share for 29,732 shares of Common Stock, $10.00 per unit for 5,000 units consisting of 5,000 shares of Common Stock and 5,000 Private Warrants and paid no money for 50,000 shares of Common Stock which he was awarded for serving as a director of the Company. The address of the Selling Securityholder is 24 Shipyard Drive, Suite 102, Hingham, MA 02043.
(13)	The Selling Securityholder paid no money for 50,000 shares of Common Stock which he was awarded for serving as a director of the Company, The address of the Selling Securityholder is 24 Shipyard Drive, Suite 102, Hingham, MA 02043.
(14)	The Selling Securityholder paid no money for 50,000 shares of Common Stock which he was awarded for serving as a director of the Company, The address of the Selling Securityholder is 24 Shipyard Drive, Suite 102, Hingham, MA 02043.
(15)	The Selling Securityholder paid approximately $0.09 per share for 178,837 shares of Common Stock and $10.00 per unit for 30,000 units consisting of 30,000 shares of Common Stock and 30,000 Private Warrants, The address of the Selling Securityholder is 24 Shipyard Drive, Suite 102, Hingham, MA 02043.
(16)	The Selling Securityholder waived $4,025,000 in deferred underwriting fees in exchange for 750,000 shares, The address of the Selling Securityholder is 590 Madison Ave 39th floor, New York, NY 10022.
(17)	The Selling Securityholder paid approximately $0.09 per share for 75,000 shares of Common Stock. The address of the Selling Securityholder is 140 E 45th Street, 14th Floor, New York, NY 10017.
(18)	The Selling Securityholder paid approximately $0.09 per share for 75,000 shares of Common Stock. The address of the Selling Securityholder is 7724 Girard Ave, Third Floor, La Jolla, CA 92037.
(19)	The Selling Securityholder paid approximately $0.09 per share for 59,300 shares of Common Stock. The address of the Selling Securityholder is 11 Times Square, 35th Flr, New York NY 10036.
(20)	The Selling Securityholder paid approximately $0.09 per share for 15,700 shares of Common Stock. The address of the Selling Securityholder is 11 Times Square, 35th Flr, New York NY 10036.
(21)	The Selling Securityholder paid approximately $0.09 per share for 75,000 shares of Common Stock. The address of the Selling Securityholder is 645 Madison Avenue, 14th Flr, New York, NY 10022.
(22)	The Selling Securityholder paid approximately $0.09 per share for 75,000 shares of Common Stock. The address of the Selling Securityholder is 840 Park Dr E, Boca Raton, FL 33432.
(23)	The Selling Securityholder paid approximately $0.09 per share for 37,500 shares of Common Stock. The address of the Selling Securityholder is 333 S. Grand Avenue, 28th Flr, Los Angeles, CA 90071.
(24)	The Selling Securityholder paid approximately $0.09 per share for 37,500 shares of Common Stock. The address of the Selling Securityholder is 333 S. Grand Avenue, 28th Flr, Los Angeles, CA 90071.
(25)	The Selling Securityholder paid approximately $0.09 per share for 75,000 shares of Common Stock. The address of the Selling Securityholder is 16 York Street, Suite 2900, Toronto, ON M5J 0E6.
(26)	The Selling Securityholder paid approximately $0.09 per share for 75,000 shares of Common Stock. The address of the Selling Securityholder is 15455 Albright Street, Pacific Palisades, CA 90272.
(27)	The Selling Securityholder paid approximately $0.09 per share for 67,500 shares of Common Stock. The address of the Selling Securityholder is 280 Park Avenue, 5th Flr, New York, NY 10017.
(28)	The Selling Securityholder paid approximately $0.09 per share for 7,500 shares of Common Stock. The address of the Selling Securityholder is 280 Park Avenue, 5th Flr, New York, NY 10017.
(29)	The Selling Securityholder paid approximately $0.09 per share for 75,000 shares of Common Stock. The address of the Selling Securityholder is 1555 Post Road East, STE 202, Westport, CT 06880.

PLAN OF DISTRIBUTION

We are registering shares of Common Stock, including the shares of Common Stock issuable upon conversion of the Convertible Notes to permit the resale of these shares of Common Stock by the holders of the notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Securityholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	distributions to such Selling Securityholder’s limited partners or members;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in “at-the-market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sale made through a market maker other than on an exchange or other similar offerings through sales agents;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a Selling Securityholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of the above methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Securityholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Securityholders may pledge or grant a security interest in some or all of the notes or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Securityholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $50,000.00 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The financial statements of Humble Imports, Inc, d/b/a ECD Auto Design as of December 31, 2022 and 2021 and for each of the years in the two-year period ended December 31, 2022 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of EFHT as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and the period from March 3, 2021 (inception) through December 31, 2021 have been audited by Marcum LLP, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this prospectus (which contains an explanatory paragraph relating to substantial doubt about the ability of EFHT to continue as a going concern as described in Note 1 of the financial statements) and are included herein in reliance upon such report given the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Loeb and Loeb LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to ECD, EFHT, and the Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement.

Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

INDEX TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

Pages
Unaudited Condensed Financial Statements as at September 30, 2023 (unaudited) and December 31, 2022 and for the three and nine months ended September 30, 2023 and 2022 (unaudited)
Condensed Consolidated Balance Sheets as of September 30, 2023 (Unaudited) and December 31, 2022	F-16
Condensed Consolidated Statements of Operations for the Three and Nine Months ended September 30, 2023 and 2022 (Unaudited)	F-17
Condensed Consolidated Statements of Changes in Stockholders’ Deficit for the Three and Nine Months ended September 30, 2023 and 2022 (Unaudited)	F-18
Condensed Consolidated Statements of Cash Flows for the Nine Months ended September 30, 2023 and 2022 (Unaudited)	F-19
Notes to the Unaudited Condensed Consolidated Financial Statements	F-20 to F-29

EF HUTTON ACQUISITION CORPORATION I

Audited Financial Statements as of December 31, 2022 and 2021, and for the year ended December 31, 2022 and for the period from March 3, 2021 (inception) through December 31, 2021
Report of Independent Registered Public Accounting Firm (PCAOB ID# 688)	F-30
Financial Statements:
Balance Sheets as of December 31, 2022 and 2021	F-31
Statements of Operations for the year ended December 31, 2022 and for the period from March 3, 2021 (inception) through December 31, 2021	F-32
Statements of Changes in Stockholders’ (Deficit) Equity for the year ended December 31, 2022 and for the period from March 3, 2021 (inception) through December 31, 2021	F-33
Statements of Cash Flows for the year ended December 31, 2022 and for the period from March 3, 2021 (inception) through December 31, 2021	F-34
Notes to Financial Statements	F-35 to F-49

Unaudited Condensed Financial Statements as at September 30, 2023 (unaudited) and December 31, 2022 and for the three and nine months ended September 30, 2023 and 2022 (unaudited)
Condensed Consolidated Balance Sheets as of September 30, 2023 (Unaudited) and December 31, 2022	F-50
Unaudited Condensed Consolidated Statements of Operations for the Three and Six Months ended September 30, 2023 and 2022	F-51
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ (Deficit) Equity for the Three and Nine Months ended September 30, 2023 and 2022	F-52
Unaudited Condensed Consolidated Statements of Cash Flows for the September Months ended June 30, 2023 and 2022	F-53
Notes to Unaudited Condensed Consolidated Financial Statements	F-54 to F-71

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Humble Imports Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Humble Imports Inc. as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2022

Lakewood, CO

April 26, 2023

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$3,514,882	$2,808,643
Accounts receivable	503,291	433,690
Inventories	3,054,304	3,541,241
Other receivable	209,810	247,607
Prepaid and other current assets	68,419	6,750
Total current assets	7,350,706	7,037,931

Property and equipment, net	570,824	188,151
Right-to-use asset	4,443,696	—
Deposit	75,986	77,686
TOTAL ASSETS	$12,441,212	$7,303,768

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$486,816	$259,130
Accrued expenses	117,689	85,966
Customer deposits	9,493,688	9,287,256
Lease liability, current	247,519	—
Other payable	362,234	59,467
Total current liabilities	10,707,946	9,691,819

Loan payable	500,000	500,000
Lease liability, non-current	4,238,746	—
Total Liabilities	15,446,692	10,191,819

Stockholders’ deficit
Common stock, $10 par value, 100 shares authorized, issued and outstanding	1,000	1,000
Additional paid-in capital	2,474	—
Accumulated deficit	(3,008,953)	(2,889,052)
Total Stockholders’ Deficit	(3,005,479)	(2,888,052)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,441,212	$7,303,768

The accompanying notes are an integral part of these consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31
	2022	2021

Revenue, net	$14,989,963	$11,519,396
Cost of goods sold	11,217,298	8,963,801
Gross profit	3,772,665	2,555,595

Operating expenses
Sales and marketing expenses	299,388	242,192
General and administrative expenses	3,743,144	3,093,614
Depreciation expenses	72,303	64,846
Total operating expenses	4,114,835	3,400,652

Loss from operations	(342,170)	(845,057)

Other income (expense)
Interest income (expense), net	(10,333)	207
Loss on sale of asset	(56,454)	—
ERTC credit	—	247,607
Resale commissions income	539,659	497,098
Gain on forgiveness of PPP Loan	—	970,507
Other income, net	30,032	12,551
Total other income, net	502,904	1,727,970

Net Income	$160,734	$882,913

Net income per common share, basic and diluted	$1,607.34	$8,829.13
Weighted average number of common shares outstanding, basic and diluted	100	100

The accompanying notes are an integral part of these consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2022 AND 2021

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2021	100	$1,000	$—	$(3,435,369)	$(3,434,369)
Stockholder distributions	—	—	—	(336,596)	(336,596)
Net income	—	—	—	882,913	882,913
Balance, December 31, 2021	100	$1,000	$—	$(2,889,052)	$(2,888,052)
Stockholder distributions	—	—	—	(280,635)	(280,635)
Stockholder contributions	—	—	2,474	—	2,474
Net income	—	—	—	160,734	160,734
Balance – December 31, 2022	100	$1,000	$2,474	$(3,008,953)	$(3,005,479)

The accompanying notes are an integral part of these consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31
	2022	2021
Cash Flows from Operating Activities:
Net income	$160,734	$882,913
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation expense	72,303	64,846
Loss on sale of asset	56,454	—
Amortization of right-to-use asset	16,430	—
Gain on forgiveness of PPP Loan	—	(970,507)
ERTC credit	—	(247,607)
Changes in operating assets and liabilities:
Accounts receivable	(69,601)	38,517
Other receivable	37,797	21,381
Inventories	486,937	(1,985,084)
Prepaid and other current assets	(61,669)	(86,600)
Deposit	—	(60,200)
Accounts payable	227,686	121,964
Accrued expenses	31,723	20,810
Customer deposits	206,432	2,172,731
Other payable	302,767	6,089
Lease liability	26,139	—
Net cash provided by (used in) operating activities	1,494,130	(20,746)

Cash Flows from Investing Activities:
Proceeds from sale of asset	30,000	—
Purchase of assets	(539,730)	(61,845)
Net cash used in investing activities	(509,730)	(61,845)

Cash Flows from Financing Activities:
Proceeds from PPP Loan	—	498,225
Proceeds from loan payable	—	500,000
Cash contributed by stockholders	2,474	—
Cash distributed to stockholders	(280,635)	(336,596)
Net cash (used in) provided by financing activities	(278,161)	661,629

Net increase in cash and cash equivalents	706,239	579,038
Cash and cash equivalents, beginning of year	2,808,643	2,229,605
Cash and cash equivalents, end of year	$3,514,882	$2,808,643

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Supplemental disclosure of noncash cash flow information
Record right-to-use asset and lease liability per ASC 842	$4,460,126	$—

The accompanying notes are an integral part of these consolidated financial statements.

1. NATURE OF OPERATIONS

Humble Imports Inc d/b/a ECD Auto Design and its subsidiary (the “Company,” “ECD,” “we,” “us,” or “our), a Florida corporation incorporated on March 5, 2013, is engaged in the production and sale of Land Rover vehicle. Since the Company’s commencement of operations in 2013, they have established a facility geared towards producing the most customized Land Rovers with the highest quality of parts and the highest quality labor force building each vehicle. The Company primarily earns revenue from the sale of the customized vehicle directly to the customer. Additionally revenue is generated from providing repair or upgrade services to customers and from the sale of extended warranties.

The Company also consolidates, ECD Audit Design UK LTD (“ECD UK”), a private limited company incorporated on July 16, 2021 in England and Wales. ECD UK was formed for the purpose of procuring parts overseas for the Company. ECD UK is a consolidated variable interest entity (“VIE”) for which the company is the primary beneficiary. We are the primary beneficiary of ECD UK as we have both the power to direct the most significant activities impacting their economic performance and the obligation to absorb losses or receive benefits significant to them.

2. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of December 31, 2022, the Company had cash and cash equivalents of approximately $3.5 million and working capital deficit of approximately $3.4 million. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve-month period since the date of the consolidated financial statements were issued.

The Company’s primary source of operating funds since inception has been from cash receipts from sales and proceeds from loan payable. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

In December 2019, a novel strain of coronavirus (“COVID-19”) surfaced. The spread of COVID-19 around the world in the first quarter of 2020 has caused significant volatility in U.S. and international markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. and international economies and, as such, the Company is unable to determine if it will have a material impact to its operations.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of ECD and ECD Auto Design UK Ltd. The accompanying consolidated financial statements have been prepared in accordance with GAAP, expressed in U.S. dollars. The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows for the years presented in accordance with GAAP. References to GAAP issued by the FASB in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include assumptions used in revenue recognition, useful life of assets, and allowance for doubtful accounts.

Segment Information

Operating segments are defined as components of an enterprise for which separate discrete financial information is evaluated regularly by the Company’s Chief Executive Officer (“CEO”), who is the Chief Operating Decision Maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, the Company operates and manages its business as one operating segment and one reportable segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments acquired with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at cost, which approximates market value, because of the short maturity of these instruments.

Revenue Recognition

On January 1, 2020, the Company adopted ASU, “Revenue from Contracts with Customers Topic 606” (“Topic 606”), using the modified retrospective method. There was no material impact to the Company upon the adoption of Topic 606. Revenue is recognized when the Company transfers promised goods or services to the customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as the Company fulfills its obligations under the agreement, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.

Product Revenue – Parts and Builds

The Company generates revenue through the sale of Land Rover vehicle directly to customers. The Company considers the build/sales contracts to be the contracts with the customer. There is a single performance obligation in all of the Company’s contracts, which is the Company’s promise to transfer the Company’s product to customers based on specific payment and shipping terms in the arrangement. The entire transaction price is allocated to this single performance obligation. Product revenue is recognized when a customer obtains control of the Company’s product, which occurs at shipment.

Upon execution of the contract, the Company bills its customers the total consideration of the contract. The Company receives approximately 50% of the total consideration of the contract from its customers as acceptance of contract, which are initially recorded in customer deposits, and are recognized as net revenue when the products are shipped.

Service Revenue

The Company generates revenue through providing repair or upgrade service to customers. The Company agrees with the customer on a budget and deliverable. This is typically evidenced by an email which represents the customer arrangement. There is a single performance obligation, which is the Company’s promise to perform the repair or upgrade work on the vehicle. The entire transaction price is allocated to this single performance obligation. Service revenue is recognized when the repair or upgrade work is completed and the customer receives the vehicle.

Warranty Revenue

The Company generates revenue through the sale of extended warranty to customers. The customers agree to the terms and conditions at the time of purchase, which represents the customer arrangements. The period covered by the extended warranty is usually one year. The Company has elected to apply the optional exemption provided in ASC 606 and therefore, is not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.

Product Limited Warranty

Consistent with industry practice, the Company generally offers customers a limited warranty for work performed on the vehicle under the builds/sales contract. The customers do not have a contractual right of return. The Company only offers a limited warranty for the work performed on the vehicle under the contract. If a customer disputes any work performed, the Company will attempt to remedy the work however, it shall not be required to discount the transaction price.

Other Revenue Policies

Sales, value add, and other taxes collected on behalf of third parties are excluded from revenue.

Applying the practical expedient in paragraph ASC 606-10-32-18, the Company does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised products to the customer will be one year or less, which is the case with substantially all customers.

Applying the practical expedient in ASC 606-10-25-18B, the Company accounts for shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated products. The Company records the related costs as part of the cost of goods good.

Disaggregation of Revenue

The following table summarizes the Company’s net revenues disaggregated by product category:

	Year Ended December 31
	2022	2021
Parts	$95,293	$69,484
Builds	14,720,970	11,429,078
Service	161,705	14,839
Warranty	11,995	5,995
Total revenues, net	$14,989,963	$11,519,396

Contract Liability and remaining performance obligations

	2022	2021
Beginning balance, January 1	$9,287,255	$7,114,525
Additional deposits received	15,196,396	13,692,126
Revenue Recognized during the year at a point-in-time	(14,989,963)	(11,519,396)
Ending balance, December 31	$9,493,688	$9,287,255

As of December 31, 2022 and 2021, in addition to the customer deposits noted above, the company has 11,072,060 and 10,137,629, respectively of contract consideration allocated to a performance obligation not yet completed. The customer deposits and performance obligations not yet completed are typically recognized in revenue at a point in time within the next twelve months as the custom build vehicles are delivered to customers.

Accounts Receivable

Accounts receivable are recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. Management estimates the allowance based on collectability of accounts receivable and prior bad debt experience. Accounts receivable balances are written off against the allowance upon management’s determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Management believes that credit risks on accounts receivable will not be material to the financial position of the Company or results of operations. The allowance for doubtful accounts was $0 as of December 31, 2022 and 2021.

Other Receivable

Other receivable included the Employee Retention Tax Credit receivable (“ERTC receivable”) of $209,810 and $247,607 as of December 31, 2022 and 2021, respectively.

The Employee Retention Credit (ERC) is a refundable tax credit for businesses that continued to pay employees while shut down due to the COVID-19 pandemic or had significant declines in gross receipts from March 13, 2020 to December 31, 2021. Eligible employers can claim the ERC on an original or adjusted employment tax return for a period within those dates.

For 2020, the employee retention credit (ERC) is a quarterly tax credit against the employer’s share of certain payroll taxes. The tax credit was 50% of the wages paid up to $10,000 per employee, capped at $5,000 per employee per calendar year.

For 2021, the employee retention credit (ERC) is a quarterly tax credit against the employer’s share of certain payroll taxes. The tax credit is 70% of the first $10,000 in wages per employee in each quarter of 2021, capped at $7,000 per employee per calendar quarter.

The Company calculated 2020 and 2021 ERC based on the criteria above. Qualifying wages for both years were reduced by the funds received from Payroll Protection Program.

The Internal Revenue Service approved all ERC filings as submitted and the final payment was received in January of 2023.

Inventories

Work in progress, work in progress – shipping and consumables, and work in progress – labor costs reported in inventories are carried at the lower of cost or net realizable value. Cost is determined on the basis of the direct and indirect costs that are directly attributable. The measurement of inventories is generally based on the weighted average method.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the asset’s estimated useful life of 5 to 15 years. Expenditures for maintenance and repairs are expensed as incurred. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in earnings.

Long-Lived Assets

The Company follows a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of the assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. No impairments were recognized for the years ended December 31, 2022 and 2021.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $299,388 and $242,192 as advertising costs for the years ended December 31, 2022 and 2021, respectively.

Income taxes

As an S corporation, the Company is not directly liable for federal income taxes. Such taxes are the responsibility of the individual shareholders. Income and losses for tax purposes may differ from the financial statement amounts and may be allocated to the shareholders on a different basis for tax purposes than for financial statement purposes. The shareholder’s’ equity balances as reflected in the accompanying financial statements do not necessarily represent the shareholders’ tax basis of their respective interests.

Income (Loss) Per Share

The Company accounts for net income (loss) per share in accordance with Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”), which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. It excludes the dilutive effects of any potentially issuable common shares. Diluted net income (loss) per share is calculated by including any potentially dilutive share issuances in the denominator. The Company does not have potentially dilutive share issuances and therefore basic and dilutive income (loss) per share is the same.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use asset (“ROU asset”) and short-term and long-term lease liability are included on the face of the consolidated balance sheets.

ROU asset represents the right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease. Operating lease ROU asset and liability are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s lease does not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date over the respective lease term in determining the present value of lease payments. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. For lease agreements with terms less than 12 months, the Company has elected the short-term lease measurement and recognition exemption, and it recognizes such lease payments on a straight-line basis over the lease term.

Fair Value of Financial Instruments

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of cash, accounts receivable, accounts payable and accrued expenses, and loan payable approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of lease liability also approximates fair value since the instrument bears market rates of interest. None of these instruments are held for trading purposes.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current lease requirements in ASC 840, Leases. ASU 2016-02 requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the consolidated balance sheets. The reporting of lease-related expenses in the consolidated statements of operations and cash flows will be generally consistent with the current guidance. The Company expects to elect the package of practical expedients which permits the Company to not reassess under the new standard the prior conclusions about lease identification, lease classification, or initial direct costs. The Company expects to elect to combine non-lease and lease components when accounting for leases. The Company expects to make a policy election to exclude short-term leases, those with an original term of less than twelve months, from recognition and measurement under ASC 842. As such, the Company expects to not recognize a right of use asset or lease liability for these leases. The Company expects to adopt ASC 842 using the modified retrospective method as of the adoption date. As a result of expecting to elect the modified retrospective approach, the Company will not restate prior year financial statements to conform to the new guidance. The Company’s operating lease portfolio primarily includes offices and office equipment. As a result of adoption of ASC 842, the Company recorded an operating lease right-of-use asset and a lease liability on the consolidated balance sheet as of January 1, 2022.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for fiscal years beginning after December 15, 2022. Management is currently evaluating the potential impact of this guidance on its consolidated financial statements.

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 clarifies and simplifies accounting for income taxes by eliminating certain exceptions for intra period tax allocation principles, and recognition of deferred taxes for outside basis differences in an investment, among other updates. The adoption of ASU 2019-12 did not have a material impact on the consolidated financial statements.

4. PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets consisted of the following:

	December 31
	2022	2021
Prepaid expenses	$4,786	$6,500
Prepaid inventory	59,983	—
Advances to employees	3,650	250
	$68,419	$6,750

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31
	2022	2021
Computer equipment	$16,675	$13,181
Office furniture	36,412	217,741
Manufacturing equipment	636,903	109,337
Leasehold improvements	—	100,851
	689,990	441,110
Less: accumulated depreciation	(119,166)	(252,959)
	$570,824	$188,151

Depreciation expense related to the Company’s property and equipment was $72,303 and $64,846 for the years ended December 31, 2022 and 2021, respectively, which were included in the accompanying consolidated statements of operations.

6. LEASE

Prior to 2022, the Company entered into several lease renewal agreements with landlord whereby the Company agreed to lease office space in Kissimmee, Florida. All of these lease renewal agreements were expired during the year ended December 31, 2022. The leases had rental payments from $1,423 per month to $2,801 per month.

On August 11, 2021, the Company entered into a lease agreement, whereby the Company agreed to lease office space in Kissimmee, Florida for a term of 125 months following the lease commencement date. The lease commencement date was not identified until July 15, 2022 when the Company entered into the First Amendment to the original lease agreement, pursuant to which the commencement date would be July 1, 2022. The Company will owe monthly rental payments ranging from $6,512 to $50,039 over the term of the lease. On January 1, 2022, the Company recorded right-to-use asset and lease liability of $4,460,126 using the Company’s estimated incremental borrowing rate of 3.88%. Maturity analysis under the lease agreement is as follows:

Total
2023	$416,170
2024	446,343
2025	461,071
2026	476,388
2027 and beyond	3,766,501
5,566,473
Less: present value discount	(1,080,208)
Lease liability	$4,486,265

Lease expense for the years ended December 31, 2022 and 2021 was $95,218 and $159,599, respectively.

7. ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31
	2022	2021
Accrued commission (see Note 9)	$6,000	$—
Accrued payroll	111,689	85,966
	$117,689	$85,966

8. OTHER PAYABLE

Other payable consisted of the following:

	December 31
	2022	2021
Sales tax payable	$72,092	$59,467
PPG payable (as defined below)	277,642	—
Other	12,500	—
	$362,234	$59,467

On February 1, 2022, the Company entered into an Exclusive Supplier Agreement with a third party, pursuant to which the third party issues a pre-bate in the amount of $277,642 to the Company in exchange for the Company’s commitment to make purchase of the third party’s products in the amount of $1,506,349. The Company shall use the $277,642 as working capital or otherwise in the operation of the Company’s collision center business. The Company recorded the $277,642 as other payable (“PPG Payable”) in the accompanying consolidated balance sheet as of December 31, 2022.

9. LOAN PAYABLE

On December 15, 2021, the Company entered into a Letter of Credit Agreement with a third party, pursuant to which the Company borrowed $500,000 from the third party bearing no interest and due on December 15, 2023. As additional consideration for the loan, the Company agrees to pay the third party an amount equal to 20% of the Company’s gross profits in connection with the Company’s resales commissions during the term of the agreement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ECD – Other Income and Expenses – Resale Commissions Income”. As of December 31, 2022 and 2021, the Company accrued $6,000 and $0, respectively, of commission to be paid to such third party (see Note 7).

The loan outstanding as of December 31, 2022 and 2021 was $500,000.

10. PAYCHECK PROTECTION PROGRAM LOAN

As part of the federal government’s response to the economic impacts of COVID-19, in March 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted which, among other measures, provided for the Paycheck Protection Program (PPP) administered by the U.S. Small Business Administration (SBA). Prior to 2021, the Company received a PPP loan in the amount of $472,282. In April 2021, the Company received a PPP loan in the amount of $498,225. The Company has accounted for both loans according to ASC Topic 470 - Debt. Amounts due under the PPP loan bear interest at 1% per annum. Initially, monthly payments of principal and interest were scheduled to start on either: 1) the date that the SBA notifies the borrower of the amount of loan forgiveness or 2) 10 months after the end of the covered period for loan forgiveness, as defined in the PPP loan, if the borrower does not apply for loan forgiveness. The Company applied for loan forgiveness for both loans and notification of forgiveness was received in March 2021 and December 2021, respectively. Loan forgiveness is reflected in other income (expense) in the accompanying consolidated statements of operations.

11. STOCKHOLDERS’ DEFICIT

The Company’s Shareholders Agreement effective on August 22, 2017 authorizes the issuance of a total of 100 shares of common stock to four stockholders. According to the Shareholders Agreement, the stockholders agreed to not to transfer their stock without approval of other stockholders. As of December 31, 2022 and 2021, 100 shares of common stock were issued and outstanding.

12. RELATED PARTY TRANSACTIONS

The following table shows the Company’s expenses incurred with related parties and the relationship:

		Year Ended December 31
	Relationship	2022	2021
Luxury Automotive Transport, Inc.	Company owned by stockholder’s relative	$247,193	$176,542
Wallace USA	Company owned by stockholder	51,996	52,188
Karen Wallace	Stockholder’s relative	1,331	861
Total revenues, net		$300,520	$229,591

13. SUBSEQUENT EVENTS

Subsequent events have been evaluated through April 26, 2023, which represents the date the financial statements were available to be issued, and no events have occurred through that date that would impact the financial statements.

On March 3, 2023, EF Hutton Acquisition Corporation I (the “Registrant” or the “Parent”) entered into a Merger Agreement (the “Agreement”) with the Company and EFHAC Merger Sub, Inc., a Florida corporation (“Merger Sub”) and wholly-owned subsidiary of the Registrant, pursuant to which Merger Sub will merge with and into the Company with the Company as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). In connection with the Merger, the Parent will change its name to “E.C.D. Automotive Design Inc.” or such other name designated by the Company by notice to Parent. At the closing of the Merger, the Parent will issue 21 million shares of its common stock, par value $0.0001 per share (the “Parent Common Stock”) to the former security holders of the Company, as further described in the Agreement. Parent will also pay the former security holders of the Company a cash payment of $15,000,000 as consideration for the Merger.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$5,182,541	$3,514,882
Accounts receivable	2,490,863	503,291
Inventories	3,380,865	3,054,304
Other receivable	33,281	209,810
Prepaid and other current assets	63,831	68,419
Total current assets	11,151,381	7,350,706

Property and equipment, net	511,918	570,824
Right-to-use asset	4,408,848	4,443,696
Deposit	75,986	75,986
TOTAL ASSETS	$16,148,133	$12,441,212

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Line of credit	$3,204,524	$—
Accounts payable	878,602	486,816
Accrued expenses	90,668	117,689
Customer deposits	8,905,411	9,493,688
Lease liability, current	317,268	247,519
Other payable	285,975	362,234
Total current liabilities	13,682,448	10,707,946

Loan payable	500,000	500,000
Lease liability, non-current	4,067,660	4,238,746
Total Liabilities	18,250,108	15,446,692

Stockholders’ deficit
Common stock, $10 par value, 100 shares authorized, issued and outstanding	1,000	1,000
Additional paid-in capital	2,474	2,474
Accumulated deficit	(2,105,449)	(3,008,953)
Total Stockholders’ Deficit	(2,101,975)	(3,005,479)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$16,148,133	$12,441,212

 The accompanying notes are an integral part of these condensed consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue, net	$6,211,371	$3,706,746	$15,657,587	$11,102,471
Cost of goods sold	4,014,570	2,753,870	10,211,609	8,497,456
Gross profit	2,196,801	952,876	5,445,978	2,605,015

Operating expenses
Sales and marketing expenses	100,038	71,671	306,826	220,317
General and administrative expenses	1,417,377	938,149	4,053,994	2,783,850
Depreciation and amortization expenses	31,201	24,951	85,195	68,841
Total operating expenses	1,548,616	1,034,771	4,446,015	3,073,008

Income (Loss) from operations	648,185	(81,895)	999,963	(467,993)

Other income (expense)
Interest income	6,654	69	27,304	210
Resale commissions income	42,370	52,000	86,370	444,659
Other income, net	(29,396)	(56,454)	12,500	(54,714)
Total other income	19,628	(4,385)	126,174	390,155

Net income (loss)	$667,813	$(86,280)	$1,126,137	$(77,838)

Net income (loss) per common share, basic and diluted	$6,678	$(863)	$11,261	$(778)
Weighted average number of common shares outstanding, basic and diluted	100	100	100	100

The accompanying notes are an integral part of these condensed consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 and 2022

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2023	100	$1,000	$2,474	$(3,008,953)	$(3,005,479)
Stockholder distributions	—	—	—	(66,773)	(66,773)
Net loss	—	—	—	(11,508)	(11,508)
Balance – March 31, 2023	100	$1,000	$2,474	$(3,087,234)	$(3,083,760)
Stockholder distributions	—	—	—	(78,376)	(78,376)
Net income	—	—	—	469,832	469,832
Balance – June 30, 2023	100	$1,000	$2,474	$(2,695,778)	$(2,692,304)
Stockholder distributions	—	—	—	(77,484)	(77,484)
Net income	—	—	—	667,813	667,813
Balance – September 30, 2023	100	$1,000	$2,474	$(2,105,449)	$(2,101,975)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2022	100	$1,000	$—	$(2,889,052)	$(2,888,052)
Stockholder distributions	—	—	—	(90,695)	(90,695)
Net income	—	—	—	28,742	28,742
Balance – March 31, 2022	100	$1,000	$—	$(2,951,005)	$(2,950,005)
Stockholder distributions	—	—	—	(84,381)	(84,381)
Net loss	—	—	—	(20,300)	(20,300)
Balance – June 30, 2022	100	$1,000	$—	$(3,055,686)	$(3,054,686)
Stockholder distributions	—	—	—	(42,771)	(42,771)
Net loss	—	—	—	(86,280)	(86,280)
Balance – September 30, 2022	100	$1,000	$—	$(3,184,737)	$(3,183,737)

The accompanying notes are an integral part of these condensed consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the nine months ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net income (loss)	$1,126,137	$(77,838)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization expense	85,195	68,841
Amortization of right-to-use asset	206,235	—
Changes in operating assets and liabilities:
Accounts receivable	(1,987,572)	(570,933)
Other receivable	176,529	43,866
Inventories	(326,561)	82,268
Prepaid and other current assets	4,588	(57,533)
Accounts payable	319,695	334,786
Accrued expenses	(22,498)	(40,210)
Customer deposits	(588,277)	409,763
Other payable	(4,166)	320,275
Lease liability	(272,724)	26,634
Net cash (used in) provided by operating activities	(1,283,419)	539,919

Cash Flows from Investing Activities:
Purchase of assets	(26,289)	(413,343)
Net cash used in investing activities	(26,289)	(413,343)

Cash Flows from Financing Activities:
Proceeds from line of credit	3,200,000	—
Cash distributed to stockholders	(222,633)	(217,847)
Net cash used in financing activities	2,977,367	(217,847)

Net (decrease) increase in cash and cash equivalents	1,667,659	(91,271)
Cash and cash equivalents, beginning of year	3,514,882	2,808,643
Cash and cash equivalents, end of year	$5,182,541	$2,717,372

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Supplemental disclosure of noncash cash flow information
Record right-to-use asset and lease liability per ASC 842	$171,387	$4,460,126

The accompanying notes are an integral part of these condensed consolidated financial statements.

HUMBLE IMPORTS INC, D/B/A ECD AUTO DESIGN, AND ITS SUBSIDIARY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

1. NATURE OF OPERATIONS

Humble Imports Inc d/b/a ECD Auto Design and its subsidiary (the “Company,” “ECD,” “we,” “us,” or “our), a Florida corporation incorporated on March 5, 2013, is engaged in the production and sale of Land Rover vehicle. Since the Company’s commencement of operations in 2013, they have established a facility geared towards producing the most customized Land Rovers with the highest quality of parts and the highest quality labor force building each vehicle. The Company primarily earns revenue from the sale of the customized vehicle directly to the customer. Additionally revenue is generated from providing repair or upgrade services to customers and from the sale of extended warranties.

The Company also consolidates, ECD Audit Design UK LTD (“ECD UK”), a private limited company incorporated on July 16, 2021 in England and Wales. ECD UK was formed for the purpose of procuring parts overseas for the Company. ECD UK is a consolidated variable interest entity (“VIE”) for which the company is the primary beneficiary. We are the primary beneficiary of ECD UK as we have both the power to direct the most significant activities impacting their economic performance and the obligation to absorb losses or receive benefits significant to them.

On March 3, 2023, EF Hutton Acquisition Corporation I (the “Registrant” or the “Parent”) entered into a Merger Agreement (the “Agreement”) with the Company and EFHAC Merger Sub, Inc., a Florida corporation (“Merger Sub”) and wholly-owned subsidiary of the Registrant, pursuant to which Merger Sub will merge with and into the Company with the Company as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). In connection with the Merger, the Parent will change its name to “ECD Automotive Design, Inc.” or such other name designated by the Company by notice to Parent. The Board of Directors of the Registrant (the “Board”) has unanimously (i) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Merger Agreement and related matters by the stockholders of the Registrant. On October 14, 2023, the Parent, the Company, ECD UK, Merger Sub and Scott Wallace, as the Securityholder Representative entered into an amendment to the Merger Agreement. A copy of the Merger Agreement and the First Amendment to the Merger Agreement, dated as of October 14, 2023 is attached to this prospectus as Annex A. At the closing of the Merger, the Parent will issue (a) 25.1 million shares of its common stock, par value $0.0001 per share (the “Parent Common Stock”), (b) 39,000 shares of EFHAC Series A Convertible Preferred Stock, (c) a warrant to purchase 1,091,525 shares of EFHAC Common Stock (“Common Shares Warrant”) and (d) a warrant to purchase 15,819 shares of EFHAC Series A Convertible Preferred Stock (“Preferred Shares Warrant”) to the ECD Securityholders, as further described in the Merger Agreement. Parent will also pay the ECD Initial Securityholders a cash payment of $2,000,000 as consideration for the Merger.

On June 7, 2023, ECD UK became a wholly owned subsidiary of ECD.

2. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of September 30, 2023, the Company had cash and cash equivalents of approximately $5.2 million and working capital deficit of approximately $2.5 million. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve-month period since the date of the consolidated financial statements were issued.

The Company’s primary source of operating funds since inception has been from cash receipts from sales and proceeds from its loan payable and line of credit. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

In December 2019, a novel strain of coronavirus (“COVID-19”) surfaced. The spread of COVID-19 around the world in the first quarter of 2020 has caused significant volatility in U.S. and international markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. and international economies and, as such, the Company is unable to determine if it will have a material impact to its operations.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, certain information and footnote disclosures normally included in condensed consolidated financial statements in accordance with GAAP have been omitted. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include assumptions used in revenue recognition, useful life of assets, and allowance for doubtful accounts.

Segment Information

Operating segments are defined as components of an enterprise for which separate discrete financial information is evaluated regularly by the Company’s Chief Executive Officer (“CEO”), who is the Chief Operating Decision Maker (“CODM”), in deciding how to allocate resources and assess performance. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, the Company operates and manages its business as one operating segment and one reportable segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments acquired with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at cost, which approximates market value, because of the short maturity of these instruments.

Revenue Recognition

On January 1, 2020, the Company adopted ASU, “Revenue from Contracts with Customers Topic 606” (“Topic 606”), using the modified retrospective method. There was no material impact to the Company upon the adoption of Topic 606. Revenue is recognized when the Company transfers promised goods or services to the customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In determining the appropriate amount of revenue to be recognized as the Company fulfills its obligations under the agreement, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company only applies the five-step model to contracts when it is probable that it will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.

Product Revenue – Parts and Builds

The Company generates revenue through the sale of Land Rover vehicle directly to customers. The Company considers the build/sales contracts to be the contracts with the customer. There is a single performance obligation in all of the Company’s contracts, which is the Company’s promise to transfer the Company’s product to customers based on specific payment and shipping terms in the arrangement. The entire transaction price is allocated to this single performance obligation. Product revenue is recognized when a customer obtains control of the Company’s product, which occurs at shipment.

Upon execution of the contract, the Company bills its customers the total consideration of the contract. The Company receives approximately 50% of the total consideration of the contract from its customers as acceptance of contract, which are initially recorded in customer deposits, and are recognized as net revenue when the products are shipped.

Service Revenue

The Company generates revenue through providing repair or upgrade service to customers. The Company agrees with the customer on a budget and deliverable. This is typically evidenced by an email which represents the customer arrangement. There is a single performance obligation, which is the Company’s promise to perform the repair or upgrade work on the vehicle. The entire transaction price is allocated to this single performance obligation. Service revenue is recognized when the repair or upgrade work is completed and the customer receives the vehicle.

Warranty Revenue

The Company generates revenue through the sale of extended warranty to customers. The customers agree to the terms and conditions at the time of purchase, which represents the customer arrangements. The period covered by the extended warranty is usually one year. The Company has elected to apply the optional exemption provided in ASC 606 and therefore, is not required to disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period.

Product Limited Warranty

Consistent with industry practice, the Company generally offers customers a limited warranty for work performed on the vehicle under the builds/sales contract. The customers do not have a contractual right of return. The Company only offers a limited warranty for the work performed on the vehicle under the contract. If a customer disputes any work performed, the Company will attempt to remedy the work however, it shall not be required to discount the transaction price.

Other Revenue Policies

Sales, value add, and other taxes collected on behalf of third parties are excluded from revenue.

Applying the practical expedient in paragraph ASC 606-10-32-18, the Company does not assess whether a contract has a significant financing component if the expectation at contract inception is that the period between payment by the customer and the transfer of the promised products to the customer will be one year or less, which is the case with substantially all customers.

Applying the practical expedient in ASC 606-10-25-18B, the Company accounts for shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated products. The Company records the related costs as part of the cost of goods good.

Disaggregation of Revenue

The following table summarizes the Company’s net revenues disaggregated by product category:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Parts	$15,699	$14,282	$33,799	$46,967
Builds	6,179,087	3,675,222	15,525,505	10,930,275
Service	—	—	30,950	—
Warranty	16,585	17,242	67,333	125,229
Total revenues, net	$6,211,371	$3,706,746	$15,657,587	$11,102,471

Contract Liability and remaining performance obligations

	September 30, 2023	December 31, 2022
Beginning balance, January 1	$9,493,688	$9,287,255
Additional deposits received	15,069,310	15,196,396
Revenue Recognized during the year at a point-in-time	(15,657,587)	(14,989,963)
Ending balance, December 31	$8,905,411	$9,493,688

As of June 30, 2023 and December 31, 2022, in addition to the customer deposits noted above, the company has $10,900,702 and $11,072,060, respectively of contract consideration allocated to a performance obligation not yet completed. The customer deposits and performance obligations not yet completed are typically recognized in revenue at a point in time within the next twelve months as the custom build vehicles are delivered to customers.

Accounts Receivable

Accounts receivable are recorded at original invoice amount less an allowance for uncollectible accounts that management believes will be adequate to absorb estimated losses on existing balances. Management estimates the allowance based on collectability of accounts receivable and prior bad debt experience. Accounts receivable balances are written off against the allowance upon management’s determination that such accounts are uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Management believes that credit risks on accounts receivable will not be material to the financial position of the Company or results of operations. The allowance for doubtful accounts was $0 as of June 30, 2023 and December 31, 2022.

Inventories

Work in progress, work in progress – shipping and consumables, and work in progress – labor costs reported in inventories are carried at the lower of cost or net realizable value. Cost is determined on the basis of the direct and indirect costs that are directly attributable. The measurement of inventories is generally based on the weighted average method.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the asset’s estimated useful life of 5 to 15 years. Expenditures for maintenance and repairs are expensed as incurred. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in earnings.

Long-Lived Assets

The Company follows a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of the assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.

Income taxes

As an S corporation, the Company is not directly liable for federal income taxes. Such taxes are the responsibility of the individual shareholders. Income and losses for tax purposes may differ from the financial statement amounts and may be allocated to the shareholders on a different basis for tax purposes than for financial statement purposes. The shareholder’s’ equity balances as reflected in the accompanying financial statements do not necessarily represent the shareholders’ tax basis of their respective interests.

Income (Loss) Per Share

The Company accounts for net income (loss) per share in accordance with Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”), which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. It excludes the dilutive effects of any potentially issuable common shares. Diluted net income (loss) per share is calculated by including any potentially dilutive share issuances in the denominator. The Company does not have potentially dilutive share issuances and therefore basic and dilutive income (loss) per share is the same.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use asset (“ROU asset”) and short-term and long-term lease liability are included on the face of the consolidated balance sheets.

ROU asset represents the right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease. Operating lease ROU asset and liability are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s lease does not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date over the respective lease term in determining the present value of lease payments. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. For lease agreements with terms less than 12 months, the Company has elected the short-term lease measurement and recognition exemption, and it recognizes such lease payments on a straight-line basis over the lease term.

Fair Value of Financial Instruments

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of cash, accounts receivable, accounts payable and accrued expenses, and loan payable approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of lease liability also approximates fair value since the instrument bears market rates of interest. None of these instruments are held for trading purposes.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current lease requirements in ASC 840, Leases. ASU 2016-02 requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the consolidated balance sheets. The reporting of lease-related expenses in the consolidated statements of operations and cash flows will be generally consistent with the current guidance. The Company expects to elect the package of practical expedients which permits the Company to not reassess under the new standard the prior conclusions about lease identification, lease classification, or initial direct costs. The Company expects to elect to combine non-lease and lease components when accounting for leases. The Company expects to make a policy election to exclude short-term leases, those with an original term of less than twelve months, from recognition and measurement under ASC 842. As such, the Company expects to not recognize a right of use asset or lease liability for these leases. The Company expects to adopt ASC 842 using the modified retrospective method as of the adoption date. As a result of expecting to elect the modified retrospective approach, the Company will not restate prior year financial statements to conform to the new guidance. The Company’s operating lease portfolio primarily includes offices and office equipment. As a result of adoption of ASC 842, the Company recorded an operating lease right-of-use asset and a lease liability on the consolidated balance sheet as of January 1, 2022.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (“CECL”) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument unless the Company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for fiscal years beginning after December 15, 2022. Management is currently evaluating the potential impact of this guidance on its consolidated financial statements.

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 clarifies and simplifies accounting for income taxes by eliminating certain exceptions for intra period tax allocation principles, and recognition of deferred taxes for outside basis differences in an investment, among other updates. The adoption of ASU 2019-12 did not have a material impact on the consolidated financial statements.

4. PREPAID AND OTHER CURRENT ASSETS

Prepaid and other current assets consisted of the following:

	September 30, 2023	December 31, 2022
Prepaid expenses	$3,847	$4,786
Prepaid inventory	59,984	59,983
Advances to employees	—	3,650
	$63,831	$68,419

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	September 30, 2023	December 31, 2022
Computer equipment	$16,675	$16,675
Office furniture	36,412	36,412
Manufacturing equipment	654,858	636,903
	707,945	689,990
Less: accumulated depreciation	(196,027)	(119,166)
	$511,918	$570,824

Depreciation expense related to the Company’s property and equipment was $31,201 and $85,195 for the three and nine months ended September 30, 2023, respectively and $24,951 and $68,841 for the three and nine months ended September 30, 2022, respectively which were included in the accompanying consolidated statements of operations.

6. LEASE

Prior to 2022, the Company entered into several lease renewal agreements with landlord whereby the Company agreed to lease office space in Kissimmee, Florida. All of these lease renewal agreements were expired during the year ended December 31, 2022. The leases had rental payments from $1,423 per month to $2,801 per month.

On August 11, 2021, the Company entered into a lease agreement, whereby the Company agreed to lease office space in Kissimmee, Florida for a term of 125 months following the lease commencement date. The lease commencement date was not identified until July 15, 2022 when the Company entered into the First Amendment to the original lease agreement, pursuant to which the commencement date would be July 1, 2022. The Company will owe monthly rental payments ranging from $6,512 to $50,039 over the term of the lease. On January 1, 2022, the Company recorded right-to-use asset and lease liability of $4,460,126 using the Company’s estimated incremental borrowing rate of 3.88%.

The Company also has a five year lease in the UK for office space expiring December 16, 2026. The Company will owe monthly rental payments ranging from $3,092 to $3,401 over the term of the lease. The Company recorded right-to-use asset and lease liability of $171,387 using the Company’s estimated incremental borrowing rate of 3.88%.

Maturity analysis under the lease agreements is as follows:

Total
Rest of 2023	$118,204
2024	486,542
2025	501,893
2026	517,206
2027 and beyond	3,766,501
5,390,346
Less: present value discount	(1,005,418)
Lease liability	$4,384,928

Lease expense for the three and nine months ended September 30, 2023 was $198,385 and $310,919, respectively and for the three and nine months ended September 30, 2022 was $64,469 and $146,738, respectively.

7. ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 30, 2023	December 31, 2022
Accrued commission (see Note 9)	$6,000	$6,000
Accrued 401(k) payable	13,906	—
Accrued payroll	70,762	111,689
	$90,668	$117,689

8. OTHER PAYABLE

Other payable consisted of the following:

	September 30, 2023	December 31, 2022
Sales tax payable	$—	$72,092
PPG payable (as defined below)	277,642	277,642
Other	8,333	12,500
	$285,975	$362,234

On February 1, 2022, the Company entered into an Exclusive Supplier Agreement with a third party, pursuant to which the third party issues a pre-bate in the amount of $277,642 to the Company in exchange for the Company’s commitment to make purchase of the third party’s products in the amount of $1,506,349. The Company shall use the $277,642 as working capital or otherwise in the operation of the Company’s collision center business. The Company recorded the $277,642 as other payable (“PPG Payable”) in the accompanying consolidated balance sheet as of September 30, 2023 and December 31, 2022.

9. LINE OF CREDIT

 In connection with ECD’s PIPE Financing, on September 28, 2023, ECD entered into a loan and security agreement (the “Loan and Security Agreement”) with Context Credit Holdings, LP (“Edge”) for a $10,000,000 revolving credit facility (the “Edge Facility”). Under the Edge Facility, Edge will make borrowing base advances against ECD’s accounts receivables, up to a limit of 90% of eligible accounts receivable as determined according to the Loan and Security Agreement. The Edge Facility has a two-year term, subject to renewal at Edge’s discretion. The advances will bear interest at a per annum rate equal to (a) the Base Rate plus (b) 7.00%; the “Base Rate” means the greater of (i) 6.50% and (ii) the Wall Street Journal Prime Rate (floating with daily resets) as publicly announced to be in effect from time to time. Pursuant to the Loan and Security Agreement, ECD may at any time terminate the Edge Facility with 60 days’ prior written notice. ECD has agreed with the Lender under the SPA that, by the closing date for the issuance of the Note, it will either have (i) delivered an irrevocable notice to terminate the Loan and Security Agreement or (ii) entered into an intercreditor agreement with Edge and the Collateral Agent (as defined in the SPA).

The Edge Facility is secured by a blanket lien on all corporate assets, including a perfected first-priority lien on and security interest in all ECD’s assets, including accounts receivables, inventory, equipment, real estate, contracts, general intangibles, and proceeds thereof. Also, each of the ECD Initial Securityholders has entered into a personal guaranty with Edge with respect to the Edge Facility.

As of September 30, 2023, the Company has drawn down $3.2 million of the Edge Facility.

10. LOAN PAYABLE

On December 15, 2021, the Company entered into a Letter of Credit Agreement with a third party, pursuant to which the Company borrowed $500,000 from the third party bearing no interest and due on December 15, 2023. As additional consideration for the loan, the Company agrees to pay the third party an amount equal to 20% of the Company’s gross profits in connection with the Company’s resales commissions during the term of the agreement. As of June 30, 2023 and December 31, 2022, the Company accrued $6,000 of commission to be paid to such third party (see Note 7).

The loan outstanding as of September 30, 2023 and December 31, 2022 $500,000.

11. STOCKHOLDERS’ DEFICIT

The Company’s Shareholders Agreement effective on August 22, 2017 authorizes the issuance of a total of 100 shares of common stock to four stockholders. According to the Shareholders Agreement, the stockholders agreed to not to transfer their stock without approval of other stockholders. As of September 30, 2023 and December 31, 2022, 100 shares of common stock were issued and outstanding.

12. RELATED PARTY TRANSACTIONS

The following table shows the Company’s expenses incurred with related parties and the relationship:

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Relationship	2023	2022	2023	2022
Luxury Automotive Transport, Inc.	Company owned by stockholder’s relative	$47,620	$52,131	$141,197	$181,496
Wallace USA	Company owned by stockholder	1,050	12,999	18,382	38,997
Karen Wallace	Stockholder’s relative	111	1,012	148	1,012
		$48,781	$77,578	$159,727	$232,941

13. SUBSEQUENT EVENTS

Subsequent events have been evaluated through [Date], which represents the date the financial statements were available to be issued, and other than described below, no events have occurred through that date that would impact the financial statements.

On October 6, 2023, ECD amended the Company’s articles of incorporation which authorized 100 shares of common stock with no par value to authorize 500,000,000 shares of common stock with no par value and 20,000,000 shares of Preferred Stock with no par value. Included in this amendment, the Company created and designated 54, 819 shares of preferred stock as “Series A Convertible Preferred Stock.”

Effective October 11, 2023, ECD closed the transaction memorialized in the Securities Purchase Agreement, dated October 6, 2023 (the “Humble SPA”) by and between ECD and Defender SPV LLC (the “Investor”) pursuant to which ECD agreed to issue to the Investor (i) 39,000 shares of Series A Convertible Preferred Stock of the Company convertible into shares of ECD Common Stock; (ii) 1,100,000 shares of ECD Common Stock; (iii) a warrant to acquire 1,091,525 additional shares of ECD Common Stock; and (iv) a warrant to acquire 15,819 shares of ECD Series A Preferred Stock, for a purchase price equal to $300,000.

On October 14, 2023, the Parent, the Company, ECD UK, Merger Sub and Scott Wallace, as the Securityholder Representative entered into an amendment to the Merger Agreement. A copy of the Merger Agreement and the First Amendment to the Merger Agreement, dated as of October 14, 2023. At the closing of the Merger, the Parent will issue (a) 25.1 million shares of its common stock, par value $0.0001 per share (the “Parent Common Stock”), (b) 39,000 shares of EFHAC Series A Convertible Preferred Stock, (c) a warrant to purchase 1,091,525 shares of EFHAC Common Stock (“Common Shares Warrant”) and (d) a warrant to purchase 15,819 shares of EFHAC Series A Preferred Stock (“Preferred Shares Warrant”) to the ECD Securityholders, as further described in the Merger Agreement. Parent will also pay the ECD Initial Securityholders a cash payment of $2,000,000 as consideration for the Merger.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

EF Hutton Acquisition Corporation I

Opinion on the Financial Statements

We have audited the accompanying balance sheets of EF Hutton Acquisition Corporation I (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ (deficit) equity and cash flows for the year ended December 31, 2022 and for the period from March 3, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for year ended December 31, 2022 and for the period from March 3, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred significant costs and needs to raise additional funds to meet its obligations and sustain its operations and the Company’s business plan is dependent on the completion of a business combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2022.

Boston, MA

March 27, 2023

PCAOB ID# 688

EF HUTTON ACQUISITION CORPORATION I

BALANCE SHEETS

	December 31,
	2022	2021

ASSETS
Current Assets
Cash	$546,210	$25,000
Prepaid expenses	9,082	—
Short-term prepaid insurance	156,000	—
Total Current Assets	711,292	25,000

Deferred offering costs	—	54,510
Long-term prepaid insurance	29,033	—
Marketable securities held in Trust Account	117,254,670	—
TOTAL ASSETS	$117,994,995	$79,510

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accrued expenses	$153,405	$—
Accrued offering costs	301,797	55,000

Promissory note – related party	19,700	—
Income taxes payable	206,393	—
Total Current Liabilities	681,295	55,000

Deferred underwriting fee payable	4,025,000	—
TOTAL LIABILITIES	4,706,295	55,000

Commitments and Contingencies (Note 6)

Common Stock subject to possible redemption, 11,500,000 shares at redemption value	116,826,168	—

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.0001 par value; 100,000,000 shares authorized; 3,132,500 and 2,875,000 shares issued and outstanding (excluding 11,500,000 and no shares subject to possible redemption) as of December 31, 2022 and 2021, respectively	313	288
Additional paid-in capital	—	24,712
Accumulated deficit	(3,537,781)	(490)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(3,537,468)	24,510
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$117,994,995	$79,510

The accompanying notes are an integral part of the financial statements.

EF HUTTON ACQUISITION CORPORATION I

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Period from March 3, 2021 (Inception) Through December 31, 2021
Formation and operating costs	$258,337	$490
Loss from operations	(258,337)	(490)

Other income (expense):
Interest earned on marketable securities held in Trust Account	1,104,670	—
Stock-based compensation	(62,500)	—
Total other income, net	1,042,170	—

Income (loss) before provision for income taxes	783,833	(490)
Provision for income taxes	(206,393)	—
Net income (loss)	$577,440	$(490)

Weighted average common stock outstanding, redeemable common stock	3,434,247	—
Basic and diluted net income (loss) per share, redeemable common stock	$0.09	$—
Weighted average common stock outstanding, non-redeemable common stock	2,951,897	2,500,000
Basic and diluted net income (loss) per share, non-redeemable common stock	$0.09	$(0.00)

The accompanying notes are an integral part of the financial statements.

EF HUTTON ACQUISITION CORPORATION I

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2022 AND
FOR THE PERIOD FROM MARCH 3, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – March 3, 2021 (inception)	—	$—	$—	$—	$—

Common stock issued to initial stockholders	2,875,000	288	24,712	—	25,000

Net loss	—	—	—	(490)	(490)

Balance – December 31, 2021	2,875,000	288	24,712	(490)	24,510

Stock-based compensation	—	—	62,500	—	62,500

Issuance of 257,500 private placement units	257,500	25	2,574,975	—	2,575,000

Relative fair value of public warrants at issuance	—	—	1,016,600	—	1,016,600

Relative fair value of anchor investor shares	—	—	3,626,296	—	3,626,296

Relative fair value of rights included in public units	—	—	1,329,317	—	1,329,317

Allocated value of transaction costs to common stock	—	—	(272,626)	—	(272,626)

Accretion for common stock to redemption amount	—	—	(8,361,774)	(4,114,731)	(12,476,505)

Net income	—	—	—	577,440	577,440

Balance – December 31, 2022	3,132,500	$313	$—	$(3,537,781)	$(3,537,468)

The accompanying notes are an integral part of the financial statements.

EF HUTTON ACQUISITION CORPORATION I

STATEMENTS OF CASH FLOWS

	For the Year Ended	For the Period from March 3, 2021 (inception) through
	December 31, 2022	December 31, 2021
Cash Flows from Operating Activities:
Net income (loss)	$577,440	$(490)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,104,670)	—
Stock-based compensation	62,500	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(9,082)	—
Prepaid insurance, short-term	(156,000)	—
Prepaid insurance, long-term	(29,033)	—

Accrued expenses	152,915	490
Income taxes payable	206,393	—
Net cash used in operating activities	(299,537)	—

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(116,150,000)	—
Net cash used in investing activities	(116,150,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	115,000,000	—
Proceeds from sale of Private Placement Units	2,575,000	—
Proceeds from promissory note – related party	19,700	—

Payment of offering costs	(623,953)	—

Net cash provided by financing activities	116,970,747	25,000

Net Change in Cash	521,210	25,000
Cash – Beginning of period	25,000	—
Cash – End of period	$546,210	$25,000

Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$301,797	$54,510
Accretion of Class A common stock to redemption value	$12,476,505	$—
Deferred underwriting fee payable	$4,025,000	$—

The accompanying notes are an integral part of the financial statements.

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN

EF Hutton Acquisition Corporation I (formerly EF Hutton Acquisition Corp. II) is a blank check company incorporated as a Delaware corporation on March 3, 2021. The Company was incorporated for the purpose of effecting a merger, stock capital exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”).

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from March 3, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the Initial Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

On March 4, 2021, EF Hutton Partners, LLC (“Sponsor”), purchased an aggregate of 3,450,000 shares of our common stock (up to 450,000 shares of which are subject to forfeiture, on a pro rata basis, depending upon the extent to which the underwriters’ over-allotment option is exercised) for an aggregate purchase price of $25,000. These shares are collectively referred to herein as “Founder Shares.” Thereafter on March 7, 2022, the Sponsor surrendered to the Company 575,000 founder shares for cancellation, leaving the Sponsor with 2,875,000 Founder Shares (up to 375,000 shares of which are subject to forfeiture, on a pro rata basis, depending upon the extent to which the underwriters’ over-allotment option is exercised). On March 8, 2022, the Sponsor transferred an aggregate total of 708,738 founder shares. Then on April 5, 2022, three of the initial stockholders transferred an aggregate amount of 141,624 founder shares back to the Sponsor. On May 23, 2022, the Sponsor transferred an aggregate amount of 57,500 founder shares to the other three initial stockholders.

The registration statements for the Company’s Initial Public Offering were declared effective on September 8, 2022. On September 13, 2022, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 257,500 units (each, a “Private Placement Unit” and, collectively, the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor, Kevin M. Bush (Chief Financial Officer), Paul Hodge Jr. (one of the directors) and SHR Ventures, LLC, generating gross proceeds of $2,575,000, which is described in Note 4.

Transaction costs amounted to $4,950,750, consisting $4,025,000 of deferred underwriting fees and $925,750 of other offering costs.

The Company entered into agreements with anchor investors prior to the Initial Public Offering that committed each anchor investor to purchase 9.9% tranches of the Units or the actual Units allocated to it. Additionally, each of the ten 9.9% anchor investors purchased 75,000 founder shares from certain initial stockholders, for a total of 750,000 founder shares, at the original purchase price of founder shares or $0.009 per share. Each anchor investor acquired from the initial founder share owners on a pro-rata basis, an indirect economic interest in the founder shares. The excess of the fair value of the founder shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, the offering cost were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Shares were charged to stockholders’ deficit upon the completion of the Initial Public Offering.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and the taxes payable on the interest earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will complete the initial Business Combination only if the post-Business Combination company in which its public stockholder’s own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Following the closing of the Initial Public Offering on September 13, 2022, an amount of $116,150,000 ($10.10 per Public Share) from the net proceeds of the Initial Public Offering and the sale of the Private Placement Units was placed in the Trust Account to be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that the Company is unable to complete the initial Business Combination or make certain amendments to the Company’s amended and restated certificate of incorporation, the public stockholders are entitled to receive their pro-rata share of the proceeds held in the Trust Account, plus any interest income, net of taxes paid or payable (less, in the case the Company is unable to complete the initial Business Combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per share redemption amount received by public stockholders may be less than $10.10 per share.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their shares of the Company’s common stock upon the completion of the initial Business Combination, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account described below as of two business days prior to the vote on the initial Business Combination, subject to the limitations described herein. If the Company is unable to complete the initial Business Combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time), the Company will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

The stockholders will be entitled to redeem their stock at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any, divided by the number of then outstanding public stock. The amount in the Trust Account is initially anticipated to be $10.10 per public share, regardless of whether or not the underwriters exercise any portion of their option to purchase additional units.

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding stock voted are voted in favor of the Business Combination.

Pursuant to the Company’s amended and restated certificate of incorporation, the Company will have until 9 months from the closing of the Initial Public Offering to consummate the initial Business Combination. However, if it anticipates that it may not be able to consummate its initial business combination within 9 months, it may extend the period of time to consummate a business combination up to nine times, each by an additional one-month period (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for it to consummate its initial business combination, the Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $575,000, or $0.05 per share for each one-month extension, on or prior to the date of the applicable deadline, or up to an aggregate of $5,175,000, or $0.45 per share if the Company extends for the full nine months. Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of an initial business combination. If the Company completes its initial business combination, it would repay such loaned amounts out of the proceeds of the Trust Account released to it. If the Company does not complete a business combination, it will not repay such loans. Furthermore, the letter agreement with the initial stockholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the Trust Account in the event that the Company does not complete a business combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete its initial business combination. Stockholders will not be able to vote on or redeem their shares in connection with any such extension. If the Company has not consummated the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public stock, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in the case to the Company’s obligations to provide for claims of creditors and the requirements of other applicable law.

The initial stockholders and the Company’s officers and directors have entered into a letter agreement, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholders’ vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any founder shares held by them if the Company fails to complete the initial Business Combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time), although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame.

The Sponsor has agreed that they will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the initial stockholders’ only assets are securities of the Company. Therefore, the Company cannot assure the Sponsor would be able to satisfy those obligations. None of the Company officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

On December 8, 2022, the holders of the Units of the Company were able to elect to break up the Units and separately trade the shares of Common Stock, the Rights, and the Warrants included in the Units. The Company intended that any Units not separated would continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “EFHU”, and the Common Stock, Rights and Warrants would separately trade on Nasdaq under the symbols “EFHT,” “EFHTR,” and “EFHTW,” respectively. However, due to a miscommunication by the Company, Nasdaq moved to delist the Company’s Units from Nasdaq and on January 6, 2023, Nasdaq filed a Form 25 with the SEC delisting the Company’s Units. As a result, the Company determined to and did effect a mandatory separation of the Company’s Units effective on January 18, 2023, which separated each outstanding Unit into one share of Common Stock, one Right and one Warrant. After January 18, 2023 no Units were outstanding.

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the financial statements are issued as it expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In addition, the Company has until August 13, 2023 to consummate a Business Combination, or until March 13, 2024 if the Company extends the period of time to consummate a Business Combination by the full amount of time. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by June 13, 2023 (or March 13, 2024 if the Company extends the period of time to consummate a Business Combination by the full amount of time), there will be a mandatory liquidation and subsequent dissolution. Management has determined that mandatory liquidation, should a Business Combination not occur, and an extension not approved by the stockholders of the Company, and potential subsequent dissolution and the liquidity issue raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 13, 2023 (or March 13, 2024 if the Company extends the period of time to consummate a Business Combination by the full amount of time). The Company intends to continue to search for and seek to complete a Business Combination before the mandatory liquidation date. The Company is within 12 months of its mandatory liquidation date as of the time of filing of this prospectus.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of this financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further the impact of this actions and related sanctions on the world economy are not determinable as of the date of this financial statement and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of this financial statement.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(l) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $546,210 and $25,000 in cash, and no cash equivalents as of December 31, 2022 and 2021, respectively.

Marketable Securities Held in Trust Account

At December 31, 2022, all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. As of December 31, 2021 there were no funds deposited in the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering”. Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred and presented as non-operating expenses.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

The Company’s effective tax rate was 26.3% and 0% for the year ended December 31, 2022 and the period from March 3, 2021 (inception) through December 31, 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2022, primarily due to compensation expense and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes for the year ended December 31, 2022 was $206,393. The provision for income taxes was deemed to be immaterial for the period from March 3, 2021 (inception) through December 31, 2021.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

The Company will account for its Rights as equity-classified instruments based on an assessment of the Rights’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considered whether the Rights were freestanding financial instruments pursuant to ASC 480, met the definition of a liability pursuant to ASC 480, and whether the Rights met all the requirements for equity classification under ASC 815, including whether the Rights were indexed to the Company’s own shares of common stock, among other conditions for the equity classification.

Common Stock Subject to Possible Redemption

The Company’s common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a stockholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The public shares sold as part of the Units in the Initial Public Offering were issued with other freestanding instruments (i.e., public warrants) and as such, the initial carrying value of public shares classified as temporary equity are the allocated proceeds determined in accordance with ASC 470-20. The public shares are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480- 10- S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable. Accordingly, at December 31, 2022 and 2021, shares subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares are affected by charges against additional paid in capital and accumulated deficit.

At December 31, 2022, the common stock reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(1,016,600)
Proceeds allocated to Public Rights	(1,329,317)
Common Stock issuance costs	(8,304,420)
Plus:
Remeasurement of carrying value to redemption value	12,476,505
Common stock subject to possible redemption, December 31, 2022	$116,826,168

Net Income (Loss) per Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common stock is computed by dividing net income (loss) by the weighted average number of common stock outstanding for the period. Accretion associated with the redeemable shares of Class A common stock is excluded from losses per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 11,757,500 Common Stock in the aggregate. As of December 31, 2022 and for the period from March 3, 2021 (inception) through December 31, 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings (losses) of the Company. As a result, diluted net income (loss) per common stock is the same as basic net income (loss) per common stock for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per common stock (in dollars, except per share amounts):

	For the Year Ended December 31, 2022		For The Period From March 3, 2021 (Inception) Through December 31, 2021
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
Basic and diluted net income (loss) per share of common stock
Numerator:
Allocation of net income (loss), as adjusted	$310,527	$266,913	$—	$(490)
Denominator:
Basic and diluted weighted average shares outstanding	3,434,247	2,951,897	—	2,500,000

Basic and diluted net income (loss) per share of common stock	$0.09	$0.09	$—	$(0.00)

Stock-Based Compensation

The Company adopted ASC Topic 718, Compensation—Stock Compensation, guidance to account for its stock-based compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument. The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest. Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock-based compensation expenses are included in costs and operating expenses depending on the nature of the services provided in the statement of operations.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The update simplifies the accounting for convertible instruments by removing certain separation models in Subtopic 470-20, Debt—Debt with Conversion and Other Options for convertible instruments and introducing other changes. As a result of ASU No. 2020-06, more convertible debt instruments will be accounted for as a single liability measured at its amortized cost and more convertible preferred stock will be accounted for as a single equity instrument measured at its historical cost, as long as no features require bifurcation and recognition as derivatives. The amendments are effective for smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU No. 2020-06 upon its incorporation. The impact to the balance sheet, statement of operations and cash flows was not material.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which includes a full exercise by the underwriters of their overallotment option in the amount of 1,500,000 Units, at a purchase price of $10.00 per Unit. Each unit consists of one share of common stock, one redeemable warrant and one right to receive 1/8 of one share of common stock. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor, Kevin M. Bush (Chief Financial Officer), Paul Hodge Jr. (one of the directors) and SHR Ventures, LLC purchased an aggregate of 257,500 private placement units at a price of $10.00 per unit (the “private units”). Each private unit consists of one share of common stock, one redeemable warrant and one right to received 1/8 of one share of common stock upon the consummation of the initial business combination. The Sponsor purchased an aggregate of 215,500 private units for a purchase price of $2,125,000, Mr. Bush purchased 5,000 private units for a purchase price of $50,000, Mr. Hodge purchased 10,000 private units for a purchase price of $100,000 and SHR Ventures, LLC purchased 30,000 private units for a purchase price of $300,000. The private units are identical to the units sold in the Initial Public Offering, subject to certain limited exceptions.

The warrants (the “Private Placement Warrants”) underlying the private units (including the common stock issuable upon exercise of the Private Placement Warrants) are not be transferable, assignable or saleable until 30 days after the completion of the initial Business Combination and they will not be redeemable by the Company so long as they are held by the private placement participants or their permitted transferees. Except for certain restrictions on transferability, the Private Placement Warrants have the same terms and conditions as the warrants included in the units sold in the Initial Public Offering (Note 7).

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On March 4, 2021, EF Hutton Partners, LLC, the Sponsor, purchased an aggregate of 3,450,000 shares of the Company’s common stock (up to 450,000 shares of which were subject to forfeiture, on a pro rata basis, depending upon the extent to which the underwriters’ over-allotment option is exercised) for an aggregate purchase price of $25,000. These shares are collectively referred to herein as “founder shares.” Thereafter on March 7, 2022, the Sponsor surrendered to the Company 575,000 founder shares for cancellation, leaving the Sponsor with 2,875,000 founder shares (up to 375,000 shares of which are subject to forfeiture, on a pro rata basis, depending upon the extent to which the underwriters’ over-allotment option is exercised). On March 8, 2022, the Sponsor transferred an aggregate total of 708,738 founder shares to several individuals and one entity. Then on April 5, 2022, three of the initial stockholders transferred an aggregate amount of 141,624 founder shares back to the Sponsor. On May 23, 2022, the Sponsor transferred an aggregate amount of 57,500 founder shares to the other three initial stockholders.

The founder shares are held by the following individuals and entities (referred to collectively as the “initial stockholders”) as follows: the Sponsor owns 1,607,418 founder shares, the Chief Financial Officer, Kevin M. Bush owns 79,732 founder shares, the Company’s directors, Thomas Wood owns 50,000 founder shares, Stanley Hutton Rumbough owns 50,000 founder shares, Anne Lee owns 50,000 founder shares, Paul Hodge Jr. owns 109,463 founder shares, SHR Ventures, LLC owns 178,387 founder shares and anchor investors (as described below) collectively own 750,000 founder shares.

The transfer of the founder shares to the Company’s management is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 374,614 shares transferred to the Company’s management on March 8, 2022 and May 23, 2022 and that were not transferred back to the Sponsor as of September 13, 2022 was $137,354. This set of founder shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to this set of founder shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. As of December 31, 2022, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of founder shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the founder shares. Additionally, another set of 250,000 founder shares were gifted to the Company’s directors on March 8, 2022 and under ASC 718, on March 8, 2022 had a fair value of $62,500, which has been recorded as stock-based compensation. The founder shares granted as gifts are not subject to a performance condition and as such stock-based compensation of $62,500 was recorded on the statement of operations.

The Company entered into agreements with each anchor investor prior to the Initial Public Offering that committed each anchor investor to purchase 9.9% tranches of the Units or the actual Units allocated to it. Additionally, each of the ten 9.9% anchor investors purchased 75,000 founder shares from certain initial stockholders, for a total of 750,000 founder shares, at the original purchase price of founder shares or $0.009 per share. The Company estimated the aggregate fair value of the 750,000 founders shares attributable to the anchor investors to be $3,626,296 or $4.84 per share. Each anchor investor acquired from the initial founder share owners on a pro-rata basis, an indirect economic interest in the founder shares. The excess of the fair value of the founder shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, the offering cost were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Shares were charged to stockholders’ deficit upon the completion of the Initial Public Offering.

The initial stockholders, have agreed, subject to limited exceptions, that the founder shares are not transferable or saleable until the earlier to occur of: (A) six months after the completion of the initial Business Combination, and (B) subsequent to the initial Business Combination if the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the public stockholders having the right to exchange their public shares for cash, securities or other property. Notwithstanding the foregoing, if subsequent to the Company’s initial Business Combination the last reported sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination.

Promissory Note — Related Party

The Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. This loan was non-interest bearing, unsecured and due at the closing of the Initial Public Offering. As of December 31, 2022 and 2021, the Company had borrowed $19,700 and $0, respectively, under the promissory note. The outstanding balance on the note as of December 31, 2022 is due on demand and was paid subsequent to year end. Borrowings under the promissory note are no longer available.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto, or in connection with additional deposits into the Trust Account in order to extend the time available to us to consummate the initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds on a non-interest-bearing basis as may be required. If the Company completes initial Business Combination, the Company will repay such loaned amounts out of the proceeds of the Trust Account. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Company’s initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $5,475,000 of such loans may be convertible into private units, at a price of $10.00 per unit at the option of the lender, upon consummation of the Company’s initial Business Combination. The private units are identical to the public units sold in this offering. At December 31, 2022 and 2021, no working capital loans were outstanding.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on September 8, 2022 with the private placement participants, the Company may be required to register certain securities for sale under the Securities Act. These holders and holders of units issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that the Company register certain securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by the Company. The Company will bear the costs and expenses of filing any such registration statements.

Underwriters Agreement

The underwriters had a 45-day option from the date of the Initial Public Offering to purchase up to an additional 1,500,000 Units to cover over-allotments. On September 13, 2022, simultaneously with the closing of the Initial Public Offering, the underwriters elected to fully exercise the over-allotment option to purchase an additional 1,500,000 Units at a price of $10.00 per Unit.

The underwriters are entitled to deferred underwriting commissions of 3.5% of the gross proceeds of the Initial Public Offering, or $4,025,000, upon the completion of the Company’s initial Business Combination.

Craig-Hallum Capital Group LLC (“Craig-Hallum”) acted as a qualified independent underwriter for the Initial Public Offering. The Company has agreed to indemnify Craig-Hallum against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. Craig-Hallum received a fee of $100,000 upon the completion of the Initial Public Offering for acting as qualified independent underwriter.

NOTE 7 — STOCKHOLDERS’ (DEFICIT) EQUITY

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company’s amended and restated certificate of incorporation authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.0001 per share. On March 4, 2021, the Sponsor, purchased an aggregate of 3,450,000 shares of the Company’s common stock for an aggregate purchase price of $25,000. On March 7, 2022, the Sponsor surrendered to the Company 575,000 founder shares for cancellation, leaving the Sponsor with 2,875,000 founder shares. On March 8, 2022, the Sponsor transferred an aggregate total of 708,738 founder shares. Then on April 5, 2022, three of the initial stockholders transferred an aggregate amount of 141,624 founder shares back to the Sponsor. On May 23, 2022, the Sponsor transferred an aggregate amount of 57,500 founder shares to the other three initial stockholders. The Company has 3,132,500 and 2,875,000 shares of common stock issued and outstanding, excluding 11,500,000 and no shares subject to possible redemption, as of December 31, 2022 and 2021, respectively.

Holders of common stock will vote on all matters submitted to a vote of the Company’s stockholders except as required by law. Unless specified in the Company’s second amended and restated certificate of incorporation, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s common stock that are voted is required to approve any such matter voted on by its stockholders.

Warrants — As of December 31, 2022 and 2021, 11,757,500 and no warrants were outstanding, respectively. Each warrant entitles the holder to purchase one common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a Newly Issued Price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial stockholders or its affiliates, without taking into account any founder shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Prices. The warrants will become exercisable on the later of one year from the closing of the Initial Public Offering or 30 days after the completion of its initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the common stock issuable upon exercise of the warrants. The Company will use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that, if the Company’s common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonably efforts to register or qualify the stock under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the common stock issuable upon exercise of the warrants is not effective by the 90th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the stock under applicable blue sky laws to the extent an exemption is not available.

Redemption of public and private warrants.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

●	if, and only if, the last reported sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

Rights — As of December 31, 2022 and 2021, 11,757,500 and no Rights were outstanding, respectively. Each holder of a Right will receive one-eighth (1/8) of a share of common stock upon consummation of the initial Business Combination. In the event the Company will not be the survivor upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its Rights in order to receive the one-eighth (1/8) share underlying each Right (without paying any additional consideration) upon consummation of the Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of Rights will not receive any of such funds for their Rights, and the Rights will expire worthless. No fractional shares will be issued upon conversion of any Rights.

NOTE 8 — INCOME TAX

The Company’s net deferred tax assets at December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets
Net operating loss carryforward	$—	$—
Startup/organization expenses	28,711	103
Total deferred tax assets	28,711	103
Valuation allowance	(28,711)	(103)
Deferred tax assets	$—	$—

The income tax provision for the year ended December 31, 2022 and for the period from March 3, 2021 (inception) through December 31, 2021 consists of the following:

	For the Year Ended	For The Period From March 3, 2021 (Inception) Through
	December 31, 2022	December 31, 2021
Federal
Current	$206,393	$—
Deferred	(28,608)	(103)

State and Local
Current	—	—
Deferred	—	—

Change in valuation allowance	28,608	103

Income tax provision	$206,393	$—

As of December 31, 2022 and 2021, the Company had no U.S. federal net operating loss carryovers available to offset future taxable income. The federal net operating loss can be carried forward indefinitely. As of December 31, 2022 and 2021, the Company did not have any of state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022, the change in the valuation allowance was $28,608. For the period from March 3, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $103.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

		For The Period From March 3, 2021 (Inception) Through
	December 31, 2022	December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Stock-based compensation expense	1.7%	0.0%
Valuation allowance	3.6%	(21.0)%
Income tax provision	26.3%	0.0%

The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates due to permanent book to tax differenced related to change in fair value of warrants and full valuation allowances on deferred tax assets.

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for the year ended December 31, 2022 and 2021 remain open and subject to examination.

NOTE 9 — FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2022
Assets:
Marketable securities held in Trust Account	1	$117,254,670

NOTE 10 - SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than stated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On March 3, 2023, EF Hutton Acquisition Corporation I (the “Registrant” or the “Parent”) entered into a Merger Agreement (the “Agreement”) with Humble Imports Inc, d/b/a E.C.D. Auto Design, a Florida corporation (the “Company”), ECD Auto Design UK, Ltd., an England and Wales corporation (the “ECD UK”), EFHAC Merger Sub, Inc., a Florida corporation (“Merger Sub”) and wholly-owned subsidiary of the Registrant, and Scott Wallace as Securityholder Representative, pursuant to which Merger Sub will merge with and into the Company with the Company as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). In connection with the Merger, the Parent will change its name to “E.C.D. Automotive Design Inc.” or such other name designated by the Company by notice to Parent. The Board of Directors of the Registrant (the “Board”) has unanimously (i) approved and declared advisable the Agreement, the Merger and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Agreement and related matters by the stockholders of the Registrant.

EF HUTTON ACQUISITION CORPORATION I

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current Assets
Cash	$163	$546,210
Prepaid expenses	20,498	9,082
Short-term prepaid insurance	68,033	156,000
Total Current Assets	88,694	711,292

Long-term prepaid insurance	—	29,033
Marketable securities held in Trust Account	37,746,019	117,254,670
TOTAL ASSETS	$37,834,713	$117,994,995

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$2,402,253	$153,405
Accrued offering costs	205,000	301,797
Excise tax payable	824,985	—
Promissory note – related party	—	19,700
Income taxes payable	572,510	206,393
Total Current Liabilities	4,004,748	681,295

Convertible promissory note - related party	351,488	—
Deferred underwriting fee payable	4,025,000	4,025,000
TOTAL LIABILITIES	8,381,236	4,706,295

Commitments and Contingencies (Note 6)
Common Stock subject to possible redemption, 3,492,647 and 11,500,000 shares at redemption value of $10.53 and $10.16 per share as of September 30, 2023 and December 31, 2022, respectively	36,784,791	116,826,168

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.0001 par value; 100,000,000 shares authorized; 3,132,500 shares issued and outstanding, excluding 3,492,647 and 11,500,000 shares subject to possible redemption as of September 30, 2023 and December 31, 2022, respectively	313	313
Additional paid-in capital	—	—
Accumulated deficit	(7,331,627)	(3,537,781)
TOTAL STOCKHOLDERS’ DEFICIT	(7,331,314)	(3,537,468)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$37,834,713	$117,994,995

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

EF HUTTON ACQUISITION CORPORATION I

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2023	2022	2023	2022
Formation and operating costs	$614,235	$29,636	$2,815,470	$31,483
Loss from operations	(614,235)	(29,636)	(2,815,470)	(31,483)

Other income (expense):
Compensation expense	—	—	—	(62,500)
Interest earned on marketable securities held in Trust Account	483,983	126,881	2,876,239	126,881
Total other income, net	483,983	126,881	2,876,239	64,381

(Loss) income before provision for income taxes	(130,252)	97,245	60,769	32,898
Provision for income taxes	(91,136)	(24,385)	(572,510)	(24,385)
Net (loss) income	$(221,388)	$72,860	$(511,741)	$8,513

Weighted average common stock outstanding, redeemable common stock	3,492,647	—	7,950,953	—
Basic and diluted net (loss) income per share, redeemable common stock	$(0.03)	$—	$(0.05)	$—
Weighted average common stock outstanding, non-redeemable common stock	3,132,500	5,047,582	3,132,500	3,607,152
Basic and diluted net (loss) income per share, non-redeemable common stock	$(0.03)	$0.01	$(0.05)	$0.00

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

EF HUTTON ACQUISITION CORPORATION I

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2023	3,132,500	$313	$—	$(3,537,781)	$(3,537,468)
Accretion for common stock to redemption amount	—	—	—	(939,518)	(939,518)
Net loss	—	—	—	(339,791)	(339,791)
Balance – March 31, 2023 (unaudited)	3,132,500	313	—	(4,817,090)	(4,816,777)
Accretion for common stock to redemption amount	—	—	—	(940,225)	(940,225)
Excise tax payable attributable to redemption of common stock	—	—	—	(824,985)	(824,985)
Net income	—	—	—	49,438	49,438
Balance – June 30, 2023 (unaudited)	3,132,500	313	—	(6,532,862)	(6,532,549)
Accretion for common stock to redemption amount	—	—	—	(577,377)	(577,377)
Net loss	—	—	—	(221,388)	(221,388)
Balance – September 30, 2023 (unaudited)	3,132,500	$313	$—	$(7,331,627)	$(7,331,314)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance – January 1, 2022	2,875,000	$288	$24,712	$(490)	$24,510
Net loss	—	—	—	(668)	(668)
Balance – March 31, 2022 (unaudited)	2,875,000	288	24,712	(1,158)	23,842
Stock-based compensation	—	—	62,500	—	62,500
Net loss	—	—	—	(63,679)	(63,679)
Balance – June 30, 2022 (unaudited)	2,875,000	288	87,212	(64,837)	22,663

Issuance of 257,500 private placement units	257,500	25	2,574,975	—	2,575,000
Relative fair value of public warrants at issuance	—	—	1,016,600	—	1,016,600
Relative fair value of anchor investor shares	—	—	3,626,296	—	3,626,296
Relative fair value of rights included in public units	—	—	1,329,317	—	1,329,317
Allocated value of transaction costs to common stock	—	—	(272,626)	—	(272,626)
Accretion for common stock to redemption amount	—	—	(8,361,774)	(3,438,563)	(11,800,337)
Net income	—	—	—	72,860	72,860

Balance – September 30, 2022 (unaudited)	3,132,500	$313	$—	$(3,430,540)	$(3,430,227)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

EF HUTTON ACQUISITION CORPORATION I

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(511,741)	$8,513
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Add back: non-cash compensation expense to transfer of founder shares	—	62,500
Interest earned on marketable securities held in Trust Account	(2,876,239)	(126,881)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(11,416)	(3,497)
Short-term prepaid insurance	87,967	(156,000)
Long-term prepaid insurance	29,033	(68,033)
Accounts payable and accrued expenses	2,248,848	18,588
Income taxes payable	366,117	24,385
Net cash used in operating activities	(667,431)	(240,425)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(320,000)	(116,150,000)
Cash withdrawn from Trust Account to pay franchise and income taxes	206,393	—
Cash withdrawn from Trust Account in connection with redemption	82,498,497	—
Net cash provided by (used in) investing activities	82,384,890	(116,150,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	115,000,000
Proceeds from sale of Private Placement Units	—	2,575,000
Proceeds from promissory note - related party	—	19,700
Repayment of promissory note - related party	(19,700)	—
Proceeds from convertible promissory note - related party	351,488	—
Payment of offering costs	(96,797)	(596,883)
Redemption of common stock	(82,498,497)	—
Net cash (used in) provided by financing activities	(82,263,506)	116,997,817

Net Change in Cash	(546,047)	607,392
Cash – Beginning of period	546,210	25,000
Cash – End of period	$163	$632,392

Non-Cash investing and financing activities:
Deferred underwriting fee payable	$—	$4,025,000
Offering costs included in accrued offering costs	$—	$328,867
Accretion of Class A common stock to redemption value	$2,457,120	$11,800,337
Excise tax payable attributable to redemption of common stock	$824,985	$11,800,337

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 1 — Organization and Business Operations and Going Concern

EF Hutton Acquisition Corporation I (formerly EF Hutton Acquisition Corp. II) is a blank check company incorporated as a Delaware corporation on March 3, 2021. The Company was incorporated for the purpose of effecting a merger, stock capital exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”).

The Company has one subsidiary, EFHAC Merger Sub, Inc., a wholly-owned subsidiary of the Company incorporated in Florida on February 28, 2023. As of September 30, 2023 the subsidiary had no activity.

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from March 3, 2021 (inception) through September 30, 2023 relates to the Company’s formation and the Initial Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

On March 4, 2021, EF Hutton Partners, LLC (“Sponsor”), purchased an aggregate of 3,450,000 shares of our common stock (up to 450,000 shares of which are subject to forfeiture, on a pro rata basis, depending upon the extent to which the underwriters’ over-allotment option is exercised) for an aggregate purchase price of $25,000. These shares are collectively referred to herein as “Founder Shares.” Thereafter on March 7, 2022, the Sponsor surrendered to the Company 575,000 founder shares for cancellation, leaving the Sponsor with 2,875,000 Founder Shares (up to 375,000 shares of which are subject to forfeiture, on a pro rata basis, depending upon the extent to which the underwriters’ over-allotment option is exercised). On March 8, 2022, the Sponsor transferred an aggregate total of 708,738 founder shares. Then on April 5, 2022, three of the initial stockholders transferred an aggregate amount of 141,624 founder shares back to the Sponsor. On May 23, 2022, the Sponsor transferred an aggregate amount of 57,500 founder shares to the other three initial stockholders.

The registration statements for the Company’s Initial Public Offering were declared effective on September 8, 2022. On September 13, 2022, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 257,500 units (each, a “Private Placement Unit” and, collectively, the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor, Kevin M. Bush (Chief Financial Officer), Paul Hodge Jr. (one of the directors) and SHR Ventures, LLC, generating gross proceeds of $2,575,000, which is described in Note 4.

Transaction costs amounted to $4,950,750, consisting $4,025,000 of deferred underwriting fees and $925,750 of other offering costs.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

The Company entered into agreements with anchor investors prior to the Initial Public Offering that committed each anchor investor to purchase 9.9% tranches of the Units or the actual Units allocated to it. Additionally, each of the ten 9.9% anchor investors purchased 75,000 founder shares from certain initial stockholders, for a total of 750,000 founder shares, at the original purchase price of founder shares or $0.009 per share. Each anchor investor acquired from the initial founder share owners on a pro-rata basis, an indirect economic interest in the founder shares. The excess of the fair value of the founder shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, the offering cost were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Shares were charged to stockholders’ deficit upon the completion of the Initial Public Offering.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and the taxes payable on the interest earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will complete the initial Business Combination only if the post-Business Combination company in which its public stockholder’s own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act (the “Investment Company Act”). There is no assurance that the Company will be able to complete a Business Combination successfully.

Following the closing of the Initial Public Offering on September 13, 2022, an amount of $116,150,000 ($10.10 per Public Share) from the net proceeds of the Initial Public Offering and the sale of the Private Placement Units was placed in the Trust Account to be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that the Company is unable to complete the initial Business Combination or make certain amendments to the Company’s amended and restated certificate of incorporation, the public stockholders are entitled to receive their pro-rata share of the proceeds held in the Trust Account, plus any interest income, net of taxes paid or payable (less, in the case the Company is unable to complete the initial Business Combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per share redemption amount received by public stockholders may be less than $10.10 per share.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their shares of the Company’s common stock upon the completion of the initial Business Combination, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account described below as of two business days prior to the vote on the initial Business Combination, subject to the limitations described herein. If the Company is unable to complete the initial Business Combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time), the Company will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

The stockholders will be entitled to redeem their stock at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any, divided by the number of then outstanding public stock. The amount in the Trust Account is initially anticipated to be $10.10 per public share, regardless of whether or not the underwriters exercise any portion of their option to purchase additional units.

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding stock voted are voted in favor of the Business Combination.

Pursuant to the Company’s amended and restated certificate of incorporation, the Company will have until 9 months from the closing of the Initial Public Offering to consummate the initial Business Combination. However, if it anticipates that it may not be able to consummate its initial business combination within 9 months, it may extend the period of time to consummate a business combination up to nine times, each by an additional one-month period (for a total of up to 18 months to complete a business combination). Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order to extend the time available for it to consummate its initial business combination, the Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $575,000, or $0.05 per share for each one-month extension, on or prior to the date of the applicable deadline, or up to an aggregate of $5,175,000, or $0.45 per share if the Company extends for the full nine months. Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of an initial business combination. If the Company completes its initial business combination, it would repay such loaned amounts out of the proceeds of the Trust Account released to it. If the Company does not complete a business combination, it will not repay such loans. Furthermore, the letter agreement with the initial stockholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the Trust Account in the event that the Company does not complete a business combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete its initial business combination. Stockholders will not be able to vote on or redeem their shares in connection with any such extension. If the Company has not consummated the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public stock, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in the case to the Company’s obligations to provide for claims of creditors and the requirements of other applicable law.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

The initial stockholders and the Company’s officers and directors have entered into a letter agreement, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholders’ vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or certain amendments to the Company’s charter prior thereto or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any founder shares held by them if the Company fails to complete the initial Business Combination within 9 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time), although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame.

The Sponsor has agreed that they will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the initial stockholders’ only assets are securities of the Company. Therefore, the Company cannot assure the Sponsor would be able to satisfy those obligations. None of the Company officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

On December 8, 2022, the holders of the Units of the Company were able to elect to break up the Units and separately trade the shares of Common Stock, the Rights, and the Warrants included in the Units. The Company intended that any Units not separated would continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “EFHU”, and the Common Stock, Rights and Warrants would separately trade on Nasdaq under the symbols “EFHT,” “EFHTR,” and “EFHTW,” respectively. However, due to a miscommunication by the Company, Nasdaq moved to delist the Company’s Units from Nasdaq and on January 6, 2023, Nasdaq filed a Form 25 with the SEC delisting the Company’s Units. As a result, the Company determined to and did effect a mandatory separation of the Company’s Units effective on January 18, 2023, which separated each outstanding Unit into one share of Common Stock, one Right and one Warrant. After January 18, 2023 no Units were outstanding.

As approved by the Company’s stockholders at the special meeting of Stockholders held on June 1, 2023 (the “Special Meeting”), the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on June 1, 2023 (the “Current Charter”), giving the Company the right to extend the time for the Company to complete its business combination (the “Business Combination Period”) from June 13, 2023 to March 13, 2024. In connection with the stockholders’ vote at the Special Meeting of Stockholders, 8,007,353 shares were tendered for redemption and approximately $82,498,497 was paid out of the Trust Account to the redeeming stockholders.

On June 12, 2023, the Company deposited $80,000 into the Company’s trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from June 13, 2023 to July 13, 2023 (the “Monthly Extension”). The Monthly Extension is the first of up to nine potential monthly extensions permitted under the Current Charter.

On July 12, 2023, the Company deposited $80,000 into the Company’s trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from July 13, 2023 to August 13, 2023. The Monthly Extension is the second of up to nine potential monthly extensions permitted under the Current Charter.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

On August 11, 2023, the Company deposited $80,000 into the Company’s trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from August 13, 2023 to September 13, 2023. The Monthly Extension is the third of up to nine potential monthly extensions permitted under the Current Charter.

On September 12, 2023, the Company deposited $80,000 into the Company’s trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from September 13, 2023 to October 13, 2023. The Monthly Extension is the fourth of up to nine potential monthly extensions permitted under the Current Charter.

On October 11, 2023, the Company deposited $80,000 into the Company’s trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from October 13, 2023 to November 13, 2023. The Monthly Extension is the fifth of up to nine potential monthly extensions permitted under the Current Charter (Note 9).

On November 10, 2023, the Company deposited $80,000 into the Company’s trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from November 13, 2023 to December 13, 2023. The Monthly Extension is the sixth of up to nine potential monthly extensions permitted under the Current Charter. Accordingly, unless extended further, the Company has until December 13, 2023 to complete its initial business combination (Note 9).

Going Concern

In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the financial statements are issued as it expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In addition, the Company has until December 13, 2023 to consummate a Business Combination, or until March 13, 2024 if the Company extends the period of time to consummate a Business Combination by the full amount of time. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by December 13, 2023 (or March 13, 2024 if the Company extends the period of time to consummate a Business Combination by the full amount of time), there will be a mandatory liquidation and subsequent dissolution. Management has determined that mandatory liquidation, should a Business Combination not occur, and an extension not approved by the stockholders of the Company, and potential subsequent dissolution and the liquidity issue raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these unaudited condensed consolidated financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 13, 2023 (or March 13, 2024 if the Company extends the period of time to consummate a Business Combination by the full amount of time). The Company intends to continue to search for and seek to complete a Business Combination before the mandatory liquidation date. The Company is within 12 months of its mandatory liquidation date as of the time of filing of this Quarterly Report on Form 10-Q.

Risks and Uncertainties

Management is currently evaluating the impact of the current global economic uncertainty, rising interest rates, high inflation, high energy prices, supply chain disruptions, the Israel-Hamas conflict and the Russia-Ukraine war (including the impact of any sanctions imposed in response thereto) and has concluded that while it is reasonably possible that any of these could have a negative effect on our financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude, or the extent to which they may negatively impact our business and our ability to complete an initial Business Combination.

On May 1, 2023, First Republic Bank became insolvent. Federal regulators seized the assets of the bank and negotiated a sale of its assets to JP Morgan Chase. The Company held deposits with this bank. As a result of the sale of the assets to JP Morgan Chase, the Company believes its insured and uninsured deposits are not at risk.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. Federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

In connection with the stockholders’ vote at the Special Meeting of Stockholders held on June 1, 2023, 8,007,353 shares were tendered for redemption and approximately $82,498,497 was paid out of the Trust Account to the redeeming stockholders. The Company has recorded 1% excise tax based on the amount redeemed or an aggregate amount of $824,985 excise tax payable as of September 30, 2023.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X promulgated under the Exchange Act. Certain information or footnote disclosures normally included in the condensed consolidated financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ended December 31, 2022, as filed with the SEC on March 28, 2023. The interim results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future periods.

EF HUTTON ACQUISITION CORPORATION I
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholders’ approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $163 and $546,210 in cash, and no cash equivalents as of September 30, 2023 and December 31, 2022, respectively. The Company had a working capital deficit of $3,916,054 as of September 30, 2023, and a working capital of $358,499 as of December 31, 2022.

Marketable Securities Held in Trust Account

At September 30, 2023 and December 31, 2022, all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage of $250,000. The Company has not experienced losses on this account.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering”. Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred and presented as non-operating expenses.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of September 30, 2023 and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it.

The Company’s effective tax rate was (69.97)% and 25.08% for the three months ended September 30, 2023 and 2022, respectively, 942.11% and 74.12% for the nine months ended September 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2023 and 2022, primarily due to the DE franchise tax fines and penalties, merger & acquisition expenses, and valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The Company’s financial instruments are classified as either Level 1, Level 2 or Level 3. These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

The Company will account for its Rights as equity-classified instruments based on an assessment of the Rights’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considered whether the Rights were freestanding financial instruments pursuant to ASC 480, met the definition of a liability pursuant to ASC 480, and whether the Rights met all the requirements for equity classification under ASC 815, including whether the Rights were indexed to the Company’s own shares of common stock, among other conditions for the equity classification.

Common Stock Subject to Possible Redemption

The Company’s common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, or if there is a stockholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies public shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The public shares sold as part of the Units in the Initial Public Offering were issued with other freestanding instruments (i.e., public warrants) and as such, the initial carrying value of public shares classified as temporary equity are the allocated proceeds determined in accordance with ASC 470-20. The public shares are subject to ASC 480-10-S99 and are currently not redeemable as the redemption is contingent upon the occurrence of events mentioned above. According to ASC 480- 10- S99-15, no subsequent adjustment is needed if it is not probable that the instrument will become redeemable. Accordingly, at September 30, 2023 and December 31, 2022, shares subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares are affected by charges against additional paid in capital and accumulated deficit.

At September 30, 2023 and December 31, 2022, the common stock reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(1,016,600)
Proceeds allocated to Public Rights	(1,329,317)
Common Stock issuance costs	(8,304,420)
Plus:
Remeasurement of carrying value to redemption value	12,476,505
Common shares subject to possible redemption, December 31, 2022	$116,826,168
Less:
Redemption of common stock	(82,498,497)
Plus:
Remeasurement of carrying value to redemption value	2,457,120
Common shares subject to possible redemption, September 30, 2023	$36,784,791

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Net (Loss) Income per Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per common stock is computed by dividing net (loss) income by the weighted average number of common stock outstanding for the period. Accretion associated with the redeemable shares of Class A common stock is excluded from losses per share as the redemption value approximates fair value.

The calculation of diluted (loss) income per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 11,757,500 Class A common stock in the aggregate. As of September 30, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the losses of the Company. As a result, diluted net (loss) income per common stock is the same as basic net loss per common stock for the periods presented.

The following table reflects the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2023		2022		2023		2022
	Redeemable	Non- redeemable	Redeemable	Non- redeemable	Redeemable	Non- redeemable	Redeemable	Non- redeemable
Basic and diluted net (loss) income per share of common stock
Numerator:
Allocation of net (loss) income, as adjusted	$(116,711)	$(104,677)	$—	$72,860	$(367,108)	$(144,633)	$—	$8,513
Denominator:
Basic and diluted weighted average shares outstanding	3,492,647	3,132,500	—	5,047,582	7,950,953	3,132,500	—	3,607,152

Basic and diluted net (loss) income per share of common stock	$(0.03)	$(0.03)	$—	$0.01	$(0.05)	$(0.05)	$—	$0.00

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The update simplifies the accounting for convertible instruments by removing certain separation models in Subtopic 470-20, Debt—Debt with Conversion and Other Options for convertible instruments and introducing other changes. As a result of ASU No. 2020-06, more convertible debt instruments will be accounted for as a single liability measured at its amortized cost and more convertible preferred stock will be accounted for as a single equity instrument measured at its historical cost, as long as no features require bifurcation and recognition as derivatives. The amendments are effective for smaller reporting companies for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU No. 2020-06 upon its incorporation. The impact to the balance sheet, statement of operations and cash flows was not material.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13 – Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which includes a full exercise by the underwriters of their overallotment option in the amount of 1,500,000 Units, at a purchase price of $10.00 per Unit. Each unit consists of one share of common stock, one redeemable warrant and one right to receive 1/8 of one share of common stock. Each warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share.

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Sponsor, Kevin M. Bush (Chief Financial Officer), Paul Hodge Jr. (one of the directors) and SHR Ventures, LLC purchased an aggregate of 257,500 private placement units at a price of $10.00 per unit (the “private units”). Each private unit consists of one share of common stock, one redeemable warrant and one right to received 1/8 of one share of common stock upon the consummation of the initial business combination. The Sponsor purchased an aggregate of 212,500 private units for a purchase price of $2,125,000, Mr. Bush purchased 5,000 private units for a purchase price of $50,000, Mr. Hodge purchased 10,000 private units for a purchase price of $100,000 and SHR Ventures, LLC purchased 30,000 private units for a purchase price of $300,000. The private units are identical to the units sold in the Initial Public Offering, subject to certain limited exceptions.

The warrants (the “Private Placement Warrants”) underlying the private units (including the common stock issuable upon exercise of the Private Placement Warrants) are not be transferable, assignable or saleable until 30 days after the completion of the initial Business Combination and they will not be redeemable by the Company so long as they are held by the private placement participants or their permitted transferees. Except for certain restrictions on transferability, the Private Placement Warrants have the same terms and conditions as the warrants included in the units sold in the Initial Public Offering (Note 7).

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 5 — Related Party Transactions

Founder Shares

On March 4, 2021, EF Hutton Partners, LLC, the Sponsor, purchased an aggregate of 3,450,000 shares of the Company’s common stock (up to 450,000 shares of which were subject to forfeiture, on a pro rata basis, depending upon the extent to which the underwriters’ over-allotment option is exercised) for an aggregate purchase price of $25,000. These shares are collectively referred to herein as “founder shares.” Thereafter on March 7, 2022, the Sponsor surrendered to the Company 575,000 founder shares for cancellation, leaving the Sponsor with 2,875,000 founder shares (up to 375,000 shares of which are subject to forfeiture, on a pro rata basis, depending upon the extent to which the underwriters’ over-allotment option is exercised). On March 8, 2022, the Sponsor transferred an aggregate total of 708,738 founder shares to several individuals and one entity. Then on April 5, 2022, three of the initial stockholders transferred an aggregate amount of 141,624 founder shares back to the Sponsor. On May 23, 2022, the Sponsor transferred an aggregate amount of 57,500 founder shares to the other three initial stockholders.

The founder shares are held by the following individuals and entities (referred to collectively as the “initial stockholders”) as follows: the Sponsor owns 1,607,418 founder shares, the Chief Financial Officer, Kevin M. Bush owns 79,732 founder shares, the Company’s directors, Thomas Wood owns 50,000 founder shares, Stanley Hutton Rumbough owns 50,000 founder shares, Anne Lee owns 50,000 founder shares, Paul Hodge Jr. owns 109,463 founder shares, SHR Ventures, LLC owns 178,387 founder shares and anchor investors (as described below) collectively own 750,000 founder shares.

The transfer of the founder shares to the Company’s management is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 374,614 shares transferred to the Company’s management on March 8, 2022 and May 23, 2022 and that were not transferred back to the Sponsor as of September 13, 2022 was $137,354. This set of founder shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to this set of founder shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. As of September 30, 2023, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of founder shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the founder shares. Additionally, another set of 250,000 founder shares were gifted to the Company’s directors on March 8, 2022 and under ASC 718, on March 8, 2022 had a fair value of $62,500, which has been recorded as stock-based compensation. The founder shares granted as gifts are not subject to a performance condition and as such stock-based compensation of $62,500 was recorded on the condensed consolidated statement of operations.

The Company entered into agreements with each anchor investor prior to the Initial Public Offering that committed each anchor investor to purchase 9.9% tranches of the Units or the actual Units allocated to it. Additionally, each of the ten 9.9% anchor investors purchased 75,000 founder shares from certain initial stockholders, for a total of 750,000 founder shares, at the original purchase price of founder shares or $0.009 per share. The Company estimated the aggregate fair value of the 750,000 founders shares attributable to the anchor investors to be $3,626,296 or $4.84 per share. Each anchor investor acquired from the initial founder share owners on a pro-rata basis, an indirect economic interest in the founder shares. The excess of the fair value of the founder shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, the offering cost were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Shares were charged to stockholders’ deficit upon the completion of the Initial Public Offering.

The initial stockholders, have agreed, subject to limited exceptions, that the founder shares are not transferable or saleable until the earlier to occur of: (A) six months after the completion of the initial Business Combination, and (B) subsequent to the initial Business Combination if the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the public stockholders having the right to exchange their public shares for cash, securities or other property. Notwithstanding the foregoing, if subsequent to the Company’s initial Business Combination the last reported sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Promissory Note — Related Party

The Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Initial Public Offering. This loan was non-interest bearing, unsecured and due at the closing of the Initial Public Offering. The outstanding balance on the note as of December 31, 2022 of $19,700 was fully paid on February 9, 2023. As of September 30, 2023 there was no outstanding balance under the promissory note and borrowings under the note are no longer available.

Convertible Promissory Note – Related Party

On August 21, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $181,488 to the Sponsor, in exchange for the Sponsor advancing $181,488 to the Company to fund extensions of the amount of time the Company has to complete its initial business combination and to fund working capital expenses. The full principal amount of $181,488 has been fully received by the Company in August 2023. The Company received an additional $170,000 of funding in advance from the Sponsor during the quarter ended September 30, 2023, after fully utilizing the $181,488 promissory note. The additional funding in advance received by the Company were memorialized on November 29, 2023, when the Company issued a new unsecured promissory note in the aggregate principal amount of $362,798 to the Sponsor, in exchange for the Sponsor advancing $362,798 to the Company to fund extensions of the amount of time the Company has to complete its initial business combination and to fund working capital expenses (see Note 9). On November 30, 2023, the Company issued another unsecured promissory note in the aggregate principal amount of $60,000 to the Sponsor, in exchange for the Sponsor advancing $60,000 to the Company to fund extensions of the amount of time the Company has to complete its initial business combination and to fund working capital expenses (see Note 9). These Notes do not bear interest and mature upon the closing of an initial business combination by the Company. In addition, at the option of the holder, these Notes may be paid by the Company through the issuance of private placement units of the Company at a price of $10.00 per unit. The loans will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. The Company has determined that bifurcation of a single derivative that comprises all of the fair value of the conversion feature(s) (i.e., derivative instrument(s)) is NOT necessary under ASC 815-15-25-7 through 25-10. As a result, all debt proceeds received have been allocated to the debt host at Par (i.e., recorded at proceeds received). Because the convertible debt instrument is accounted for as a liability in its entirety it does not result in any gain or loss if the conversion feature is exercised in accordance with the original conversion terms (ASC 470-20-40-4). As of September 30, 2023, the Company had an outstanding balance of $351,488 under these notes.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto, or in connection with additional deposits into the Trust Account in order to extend the time available to us to consummate the initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds on a non-interest-bearing basis as may be required. If the Company completes initial Business Combination, the Company will repay such loaned amounts out of the proceeds of the Trust Account. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Company’s initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $5,475,000 of such loans may be convertible into private units, at a price of $10.00 per unit at the option of the lender, upon consummation of the Company’s initial Business Combination. The private units are identical to the public units sold in this offering. At September 30, 2023 and December 31, 2022, no working capital loans were outstanding.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 6 — Commitments and Contingencies

Registration Rights

Pursuant to a registration rights agreement entered into on September 8, 2022 with the private placement participants, the Company may be required to register certain securities for sale under the Securities Act. These holders and holders of units issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that the Company register certain securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by the Company. The Company will bear the costs and expenses of filing any such registration statements.

Underwriters Agreement

The underwriters had a 45-day option from the date of the Initial Public Offering to purchase up to an additional 1,500,000 Units to cover over-allotments. On September 13, 2022, simultaneously with the closing of the Initial Public Offering, the underwriters elected to fully exercise the over-allotment option to purchase an additional 1,500,000 Units at a price of $10.00 per Unit.

The underwriters are entitled to deferred underwriting commissions of 3.5% of the gross proceeds of the Initial Public Offering, or $4,025,000, upon the completion of the Company’s initial Business Combination.

Craig-Hallum Capital Group LLC (“Craig-Hallum”) acted as a qualified independent underwriter for the Initial Public Offering. The Company has agreed to indemnify Craig-Hallum against certain liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. Craig-Hallum received a fee of $100,000 upon the completion of the Initial Public Offering for acting as qualified independent underwriter.

Merger Agreement

On March 3, 2023, EF Hutton Acquisition Corporation I (the “Registrant” or the “Parent”) entered into a Merger Agreement (the “Agreement”) with Humble Imports Inc., d/b/a E.C.D. Auto Design, a Florida corporation (“ECD”), ECD Auto Design UK, Ltd., an England and Wales corporation (the “ECD UK Subsidiary”), EFHAC Merger Sub, Inc., a Florida corporation (“Merger Sub”) and wholly-owned subsidiary of the Registrant, and Scott Wallace as Securityholder Representative, pursuant to which Merger Sub will merge with and into ECD with ECD as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). In connection with the Merger, the Parent will change its name to “E.C.D. Automotive Design Inc.” or such other name designated by ECD by notice to Parent. The Board of Directors of the Registrant (the “Board”) has unanimously (i) approved and declared advisable the Agreement, the Merger and the other transactions contemplated thereby, and (ii) resolved to recommend approval of the Agreement and related matters by the stockholders of the Registrant.

First Amendment to the Merger Agreement

On October 14, 2023, the Company, Humble, ECD UK Subsidiary, Merger Sub, and Scott Wallace entered into the first amendment to the Merger Agreement (the “Amendment”), which provides, among other things, that in exchange for 100% of the outstanding equity of Humble, the Company will issue 25,100,000 shares of Parent Common Stock, 39,000 shares of Parent Preferred Stock, a warrant to purchase shares of Parent Common Stock, a warrant to purchase shares of Parent Preferred Stock and a cash payment of $2,000,000 pro rate to the former security holders of Humble. The Amendment also removed the minimum cash closing condition contained in the Merger Agreement and replaced it with a condition to closing the Business Combination that the Company close the senior secured convertible note in the principal amount of $15,819,209 (Note 9).

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Satisfaction and Discharge Agreement

On October 14, 2023, the Company and Humble entered into a Satisfaction and Discharge Agreement, pursuant to which the parties agreed that the Company’s deferred underwriting commission in the aggregate amount of $4,025,000 and the PIPE placement agent fee in the aggregate amount of $1,370,000 will be settled with (1) a cash payment in the amount of $500,000 at Closing and (2) issuance of 500,000 shares of Parent Common Stock to the Company, or its designees at Closing (Note 9).

Merger Consideration

At the closing of the Merger, the Parent will issue 21 million shares of its common stock, par value $0.0001 per share (the “Parent Common Stock”) to the former security holders of ECD, as further described in the Agreement. Parent will also pay the former security holders of ECD a cash payment of $15,000,000 as consideration for the Merger.

PIPE

Parent and ECD shall use commercially reasonable efforts to raise capital in an aggregate amount of approximately $65 million through a private placement of Parent Common Stock.

Company Support Agreement

Concurrent with the execution of the Agreement, certain stockholders of ECD entered into a Company Stockholder Support Agreement with the Registrant and ECD in which each such stockholder agreed to vote their shares of Company Capital Stock in favor of the Agreement and the transactions contemplated thereby. Stockholders also agreed to waive any rights of appraisal, dissenter’s rights, and any similar rights under applicable law and not to sell or otherwise transfer any of their shares of Company Capital Stock unless the buyer, assignee, or transferee thereof executes a joinder agreement to the Company Stockholder Support Agreement.

Parent Support Agreement

Concurrent with the execution of the Agreement, EF Hutton Partners, LLC (the “Sponsor”) and the pre-IPO investors in the Parent, entered into a Parent Stockholder Support Agreement with ECD and the Registrant in which the Sponsor and the pre-IPO investors in the Parent agreed to (i) not transfer any shares or redeem any shares of Parent Common Stock held by it unless the buyer, assignee, or transferee thereof executes a joinder agreement to the Parent Stockholder Support Agreement and (ii) to vote in favor of the adoption of the Agreement and the other proposals to be presented at the special meeting of stockholders at which the Agreement and related proposals are considered.

Note 7 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2023 and December 31, 2022, there were no shares of preferred stock issued and outstanding.

Common Stock — The Company’s amended and restated certificate of incorporation authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.0001 per share. On March 4, 2021, the Sponsor, purchased an aggregate of 3,450,000 shares of the Company’s common stock for an aggregate purchase price of $25,000. On March 7, 2022, the Sponsor surrendered to the Company 575,000 founder shares for cancellation, leaving the Sponsor with 2,875,000 founder shares. On March 8, 2022, the Sponsor transferred an aggregate total of 708,738 founder shares. Then on April 5, 2022, three of the initial stockholders transferred an aggregate amount of 141,624 founder shares back to the Sponsor. On May 23, 2022, the Sponsor transferred an aggregate amount of 57,500 founder shares to the other three initial stockholders. In connection with the stockholders’ vote at the Special Meeting of Stockholders held by the Company on June 1, 2023, 8,007,353 shares were tendered for redemption. The Company has 3,132,500 shares of common stock issued and outstanding, excluding 3,492,647 and 11,500,000 shares subject to possible redemption, as of September 30, 2023 and December 31, 2022, respectively.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Holders of common stock will vote on all matters submitted to a vote of the Company’s stockholders except as required by law. Unless specified in the Company’s second amended and restated certificate of incorporation, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of the Company’s common stock that are voted is required to approve any such matter voted on by its stockholders.

Warrants — As of September 30, 2023 and December 31, 2022, 11,757,500 warrants were outstanding. Each warrant entitles the holder to purchase one common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a Newly Issued Price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the initial stockholders or its affiliates, without taking into account any founder shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Prices. The warrants will become exercisable on the later of one year from the closing of the Initial Public Offering or 30 days after the completion of its initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the common stock issuable upon exercise of the warrants. The Company will use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that, if the Company’s common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonably efforts to register or qualify the stock under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the common stock issuable upon exercise of the warrants is not effective by the 90th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the stock under applicable blue sky laws to the extent an exemption is not available.

Redemption of public and private warrants.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable to each warrant holder; and

●	if, and only if, the last reported sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

Rights — As of September 30, 2023 and December 31, 2022, 11,757,500 Rights were outstanding. Each holder of a Right will receive one-eighth (1/8) of a share of common stock upon consummation of the initial Business Combination. In the event the Company will not be the survivor upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its Rights in order to receive the one-eighth (1/8) share underlying each Right (without paying any additional consideration) upon consummation of the Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of Rights will not receive any of such funds for their Rights, and the Rights will expire worthless. No fractional shares will be issued upon conversion of any Rights.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 8 — Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at September 30, 2023 and December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2023	December 31, 2022
Assets:
Marketable securities held in Trust Account	1	$37,746,019	$117,254,670

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

Trust Deposit

On October 11, 2023, the Company deposited $80,000 into the Company’s trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from October 13, 2023 to November 13, 2023. The Monthly Extension is the fifth of up to nine potential monthly extensions permitted under the Current Charter.

On November 10, 2023, the Company deposited $80,000 into the Company’s trust account allowing the Company to extend the period of time it has to consummate its initial business combination by one month from November 13, 2023 to December 13, 2023. The Monthly Extension is the sixth of up to nine potential monthly extensions permitted under the Current Charter. Accordingly, unless extended further, the Company has until December 13, 2023 to complete its initial business combination.

Issuance of New Promissory Note

On November 29, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $362,798 to the Sponsor, in exchange for the Sponsor advancing $362,798 to the Company to fund extensions of the amount of time the Company has to complete its initial business combination and to fund working capital expenses. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement units of the Company at a price of $10.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination.

EF HUTTON ACQUISITION CORPORATION I

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

On November 30, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $60,000 to the Sponsor, in exchange for the Sponsor advancing $60,000 to the Company to fund extensions of the amount of time the Company has to complete its initial business combination and to fund working capital expenses. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement units of the Company at a price of $10.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination.

Securities Purchase Agreement

On October 6, 2023, the Company entered into a securities purchase agreement (the “SPA”) with an institutional investor (the “Lender”) pursuant to which the Company agreed to execute and deliver to the Lender a senior secured convertible note (the “Note”), in exchange for a loan in the principal amount of $15,819,209. The Note shall accrue interest at an annual rate equal to the Prime Interest rate plus 5% per annum which is payable monthly in cash or, upon the Company’s option, in securities of the Company provided certain conditions are met at the increased interest rate of the Prime Interest rate plus 8% per annum. The Company is required to pay a late charge of 12% per annum (“Late Charges”) on any amount of principal or other amounts that are not paid when due. The Note is convertible into shares of the Company’s common stock, par value $.0001 per share (“Common Stock”) at the option of the Lender at a conversion price of $10.00 per share, subject to a one-time downward adjustment on the effective date of the registration statement providing for the resale of the common stock issuable upon conversion of the Note to a conversion price equal to the prior 5-day volume weighted average price, subject to a floor of $6.00. The conversion price is subject to a downward adjustment if the Company issues equity in the future at a price less than $10.00, except for equity issued in connection with certain strategic acquisitions. The conversion price is also subject to a downward adjustment if the Company fails to satisfy certain performance conditions set forth in the Note. Upon the Lender’s conversion of the Note, the conversion amount shall be equal to 115% of the principal amount to be converted under the Note plus any accrued and unpaid interest, and accrued and unpaid Late Charges on such principal and interest, if any (the “Conversion Rate”). Lender’s ability to convert the Note into shares of Common Stock is subject to a 4.99% blocker, such that Lender cannot convert the Note into shares of Common Stock to the extent it will make the Lender a beneficial owner of more than 4.99% of the Common Stock. The Company has the option to prepay the Note, upon thirty (30) business day written notice, by paying the product of the 20% redemption premium multiplied by the greater of (i) the conversion amount to be redeemed and (ii) the product of (x) the Conversion Rate with respect to the conversion amount to be redeemed multiplied by (y) the greatest closing sale price of our Common Stock on any trading day immediately preceding such notice of redemption and the date the Company makes the entire payment required. Based on the terms of the Note, the Company will receive proceeds under the Note in an amount of $13,700,000, before payment of expenses.

The SPA provides further that the Company shall execute and deliver to the Lender a security agreement, providing the Lender a security interest in all of the Company’s current assets and to be acquired assets (the “Security Agreement”). The Company shall also execute and deliver to the Lender a registration rights agreement to provide the Lender with certain registration rights in connection with the shares Common Stock into which the Note is convertible (the “Registration Rights Agreement”).

The SPA also provides that (a) Humble and ECD Auto Design UK Ltd. shall execute a guaranty (the “Guaranty”) to guaranty the obligations under the SPA, the Note and the Security Agreement, (b) all insider stockholders of the Common Stock shall execute a lock-up agreement (the “Lock-Up Agreement”) restricting their sale of the Common Stock until six (6) months after the registration statement registering the shares of Common Stock underlying the Note is declared effective, and (c) a joinder agreement (the “Joinder Agreement”), pursuant to which Humble and ECD Auto Design UK Ltd. agree and consent to be parties to the Security Agreement.

First Amendment to the Merger Agreement

On October 14, 2023, the Company, Humble, ECD UK Subsidiary, Merger Sub, and Scott Wallace entered into the first amendment to the Merger Agreement (the “Amendment”), which provides, among other things, that in exchange for 100% of the outstanding equity of Humble, the Company will issue 25,100,000 shares of Parent Common Stock, 39,000 shares of Parent Preferred Stock, a warrant to purchase shares of Parent Common Stock, a warrant to purchase shares of Parent Preferred Stock and a cash payment of $2,000,000 pro rate to the former security holders of Humble. The Amendment also removed the minimum cash closing condition contained in the Merger Agreement and replaced it with a condition to closing the Business Combination that the Company close the senior secured convertible note in the principal amount of $15,819,209.

Satisfaction and Discharge Agreement

On October 14, 2023, the Company and Humble entered into a Satisfaction and Discharge Agreement, pursuant to which the parties agreed that the Company’s deferred underwriting commission in the aggregate amount of $4,025,000 and the PIPE placement agent fee in the aggregate amount of $1,370,000 will be settled with (1) a cash payment in the amount of $500,000 at Closing and (2) issuance of 500,000 shares of Parent Common Stock to the Company, or its designees at Closing.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement.

Amount to be paid
SEC registration fee	$	[_]
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and miscellaneous expenses		*
Total		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 14. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Charter will contain provisions limiting the liability of the members of ECD’s board of directors, and ECD’s amended and restated bylaws, which will be effective upon the consummation of the Business Combination, will provide that ECD will indemnify each of the members of ECD’s board of directors and officers to the fullest extent permitted under Delaware law. ECD’s bylaws will also provide the board of directors with discretion to indemnify employees and agents of ECD.

ECD intends to enter into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements will provide that ECD will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of ECD’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Charter and ECD’s amended and restated bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, ECD will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Item 15. Recent Sales of Unregistered Securities

The Company has not sold any within the past three years which were not registered under the Securities Act except as follows:

Private Placements in Connection with the EFHT’s IPO

EF Hutton Partners, LLC, EFHT’s sponsor, purchased an aggregate of 3,450,000 shares of our common stock for an aggregate purchase price of $25,000. These shares are collectively referred to herein as “Founder Shares.” Thereafter on March 7, 2022, EFHT’s sponsor surrendered to EFHAC 575,000 founder shares for cancellation, leaving the sponsor with 2,875,000 founder shares. On March 8, 2022, EFHT’s sponsor transferred an aggregate total of 708,738 founder shares. Then on April 5, 2022, three of EFHT’s initial stockholders transferred an aggregate amount of 141,624 founder shares back to EFHT’s sponsor. On May 23, 2022, EFHT’s sponsor transferred an aggregate amount of 57,500 founder shares to the other three initial stockholders.

As of July 27, 2022, the founder shares were held by the following individuals and entities (who we refer to collectively as the “initial stockholders” throughout this Form S-4) as follows: the sponsor owns 2,250,386 founder shares, EFHT’s Chief Financial Officer, Kevin M. Bush owns 91,624 founder shares, EFHT’s directors, Thomas Wood owns 50,000 founder shares, Stanley Hutton Rumbough owns 50,000 founder shares, Anne Lee owns 50,000 founder shares, Paul Hodge Jr. owns 133,248 founder shares and SHR Ventures, LLC owns 249,742 founder shares.

Prior to the IPO, EFHT entered into agreements with certain anchor investors that committed each anchor investor to purchase 9.9% tranches of the Units or the actual Units allocated to it. Additionally, each of the ten 9.9% anchor investors purchased 75,000 founder shares from certain initial stockholders, for a total of 750,000 founder shares, at the original purchase price of founder shares or $0.009 per share. Each anchor investor acquired from the initial founder share owners on a pro-rata basis, an indirect economic interest in the founder shares.

On September 8, 2022, EFHT’s sponsor, SHR Ventures LLC, Paul Hodge, Jr. and Kevin Bush purchased an aggregate of 257,500 Private Units in a private placement at $10.00 per Private Unit.

No underwriting discounts or commissions were paid with respect to the foregoing sales.

PIPE Investment

Convertible Note

On October 6, 2023, EFHT and Defender SPV LLC entered into a definitive Stock Purchase Agreement pursuant to which EFHT agreed to issue a senior secured convertible note (the “Convertible Note”) with an aggregate principal amount equal to $15,819,209 to Defender SPV LLC in exchange for a loan in the original principal amount of $15,819,209 in a private placement to be consummated immediately prior to the consummation of the Business Combination.

Convertible Notes

On December 12, 2023, EFHT issued the Convertible Note with an aggregate principal amount equal to $15,819,209 to Defender SPV LLC, pursuant to the previously disclosed Stock Purchase Agreement dated October 6, 2023.

Underwriter and Vendor Shares

At the closing of the Business Combination, the Company issued an aggregate of 750,000 shares of common stock to EF Hutton LLC, in partial satisfaction of fees due to such parties in connection with the Business Combination.

Private Sale

On January 11, 2024, the Company completed the sale of 25,000 shares of Common Stock to Benjamin Piggott, a director of the Company, at a price of $10.00 per share for an aggregate purchase price of $250,000, in a private transaction. A copy of the Subscription Agreement is attached hereto as Exhibit 10.13.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

No.	Description of Exhibit
2.1	Merger Agreement, dated March 3, 2023 by and among EF Hutton Acquisition Corporation I, Humble Imports Inc. d/b/a ECD Auto Design, ECD Auto Design UK, Ltd. and EFHAC Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2023).
2.2	First Amendment, dated October 14, 2023, to the Merger Agreement by and between EF Hutton Acquisition Corporation I, Humble Imports Inc., d/b/a E.C.D. Auto Design, ECD Auto Design UK, Ltd., EFHAC Merger Sub, Inc. and Scott Wallace as Securityholder Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2023).
2.3	Certificate of Merger, dated December 12, 2023 (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
3.1	Amended and Restated Certificate of Incorporation of EF Hutton Acquisition Corporation I. (incorporated by reference to Exhibit 3.1 to the Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on November 6, 2023).
3.2	Amendment to the Amended and Restated Certificate of Incorporation of EF Hutton Acquisition Corporation I (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
3.3	Second Amended and Restated Certificate of Incorporation of EF Hutton Acquisition Corporation I (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
3.4	Certificate of Designation of the Series A Convertible Preferred Stock of ECD Automotive Design, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
3.5	Amended and Restated Bylaws of EF Hutton Acquisition Corporation I (incorporated by reference to Exhibit 3.3 to the Amendment No. 3 to the registration statement on Form S-4, filed by the Registrant with the SEC on November 6, 2023).
3.6	Second Amended and Restated Bylaws of ECD Automotive Design, Inc. (incorporated by reference to Exhibit 3.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
4.1	Warrant to Purchase Common Stock of ECD Automotive Design, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
4.2	Warrant to Purchase Series A Convertible Preferred Stock of ECD Automotive Design, Inc. (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
5.1**	Legal opinion of Loeb & Loeb LLP
10.1	Company Lock-Up Agreement, dated December 12, 2023, by and among the undersigned and EF Hutton Acquisition Corporation I (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
10.2	Sponsor Lock-Up Agreement, dated December 12, 2023, by and among the undersigned and EF Hutton Acquisition Corporation I (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
10.3	Restrictive Covenant Agreement, dated December 12, 2023, by and among EF Hutton Acquisition Corporation I, Humble Imports d/b/a ECD Auto Design (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
10.4	Amended and Restated Registration Rights Agreement, dated December 12, 2023 by and among certain stockholders and EF Hutton Acquisition Corporation I (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
10.5	Satisfaction and Discharge Agreement Amendment, dated October 14, 2023, by and between EF Hutton Acquisition Corporation I, EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) and Humble Imports Inc. d/b/a E.C.D. Auto Design (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2023).
10.6	Amended and Restated Satisfaction and Discharge Agreement Amendment, dated December 12, 2023, by and between EF Hutton Acquisition Corporation I, and EF Hutton LLC (f/k/a EF Hutton, division of Benchmark Investments, LLC) and Humble Imports Inc., d/b/a E.C.D. Auto Design (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2023).
10.7	Senior Secured Promissory Note, dated December 12, 2023, issued by EF Hutton Acquisition Corporation I to Defender SPV LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).

10.8	Security Agreement, dated December 12, 2023, by and among EF Hutton Acquisition Corporation I, Humble Imports Inc. d/b/a ECD Auto Design, ECD Auto Design UK, Ltd., and Defender SPV LLC (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
10.9	Intellectual Property Security Agreement, dated December 12, 2023 by Humble Imports Inc. d/b/a ECD Auto Design, ECD Auto Design UK, Ltd in favor of Defender SPV LLC (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
10.10	Registration Rights Agreement, dated December 12, 2023, by and between EF Hutton Acquisition Corporation I and Defender SPV LLC (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
10.11	Guaranty, dated December 12, 2023 by and among Humble Imports Inc. d/b/a ECD Auto Design, ECD Auto Design UK, Ltd. and Defender SPV LLC (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
10.12	Lock-up Agreement, dated December 12, 2023, by and among EF Hutton Acquisition Corporation I and certain securityholders of EF Hutton Acquisition Corporation I and Humble Imports Inc. d/b/a ECD Auto Design (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
10.13	Securities Subscription Agreement, dated January 11, 2024, between ECD Automotive Design, Inc. and Benjamin Piggott (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2024).
10.14	The ECD Automotive Design, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 4.7 to the registration statement on Form S-4 filed with the Securities and Exchange Commission on October 19, 2023).
14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2023).
23.1*	Consent of Marcum LLP
23.2*	Consent of BF Borgers CPA PC
23.3**	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107***	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment.
***	Previously Filed

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kissimmee, State of Florida on February 21, 2024.

ECD Automotive Design, Inc.

By:	/s/ Raymond Cole
	Name:	Raymond Cole
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Raymond Cole, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 21st day of February, 2024.

Signature	Title

/s/ Scott Wallace	Chief Executive Officer and Chairman
Scott Wallace	(Principal Executive Officer)

/s/ Raymond Cole	Chief Financial Officer
Raymond Cole	(Principal Financial and Accounting Officer)

/s/ Emily Humble	Chief Product Officer and Director
Emily Humble

/s/ Thomas Humble	Chief Experience Officer and Director
Thomas Humble

/s/ Patrick Lavelle	Director
Patrick Lavelle

/s/ Robert Machinist	Director
Robert Machinist

/s/ Benjamin Piggott	Director
Benjamin Piggott

/s/ Thomas Wood	Director
Thomas Wood